                                                                     EXHIBIT 4.3

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                          SCHEIN PHARMACEUTICAL, INC.,


                                  $100,000,000
                       SENIOR SUBORDINATED LOAN AGREEMENT


                          Dated as of December 20, 1996


                                SOCIETE GENERALE
                             as Administrative Agent


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
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                               TABLE OF CONTENTS

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                                   ARTICLE I

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                    Definitions ...........................................    1
SECTION 1.1. Defined Terms ................................................    1
SECTION 1.2. Terms Generally ..............................................   19

                                   ARTICLE II

                   The Loans ..............................................   19
SECTION 2.1. Commitments ..................................................   19
SECTION 2.2. Loans ........................................................   20
SECTION 2.3. Borrowing Procedure ..........................................   21
SECTION 2.4. Evidence of Debt; Repayment of Loans .........................   21
SECTION 2.5. Fees .........................................................   22
SECTION 2.6. Interest on Loans ............................................   22
SECTION 2.7. Default Interest .............................................   23
SECTION 2.8. Alternate Rate of Interest ...................................   23
SECTION 2.9. Conversion and Continuation of Borrowings ....................   23
SECTION 2.10. Optional Prepayment .........................................   25
SECTION 2.11. Mandatory Prepayments .......................................   25
SECTION 2.12. Reserve Requirements; Change in Circumstances ...............   26
SECTION 2.13. Change in Legality ..........................................   27
SECTION 2.14. Indemnity ...................................................   28
SECTION 2.15. Pro Rata Treatment ..........................................   29
SECTION 2.16. Sharing of Setoffs ..........................................   29
SECTION 2.17. Payments ....................................................   29
SECTION 2.18. Taxes .......................................................   30
SECTION 2.19. Assignment of Commitments under Certain Circumstances;
                    Duty To Mitigate ......................................   32
SECTION 2.20. Conversion Notes ............................................   33

                                  ARTICLE III

                   Representations and Warranties of the Borrower .........   34
SECTION 3.1. Organization; Powers .........................................   34
SECTION 3.2. Authorization ................................................   34
SECTION 3.3. Enforceability ...............................................   35
SECTION 3.4. Governmental Approvals .......................................   35
SECTION 3.5. Financial Statements .........................................   35
SECTION 3.6. No Material Adverse Change ...................................   35
SECTION 3.7. Title to Properties; Possession under Leases .................   35
SECTION 3.8. Subsidiaries .................................................   36

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
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
 SECTION 3.9. Litigation; Compliance with Laws ............................   36
 SECTION 3.10. Agreements .................................................   36
 SECTION 3.11. Federal Reserve Regulations ................................   36
 SECTION 3.12. Investment Company Act; Public Utility Holding Borrower
               Act ........................................................   37
 SECTION 3.13. Use of Proceeds ............................................   37
 SECTION 3.14. Tax Returns ................................................   37
 SECTION 3.15. No Material Misstatements ..................................   37
 SECTION 3.16. Employee Benefit Plans .....................................   37
 SECTION 3.17. Environmental Matters ......................................   38
 SECTION 3.18. Insurance ..................................................   39
 SECTION 3.19. Solvency ...................................................   39
 SECTION 3.20. Labor Matters ..............................................   39
 SECTION 3.21. Capitalization of the Borrower .............................   40
 SECTION 3.22. Shareholders Agreements ....................................   40

                                   ARTICLE IV

                   Closing Conditions .....................................   40
SECTION 4.1. Proceedings Satisfactory .....................................   40
SECTION 4.2. Opinions of Counsel to the Borrower and each Subsidiary ......   41
SECTION 4.3. Representations and Warranties True, Etc.; Certificates ......   41
SECTION 4.4. Consents and Approvals .......................................   41
SECTION 4.5. Amendment to Chase Credit Agreement ..........................   41
SECTION 4.6. Guarantee ....................................................   41
SECTION 4.7. Conversion Notes Registration Rights Agreement ...............   41
SECTION 4.8. Fees .........................................................   41
SECTION 4.9. Indemnity, Subrogation and Contribution Agreement ............   42

                                   ARTICLE V

                   Affirmative Covenants ..................................   42
SECTION 5.1. Existence; Businesses and Properties .........................   42
SECTION 5.2. Insurance ....................................................   42
SECTION 5.3. Obligations and Taxes ........................................   42
SECTION 5.4. Financial Statements, Reports, etc ...........................   43
SECTION 5.5. Litigation and Other Notices .................................   44
SECTION 5.6. Employee Benefits ............................................   44
SECTION 5.7. Maintaining Records; Access to Properties and Inspections ....   44
SECTION 5.8. Compliance with Environmental Laws ...........................   45
SECTION 5.9. Preparation of Environmental Reports .........................   45
SECTION 5.10. Further Assurances ..........................................   45
SECTION 5.11. Registration of Conversion Notes ............................   45
SECTION 5.12. Refinancing .................................................   45
SECTION 5.13. Syndication of Loans ........................................   46

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
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                                                                            Page
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                                   ARTICLE VI
                    Negative Covenants ....................................   46
 SECTION 6.1. Indebtedness ................................................   46
 SECTION 6.2. Liens .......................................................   47
 SECTION 6.3. Sale and Lease-Back Transactions ............................   48
 SECTION 6.4. Investments, Loans and Advances .............................   49
 SECTION 6.5. Mergers, Consolidations and Sales of Assets .................   50
 SECTION 6.6. Dividends and Distributions; Restrictions on Ability of
                    Subsidiaries To Pay Dividends .........................   50
 SECTION 6.7. Transactions with Affiliates ................................   50
 SECTION 6.8. Business of Borrower and Subsidiaries .......................   51
 SECTION 6.9. Operating Leases ............................................   51
 SECTION 6.10. Amendments of Certain Agreements ...........................   51
 SECTION 6.11. Fiscal Year ................................................   51
 SECTION 6.12. Payment on Other Indebtedness ..............................   51
 SECTION 6.13. Net Worth ..................................................   52

                                  ARTICLE VII

                   Events of Default ......................................   52
 SECTION 7.1. Events of Default ...........................................   52

                                  ARTICLE VIII

                    Subordination .........................................   54
 SECTION 8.1. Subordinated Indebtedness Subordinated
        to Senior Indebtedness ............................................   54
 SECTION 8.2. Subordinated Indebtedness Subordinated
        to Prior Payment of All Senior Indebtedness on Dissolution,
        Liquidation, Reorganization, Etc ..................................   55
 SECTION 8.3. No Payments With Respect to
        Subordinated Indebtedness in Certain Circumstances ................   56
 SECTION 8.4. Holders of Subordinated Indebtedness
        to be Subrogated to Rights of Holders of Senior Indebtedness ......   58
 SECTION 8.5. Obligations of the Borrower and
        the Guarantors Unconditional ......................................   58
 SECTION 8.6. Holders of Subordinated Indebtedness
        Entitled to Assume Payments Not Prohibited in Absence of Notice ...   59
 SECTION 8.7. Effect of Failure to Pay Subordinated Indebtedness ..........   59
 SECTION 8.8. Miscellaneous Subordination Provisions ......................   59

                                   ARTICLE IX

                    The Administrative Agent ..............................   60

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
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                                   ARTICLE X
                   Miscellaneous ..........................................   63
SECTION 10.1. Notices .....................................................   63
SECTION 10.2. Survival of Agreement .......................................   63
SECTION 10.3. Binding Effect ..............................................   64
SECTION 10.4. Successors and Assigns ......................................   64
SECTION 10.5. Expenses; Indemnity .........................................   67
SECTION 10.6. Rights of Setoff ............................................   68
SECTION 10.7. Applicable Law ..............................................   68
SECTION 10.8. Waivers; Amendment ..........................................   68
SECTION 10.9. Interest Rate Limitation ....................................   69
SECTION 10.10. Entire Agreement ...........................................   69
SECTION 10.11. WAIVER OF JURY TRIAL .......................................   69
SECTION 10.12. Severability ...............................................   69
SECTION 10.13. Counterparts ...............................................   70
SECTION 10.14. Headings ...................................................   70
SECTION 10.15. Jurisdiction; Consent to Service of Process ................   70
SECTION 10.16. Confidentiality ............................................   70

Schedule 1.1              Certain Permitted Holders
Schedule 2.1              Commitments
Schedule 3.8              Subsidiaries
Schedule 3.18             Insurance
Schedule 6.2              Existing Liens
Schedule 6.4              Existing Investments

Exhibit A                 Form of Administrative Questionnaire
Exhibit B                 Form of Assignment and Acceptance
Exhibit C                 Form of Conversion Note Indenture
Exhibit D                 Form of Conversion Note Registration
                            Rights Agreement
Exhibit E                 Form of Guarantee Agreement
Exhibit F                 Form of Indemnity, Subrogation and
                            Contribution Agreement
Exhibit G                 Form of Opinion of PRG&M

                       SENIOR SUBORDINATED LOAN AGREEMENT

     SENIOR SUBORDINATED LOAN AGREEMENT, dated as of December 20, 1996, among SCHEIN PHARMACEUTICAL, INC., a Delaware corporation (the "Borrower"), the several banks and other financial institutions from time to time parties to this Agreement (collectively, the "Lenders"; individually, a "Lender") and SOCIETE GENERALE, a French banking corporation, acting through its New York Branch, as Administrative Agent for the Lenders hereunder (in such capacity, the "Administrative Agent").

                              W I T N E S S E T H:

     WHEREAS, the Borrower has requested that the Lenders enter into this Agreement to make available to the Borrower a credit facility in the amount of $100,000,000, and the Lenders are willing to do so on the terms and conditions contained herein;

     NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

     SECTION 1.1. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

          "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

          "ABR Loan" shall mean any Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

          "Adjusted LIBO Rate" shall mean, with respect to any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves.

          "Administrative Agent" has the meaning specified in the introductory paragraph of this Agreement.

          "Administrative Questionnaire" shall mean an Administrative Questionnaire in the form of Exhibit A.

          "Affiliate" shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified and, for the purposes of Section 6.7, shall include the officers, directors and shareholders of the Borrower or any Subsidiary, their Affiliates, the members of their immediate family and any trust for the benefit of any of the foregoing.

          "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined as if the Base CD Rate or the Federal Funds Effective Rate, or both, as appropriate, were unchanged from that existing on the last date for which ascertainment thereof was made, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

          "Applicable Margin" shall mean, with respect to (a) any Eurodollar Loan, 4.00% and (b) any ABR Loan, 3.00%, provided, however, if and so long as any amount of Net Proceeds shall be deposited in the cash collateral account referred to in the proviso to Section 2.11 (c) the term "Applicable Margin" shall mean, for any day with respect to that portion of the then outstanding Loans as is equal to the amount of such Net Proceeds on deposit in such cash collateral account at the close of business on such day, with respect to (x) any Eurodollar Loan, 0.35% and (y) any ABR Loan, (0.65)%.

          "Assessment Rate" shall mean for any date the annual rate (rounded upwards, if necessary, to the next 1/100 of 1%) most recently estimated by the Administrative Agent as the then current net annual assessment rate that will be employed in determining amounts payable by the Administrative Agent to the Federal Deposit Insurance Corporation (or any successor thereto) for insurance by such Corporation (or such successor) of time deposits made in dollars at the Administrative Agent's United States offices.

          "Asset Sale" shall mean (a) the sale, transfer or other disposition by the Borrower or any Subsidiary to any Person, other than the Borrower or a wholly owned Subsidiary that is a Guarantor, of (i) any outstanding capital stock of any Subsidiary or (ii) any other assets of the Borrower or any Subsidiary (other than inventory, obsolete or worn out assets and Permitted Investments, in each case disposed of in the ordinary course of business) and (b) the issuance or sale by any Subsidiary of any shares of its capital stock or other equity securities of such Subsidiary, or any obligations convertible into or exchangeable for, or giving any Person a right, option or warrant to acquire, such securities or such convertible or exchangeable obligations, other than an issuance or sale to the Borrower or a wholly owned Subsidiary.

          "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and, to the extent required by
     Section 10.4(b), accepted by the Administrative Agent and the Borrower, respectively, in the form of Exhibit B or such other form as shall be approved by the Administrative Agent and the Borrower, respectively.

          "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (b) the Assessment Rate.

          "Bayer" shall mean Bayer AG, a German corporation.

          "Board" shall mean the Board of Governors of the Federal Reserve System of the United States of America.

          "Borrower" shall have the meaning assigned to such term in the preamble.

          "Borrowing" shall mean a group of Loans of a single Type made by the Lenders on a single date and as to which a single Interest Period is in effect.

          "Breakage Event" shall have the meaning assigned to such term in
     Section 2.14.

          "Business Day" shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close; provided, however, that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

          "Capital Lease Obligations" of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

          A "Chance in Control" shall be deemed to have occurred if (a) any Person or group (within the meaning of Rule 13d-5 of the Exchange Act as in effect on the date hereof) other than a Permitted Holder or a group consisting solely of Permitted Holders shall own directly or indirectly, beneficially or of record, shares representing (i) both more than 30% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower and a higher percentage of such aggregate ordinary voting power than is then represented by shares owned by the Permitted Holders or (ii) more than 50% of such aggregate ordinary voting power; (b) a majority of the seats (other than vacant seats) on the board of directors of the Borrower shall at any time have been occupied by Persons who were neither (i) nominated by a Permitted Holder, nor (ii) on the board of directors of the Borrower on the date of this Agreement (the "Incumbent Board"); (c) any Person or group other than a Permitted Holder or a group consisting solely of Permitted Holders shall otherwise Control the Borrower or (d) a "change in control", however defined, shall occur under any instrument evidencing other Indebtedness in a principal amount in excess of $5,000,000 of the Borrower or any Subsidiary. For purposes of clause (b)(ii) hereof, any individual who becomes a member of the board of directors of the Borrower subsequent to the date of this Agreement, and whose election, or nomination for election by the Borrower's stockholders, was approved by the members of the board who are also members of the Incumbent Board (or so deemed to be pursuant hereto) shall be deemed a member of the Incumbent Board; provided, however, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the then board of directors of the Borrower shall be deemed not to be a member of the Incumbent Board.

          "Charges" shall have the meaning assigned to such term in Section
     10.9.

          "Chase Credit Agreement" shall mean the Credit Agreement, dated as of September 1, 1995, among the Borrower, the lenders parties thereto and The Chase Manhattan Bank, as agent for the lenders, as amended by agreements dated February 26, 1996, September 27, 1996 and December 20, 1996, and as the same hereafter may be amended, supplemented or otherwise modified from time to time.

          "Chase Credit Facility" shall mean the Chase Credit Agreement, together with the documents related thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement or plan of reorganization extending the maturity of, refinancing, replacing or otherwise restructuring (including adding Subsidiaries of the Borrower as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

          "Closing Date" shall mean the date upon which the conditions precedent set forth in Article IV shall be satisfied.

          "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

          "Commitment" shall mean, as to any Lender, its obligation to make a Loan to the Borrower on the Closing Date in an amount equal to the amount set forth opposite such Lender's name in Schedule 2.1 under the heading "Commitment".

          "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

          "Conversion Date" shall mean January 31, 1998.

          "Conversion Note Indenture" shall mean the indenture, to be dated on or about the Conversion Date, by and among the Borrower and the Subsidiaries of the Borrower (as guarantors) and the trustee thereunder substantially in the form of Exhibit C hereto.

          "Conversion Notes" shall mean the promissory notes to be issued pursuant to the Conversion Note Indenture pursuant to Section 2.20.

          "Conversion Notes Registration Rights Agreement" shall mean that certain Conversion Notes Registration Rights Agreement to be executed and delivered by the Borrower pursuant to Section 4.7 substantially in the form of Exhibit D hereto.

          "Default" shall mean any event or condition that upon notice, lapse of time or both would constitute an Event of Default.

          "dollars" or "$" shall mean lawful money of the United States of America.

          "Domestic Subsidiary" shall mean any Subsidiary organized under the laws of the United States of America, any State or territory thereof, the District of Columbia or Puerto Rico.

          "EBITDA" for any period shall mean Net Income for such period plus, to the extent deducted in computing Net Income, the sum of (a) income tax expense, (b) Interest Expense and (c) depreciation and amortization expense minus, to the extent added in computing Net Income, (i) any non-cash, non-recurring gains and (ii) any interest income, all as determined on a consolidated basis with respect to the Borrower and the Subsidiaries in accordance with GAAP.

          "environment" shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, the workplace or as otherwise defined in any Environmental Law.

          "Environmental Claim" shall mean any written accusation, allegation, notice of violation, claim, demand, order, directive, cost recovery action or other cause of action by, or on behalf of, any Governmental Authority or any Person for damages, injunctive or equitable relief, Remedial Action costs, property damage, natural resource damages, nuisance, pollution or for fines, penalties or restrictions, resulting from or based upon: (a) the existence, or the continuation of the existence, of a Release (including sudden or non-sudden, accidental or non-accidental Releases); (b) exposure to any Hazardous Material; (c) the presence, use, handling, transportation, storage, treatment or disposal of any Hazardous Material; or (d) the violation or alleged violation of any Environmental Law or Environmental Permit.

          "Environmental Law" shall mean any and all applicable treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions or binding agreements issued, promulgated by or entered into with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. ss.ss. 9601 et seq. (collectively "CERCLA"), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Amendments of 1984, 42 U.S.C. ss.ss. 6901 et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. ss.ss. 1251 et seq., the Clean Air Act of 1970, as amended 42 U.S.C. ss.ss. 7401 et seq., the Toxic Substances Control Act of 1976, 15 U.S.C. ss.ss. 2601 et seq., the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. ss.ss. 651 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. ss.ss. 11001 et seq., the Safe Drinking Water Act of 1974, as amended, 42 U.S.C. ss.ss. 300(f) et seq., the Hazardous Materials Transportation Act, 49 U.S.C. ss.ss. 1801 et seq., and any similar or implementing state or local law, and all amendments or regulations promulgated thereunder.

          "Environmental Permit" shall mean any permit, approval, authorization, certificate, license, variance, filing or permission required by or from any Governmental Authority pursuant to any Environmental Law.

          "Equity Issuance" shall mean any issuance or sale by the Borrower of any shares of its capital stock or other equity securities of the Borrower, or any obligations giving any Person a right, option or warrant to acquire such securities; provided. however, that Equity Issuance shall not include any of the foregoing to the extent arising from or in connection with the issuance of any stock rights, options or warrants to a director, officer or employee of the Borrower or any Subsidiary under a duly instituted stock option plan and any exercise thereof, to the extent the aggregate Net Proceeds thereof in any fiscal year do not exceed $3,000,000.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

          "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under

     Section 414(b) or (c) of the Code, or solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
     Section 414 of the Code.

          "ERISA Event" shall mean (a) any "reportable event", as defined in
     Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; (f) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the receipt by the Borrower or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the occurrence of a "prohibited transaction" with respect to which the Borrower or any of its Subsidiaries is a "disqualified Person" (within the meaning of Section 4975 of the Code) or with respect to which the Borrower or any such Subsidiary could otherwise be liable, other than a transaction for which a statutory exemption is available or for which an administrative exemption has been obtained; and (i) any other event or condition with respect to a Plan or Multiemployer Plan that would reasonably be expected to result in liability of the Borrower.

          "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar Loans.

          "Eurodollar Loan" shall mean any Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

          "Event of Default" shall have the meaning assigned to such term in
     Article VII.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar statute then in effect, and a reference to a particular section thereof shall include a reference to the comparable section, if any, of any such similar statute.

          "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Fee Letter" shall mean the fee letter, dated as of the date hereof, between the Borrower and the Administrative Agent.

          "Fees" shall have the meaning ascribed thereto in Section 2.5.

          "Financial Officer" of any corporation shall mean the chief financial officer, principal accounting officer, Treasurer or Controller of such corporation.

          "Foreign Subsidiary" shall mean any Subsidiary other than a Domestic Subsidiary.

          "GAAP" shall mean United States generally accepted accounting principles applied on a consistent basis.

          "Governmental Authority" shall mean any Federal, state, local or foreign government, court or governmental agency, authority, instrumentality or regulatory body.

          "Guarantee" of or by any Person shall mean any obligation, contingent or otherwise, of such Person guaranteeing any Indebtedness of any other Person (the "primary obliger") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obliger so as to enable the primary obliger to pay such Indebtedness; provided, however, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

          "Guarantee Agreement" shall mean the Guarantee Agreement, substantially in the form of Exhibit E hereto, to be made by the Guarantors in favor of the Administrative Agent for the benefit of the Lenders.

          "Guarantor" shall mean any Person from time to time party to the Guarantee Agreement as a guarantor.

          "Hazardous Materials" shall mean all explosive or radioactive substances or wastes, hazardous or toxic substances or wastes, pollutants, solid, liquid or gaseous wastes, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls ("PCBs") or PCB-containing materials or equipment, radon gas, infectious or medical wastes and all other substances or wastes of any nature, regulated pursuant to any Environmental Law.

          "Health Care Laws" shall mean any and all applicable current and future treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by the Food and Drug Administration, the Health Care Financing Administration, the Department of Health and Human Services ("HHS"), the Office of Inspector General of HHS, the Drug Enforcement Administration or any other Governmental Authority (including any professional licensing laws, certificate of need laws and state reimbursement laws), relating in any way to the manufacture, distribution, marketing, sale, supply or other disposition of any product or service of the Borrower or any Subsidiary, the conduct of the business of the Borrower or any Subsidiary, the provision of health care services generally, or to any relationship among the Borrower and the Subsidiaries, on the one hand, and their suppliers and customers and patients and other end-users of their products and services, on the other hand.

          "Indebtedness" of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
     by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations of such Person in respect of Rate Protection Agreements and (j) all obligations of such Person as an account party in respect of letters of credit and bankers' acceptances (and the amount of such Indebtedness shall equal the net payments accrued by such Person in accordance with GAAP). The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner.

          "Indemnitee" shall have the meaning assigned to such term in Section 10.5.

          "Indemnity, Subrogation and Contribution Agreement" shall mean the Indemnity, Subrogation and Contribution Agreement, substantially in the form of Exhibit F, to be entered into among the Borrower, the Guarantors and the Administrative Agent.

          "Information" shall have the meaning assigned to such term in Section 10.16.

          "Interest Expense" for any period shall mean the gross interest expense of the Borrower and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including (a) the amortization of debt discounts, (b) the amortization of all fees (including fees with respect to interest rate protection agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense and (c) the portion of any payments or accruals with respect to Capital Lease Obligations allocable to interest expense. For purposes of the foregoing, gross interest expense shall be determined after giving effect in accordance with GAAP to any net payments made, received or accrued by such Person with respect to Rate Protection Agreements entered into as a hedge against interest rate exposure.

          "Interest Payment Date" shall mean, with respect to any Loan, (a) the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and (b) the date of any prepayment of such Loan or conversion of such Loan (if a Eurodollar Loan) to a Borrowing of a different Type.

          "Interest Period" shall mean (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2 or 3 months thereafter, as the Borrower may elect and (b) as to any ABR Borrowing, the period commencing on the date of such Borrowing and ending on the next succeeding March 31, June 30, September 30 or December 31; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day.

          "Junior Subordinated Payments" shall mean any payment, distribution or other transfer of any kind or character, whether direct or indirect, by set-off or otherwise, and whether in cash, property, securities or otherwise, which may be payable or deliverable by reason of the payment of any Indebtedness of the Borrower or any Guarantor subordinate in right of payment to the payment of the Subordinated Indebtedness of the Borrower or such Guarantor, as the case may be.

          "Lenders" shall mean (a) the financial institutions listed on Schedule
     2.1 (other than any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any financial institution that has become a party hereto pursuant to an Assignment and Acceptance.

          "LIBO Rate" shall mean, with respect to any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Interest Period shall be the rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

          "Lien" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset (excluding any leases that constitute operating leases under GAAP) and (c) in the case of securities, shall also include any purchase option, call or similar right of a third party with respect to such securities (excluding any option, call or similar right in respect of securities that are not issued and outstanding).

          "Loan" shall have the meaning assigned to such term in Section 2.2.

          "Loan Documents" shall mean this Agreement, any promissory notes evidencing the Loans, the Conversion Notes, the Conversion Notes Registration Rights Agreement, the Conversion Note Indenture, the Guarantee Agreement, the Indemnity, Subrogation and Contribution Agreement and all other agreements, instruments and documents now or hereafter executed and delivered pursuant to or in connection therewith, as each of such agreements, instruments and documents may from time to time be amended, modified or supplemented in accordance with its terms.

          "Loan Party" shall mean the Borrower and each Guarantor.

          "Margin Stock" shall have the meaning assigned to such term in Regulation U.

          "Material Adverse Effect" shall mean (a) a materially adverse effect on the business, assets, operations or condition, financial or otherwise, of the Borrower and the Subsidiaries, taken as a whole, (b) impairment of the ability of the Borrower and the Subsidiaries, taken as a whole, to perform their obligations under the Loan Documents in any material respect or (c) material impairment of the rights of or benefits available to the Lenders under any Loan Document.

          "Maturity Date" shall mean January 31, 2003.

          "Maximum Rate" shall have the meaning assigned to such term in Section 10.9.

          "Moody's" shall mean Moody's Investors Service, Inc.

          "Multiemployer Plan" shall mean a multiemployer plan as defined in
     Section 4001(a)(3) of ERISA.

          "Net Income" for any period shall mean the consolidated net income or loss of the Borrower and the Subsidiaries for such period determined in accordance with GAAP, excluding (a) (to the extent included in such consolidated net income or loss) the income (or loss) of any Person (other than any Subsidiary) in which any other Person (other than the Borrower or any wholly owned Subsidiary) has an equity interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any Subsidiary by such Person during such period, (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any Subsidiary or the date such Person's assets are acquired by the Borrower or any Subsidiary, (c) any after tax gains or losses attributable to sales of assets not in the ordinary course of business and (d) (to the extent not included in clauses (a) through (c) above) any extraordinary gains or non-cash extraordinary losses determined in accordance with GAAP.

          "Net Proceeds" shall mean: (a) when used with respect to any Asset Sale, the cash proceeds thereof net of (i) costs of sale (including payment of the outstanding principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than Loans) required to be repaid under the terms thereof as a result of such Asset Sale), (ii) taxes paid or payable in the year such Asset Sale occurs or in the following year as a result thereof and (iii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations associated with such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Proceeds); provided, however, that, with respect to any Asset Sale described in clause (a)(ii) of the definition thereof, the Net Proceeds thereof shall equal zero except to the extent that such Net Proceeds (determined without regard to this proviso), together with the Net Proceeds of all Asset Sales described in clause (a)(ii) of the definition thereof (determined without regard to this proviso) previously received during the then-current fiscal year, exceeds $1,000,000; and (b) when used with respect to any Equity Issuance or sale of Indebtedness of the Borrower, the cash proceeds thereof net of underwriting commissions or placement fees and expenses directly incurred in connection therewith.

          "Net Worth" as of any date shall mean Stockholder's Equity as of such date plus the amount of any charge by the Borrower for acquired in process research and development expenses of the Borrower for the Marsam acquisition to the extent such charge is less than $35,000,000.

          "New Office" shall have the meaning assigned to such term in Section 2.18.

          "Non-U.S. Lender" shall have the meaning assigned to such term in
     Section 2.18.

          "Obligations" all obligations (monetary or otherwise) of the Borrower and each other Loan Party arising under or in connection with this Agreement and the other Loan Documents.

          "Officer's Certificate" means with respect to any corporation, a certificate signed by an Responsible Officer of the specified corporation.

          "Other Taxes" shall have the meaning assigned to such term in Section 2.18.

          "Payment Bar Notice" shall have the meaning assigned to such term in
     Section 8.3.

          "Payment Default" shall have the meaning assigned to such term in
     Section 8.3.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

          "Permitted Chase Credit Agreement Amendment" shall mean any amendment, modification, supplement or refinancing (for the purposes of this definition, an "amendment") of the Chase Credit Facility; provided, that
     (i) such amendment shall not increase the aggregate outstanding principal amount of such Indebtedness thereby amended or refinanced (or, in the case of any revolving, letter of credit or similar Indebtedness, shall not increase the maximum aggregate commitment with respect thereto in effect immediately prior to such amendment) above the amount specified in Section 6.1(b) hereof, (ii) the documents pursuant to which such Indebtedness is amended or refinanced shall not impose on the Borrower interest rate margins (referred to as an "Applicable Percentage" under the Chase Credit Agreement), unused commitment fees, or other fees or other amounts payable over time that are more than 100 basis points per annum higher than the highest respective amounts thereof payable under the terms of the Chase Credit Facility as in effect on the date hereof and (iii) the documents pursuant to which such Indebtedness is amended or refinanced shall not contain terms or conditions that impose materially more restrictive terms or conditions, taken as a whole, with respect to payments in respect of the Subordinated Indebtedness than those contained in the Chase Credit Facility as in effect on the date hereof.

          "Permitted Foreign Company" shall mean (a) any corporation, business trust, joint venture, association, company or partnership formed under the laws of a country (or any political subdivision thereof) other than the United States, engaged primarily in a segment of the pharmaceutical or health-care industry or ancillary thereto and at least 50% of the equity interest of which is held, directly or indirectly, by the Borrower and Bayer (provided that, if applicable local law would not permit 50% of the equity interest in such an entity to be held by the Borrower and Bayer, such percentage may be as low as 49% if the Borrower and Bayer otherwise Control the applicable entity), (b) any subsidiary of a Permitted Foreign Company described in clause (a) above and (c) any wholly owned Foreign Subsidiary the only material assets of which are securities of Permitted Foreign Companies described in clause (a) above.

          "Permitted Holders" shall mean (a)(i) the Persons listed on Schedule 1.1, (ii) any individual forming part of the senior management of the Borrower on the date of this Agreement, (iii) any trust for the benefit of any of the foregoing and (iv) the estate or personal representative of any of the foregoing, (b)any employee benefit plan (or related trust) for the benefit of the employees of the Borrower and the Subsidiaries and (c) Bayer and any of its subsidiaries.

          "Permitted Investments" shall mean:

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within 90 days from the date of acquisition thereof;

          (b) investments in commercial paper maturing within 90 days from the date of acquisition thereof and having, at such date of acquisition, credit ratings that are not lower than "A2" if rated by Standard & Poor's or "P2" if rated by Moody's;

          (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 90 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of (i) any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $250,000,000 or (ii) any Lender or any lender under the Chase Credit Facility;

          (d) in the case of any Foreign Subsidiary, investments not in excess of $5,000,000 in the aggregate in dollar-denominated certificates of deposit, banker's acceptances and time deposits maturing within 90 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any local office of (i) any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $250,000,000, (ii) any Lender or any lender under the Chase Credit Facility or (iii) any local commercial bank that is an Affiliate of any Lender or any lender under the Chase Credit Facility; and

          (e) other investment instruments approved in writing by the Required Lenders or required lenders under the Chase Credit Facility and offered by financial institutions which have a combined capital and surplus and undivided profits of not less than $250,000,000.

          "Person" shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership or government, or any agency or political subdivision thereof.

          "Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or
     Section 412 of the Code or Section 307 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by SocGen as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective.

          "Properties" shall have the meaning assigned to such term in Section 3.17.

          "Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, currency exchange agreement or similar agreement entered into by the Borrower or any Subsidiary to provide protection against fluctuations in interest rates or currency exchange rates.

          "Register" shall have the meaning assigned to such term in Section
     10.4.

          "Regulation G" shall mean Regulation G of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

          "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

          "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

          "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the environment.

          "Remedial Action" shall mean: (a) "remedial action" as such term is defined in CERCLA, 42 U.S.C. Section 9601(24); and (b) any other action required by any Governmental Authority or voluntarily undertaken to (x) cleanup, remove, treat, abate or in any other way address any Hazardous Material in the environment; (y) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the environment; or (z) perform studies and investigations in connection with, or as a precondition to, clause (x) or (y) above.

          "Reorganization Securities" shall mean, with respect to any reorganization, composition, arrangement, adjustment or readjustment of the Borrower or any Guarantor or of their respective securities, securities of the Borrower or such

     Guarantor as reorganized or readjusted that are subordinated, at least to the same extent as the Loans, to the payment of all outstanding Senior Indebtedness after giving effect to such plan of reorganization or readjustment; provided, however, that (a) in the case of debt securities,
     (i) such securities shall not provide for amortization (including sinking fund and mandatory prepayment provisions) commencing prior to six months following the final scheduled maturity of all Senior Indebtedness of the Borrower or such Guarantor (as modified by such plan of reorganization or readjustment), as the case may be, (ii) if the rate of interest on such securities is fixed, such rate of interest shall not exceed the greater of
     (A) the rate of interest on the Loans on the effective date of such plan of reorganization or readjustment and (B) the sum of (x) the weighted average rate of interest on the Indebtedness under the Chase Credit Agreement on the effective date of such plan of reorganization or readjustment and (y) the difference (such difference, the "Interest Differential"), if positive, between the rate of interest on the Loans and the weighted average rate of interest on Indebtedness under the Chase Credit Agreement, in each case immediately prior to the commencement of such reorganization, composition, arrangement, adjustment or readjustment, (iii) if the rate of interest on such securities floats, such interest rate shall not exceed at any time the sum of the weighted average interest rate on Indebtedness under the Chase Credit Agreement at such time and the Interest Differential, and (iv) such securities shall not have covenants or default provisions materially more beneficial to the holders thereof or more restrictive on the Borrower or the Guarantors than those in effect with respect to the Loans on the Closing Date and (b) in the case of all securities (including debt securities), the distribution of such securities was authorized by an order or decree of a court of competent jurisdiction and such order gives effect to (and states in such order or decree that effect has been given to) the subordination of such securities to all Senior Indebtedness of the Borrower or such Guarantor not paid in full in cash in connection with such reorganization, provided that all such Senior Indebtedness is assumed by the reorganized corporation, and the rights of the holders of any such Senior Indebtedness are not, without the consent of such holders, altered by such reorganization, which consent shall be deemed to have been given if the holders of such Senior Indebtedness, individually or as a class, shall have approved such reorganization.

          "Required Lenders" shall mean, as of any date, the holder or holders of a majority of the aggregate principal amount of the Loans outstanding on such date, but excluding any Loans held by the Borrower or any of its Subsidiaries or Affiliates.

          "Responsible Officer" of any corporation shall mean any senior executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

          "Sale and Lease-Back Transaction" shall mean any arrangement, directly or indirectly, whereby the Borrower or any Subsidiary shall sell or transfer to any Person any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter the Borrower or any Subsidiary shall rent or lease

     (for a term in excess of one year) such property, or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred, from such Person or any of its Affiliates.

          "SEC" means the Securities and Exchange Commission and any successor agency, authority, commission or Governmental Authority.

          "Securities Act" means as of any date the Securities Act of 1933, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof include a reference to the comparable section, if any, of any such similar Federal statute.

          "Senior Event of Default" shall have the meaning assigned to such term in Section 8.3.

          "Senior Indebtedness" shall mean (a) all obligations of the Borrower and the Guarantors now or hereafter incurred with respect to payment of the principal amount of the loans made under the Chase Credit Facility (including, without limitation, all obligations in respect of letters of credit issued thereunder), interest accrued thereon (including interest accruing at the rate provided for in the Chase Credit Agreement after the commencement of any bankruptcy, insolvency, reorganization or similar proceeding with respect to the Borrower, whether or not an allowed claim in such proceeding), prepayment premiums payable with respect thereto, and fees, costs, expenses, indemnities and other amounts payable with respect thereto, and (b) all obligations of the Borrower and the Guarantors under Rate Protection Agreements payable to any lender or agent party to the Chase Credit Agreement or any affiliate of such lender or agent (including, without limitation, all obligations of the Guarantors incurred pursuant to guarantees of the obligations referred to in clauses (a) and (b) above now or hereafter executed) but in the case of any amendment or refinancing of the Chase Credit Facility, only to the extent a Permitted Chase Credit Agreement Amendment.

          "SocGen" shall mean Societe Generale.

          "Specified Guarantor" shall mean any Guarantor that would be a "significant subsidiary" of the Borrower, determined in accordance with Regulation 1.1 of Regulation S-X of the SEC as if the references to "10 percent" in the definition thereof were references to "5 percent".

          "Standard and Poor's" shall mean Standard and Poor's Rating Group.

          "Statutory Reserves" shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the

     Administrative Agent or any Lender is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months, and (b) with respect to the Adjusted LIBO Rate, for Eurocurrency Liabilities (as defined in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "Stockholder's Equity" as of any date shall mean, on a consolidated basis for the Borrower and the Subsidiaries, (a) the sum of capital stock taken at par value, capital surplus and retained earnings as of such date, minus (b) treasury stock and any minority interest in Subsidiaries as of such date, all determined in accordance with GAAP.

          "Subordinated Indebtedness" means (a) all Obligations of the Borrower now or hereafter incurred with respect to payment of the principal amount of the Loans, interest accrued thereon, prepayment premiums payable with respect thereto, and fees, costs, expenses, indemnities and other amounts payable with respect thereto, and (b) all obligations of the Guarantors incurred pursuant to Guarantees of such obligations now or hereafter executed pursuant to the terms of this Agreement.

          "subsidiary" shall mean, with respect to any Person (herein referred to as the "parent"), any corporation, partnership, limited liability company, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the parent or one or more other subsidiaries of the parent, or (b) that is or would otherwise be treated on a consolidated basis with the parent under, and in accordance with, GAAP.

          "Subsidiary" shall mean any subsidiary of the Borrower.

          "Taxes" shall have the meaning assigned to such term in Section 2.18.

          "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately

     10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by SocGen from three New York City negotiable certificate of deposit dealers of recognized standing selected by it.

          "Transactions" shall have the meaning assigned to such term in Section 3.2.

          "Transferee" shall have the meaning assigned to such term in Section 2.18.

          "Type", when used in respect of any Loan, shall refer to the Rate by reference to which interest on such Loan is determined. For purposes hereof, the term "Rate" shall include the Adjusted LIBO Rate and the Alternate Base Rate.

          "wholly owned Subsidiary" shall mean a Subsidiary the securities (except for directors' qualifying shares) or other ownership interests representing 100% of the equity or 100% of the ordinary voting power or 100% of the general partnership interests of which are, at the time any determination is being made, owned by the Borrower or one or more wholly owned Subsidiaries or by the Borrower and one or more wholly owned Subsidiaries.

          "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     SECTION 1.2. Terms Generally. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, (a) any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time and (b) all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that for purposes of determining compliance with the covenants contained in Article VI, all accounting terms herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP as in effect on the date of this Agreement and applied on a basis consistent with the application used in the financial statements referred to in Section 3.5(a).

                                   ARTICLE II

                                    The Loans

     SECTION 2.1. Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make a term loan to the Borrower on the Closing Date in a principal amount equal to the Commitment of such Lender. Amounts paid or prepaid in respect of the Loans may not be reborrowed.

     SECTION 2.2. Loans. (a) Each loan hereunder (collectively, the "Loans") shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender).

     (b) Subject to Sections 2.8 and 2.13, each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request pursuant to Section 2.3. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided, however, that (i) any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and (ii) the exercise of such option shall not result in an increase in Statutory Reserves above those applicable to members of the Federal Reserve System. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing that, if made, would result in more than three Eurodollar Borrowings outstanding hereunder at any time. For purposes of the foregoing, Borrowings having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Borrowings.

     (c) Each Lender shall make the Loan to be made by it hereunder on the Closing Date by wire transfer of immediately available funds to such account in New York City as the Administrative Agent may designate not later than 1:00 p.m., New York City time, and the Administrative Agent shall by 2:00 p.m., New York City time, credit the amounts so received to an account of the Borrower designated by the Borrower in the applicable borrowing request.

     (d) Unless the Administrative Agent shall have received notice from a Lender prior to 1:00 p.m. on the Closing Date that such Lender shall not make available to the Administrative Agent such Lender's portion of the Borrowing to be effected on such Date, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the Closing Date in accordance with paragraph (c) above and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on the Closing Date a corresponding amount. If the Administrative Agent shall have so made funds available then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, the Borrower and such Lender severally agree to repay to the Administrative Agent, in the case of the Borrower, within one Business Day of demand, and in the case of such Lender, forthwith on demand, such corresponding amount together with interest thereon, for each day from and including the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds (which determination shall be conclusive absent manifest error). If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement. The Administrative Agent will promptly notify the Borrower of any Lender's failure to make available such Lender's portion of any Borrowing if such failure continues unremedied for one Business Day.

     (e) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request any Eurodollar Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

     SECTION 2.3. Borrowing Procedure. In order to request the Borrowing to be made on the Closing Date, the Borrower shall telecopy (with receipt confirmed telephonically) to the Administrative Agent a written borrowing request (a) in the case of a Eurodollar Borrowing, not later than 10:30 a.m., New York City time, two Business Days before a proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 10:30 a.m., New York City time, on the same Business Day as the proposed Borrowing is to be made. Such borrowing request shall be irrevocable, shall be signed by or on behalf of the Borrower and shall specify the following information: (i) whether the Borrowing then being requested is to be a Eurodollar Borrowing or an ABR Borrowing; (ii) the date of the Borrowing (which shall be a Business Day); (iii) the number and location of the account to which funds are to be disbursed (which shall be an account that complies with the requirements of Section 2.2(c)); and (iv) the length of the initial Interest Period with respect thereto. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall promptly (and in any event on the same day that the Administrative Agent receives such notice, if received by 1:00 p.m., New York City time, on such day) advise the applicable Lenders of any notice given pursuant to this Section 2.3 (and the contents thereof), and of each Lender's portion of the requested Borrowing.

     SECTION 2.4. Evidence of Debt; Repayment of Loans. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the principal amount of the Loan made by such Lender on the Maturity Date (subject, however, to the provisions of Section 2.20).

     (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from the Loan made by such Lender, including the amounts of principal and interest payable and paid such Lender from time to time under this Agreement.

     (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

     (d) The entries made in the accounts maintained pursuant to paragraphs (b) and (c) above shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrower to repay the Loans in accordance with their terms, except to the extent that the correction of such error results in a reduction of the Borrower's obligations hereunder.

     (e) Notwithstanding any other provision of this Agreement, in the event any Lender shall request and receive a promissory note payable to such Lender and its registered assigns to evidence the Loan made by it hereunder, the interests represented by such note shall at all times (including after any assignment of all or part of such interests pursuant to Section 10.4) be represented by one or more promissory notes payable to the payee named therein or its registered assigns. Any such promissory notes shall include a paragraph indicating that the obligations evidenced thereby are subject to the provisions of Article VIII hereof.

     SECTION 2.5. Fees. (a) The Borrower shall pay to SocGen the Fees (the "Fees") agreed to in the Fee Letter on the dates specified therein.

     (b) All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate as determined by the Administrative Agent, among the Lenders but no Lender shall have any claim against the Borrower once the Borrower has paid the Fees to the Administrative Agent. Once paid, none of the Fees shall be refundable under any circumstances, except to the extent such payment shall have been made as a consequence of manifest error.

     SECTION 2.6. Interest on Loans. (a) Subject to the provisions of Section 2.7, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus 4.00%.

     (b) Subject to the provisions of Section 2.7, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when the Altemate Base Rate is determined by reference to the Prime Rate and over a year of 360 days at all other times) at a rate per annum equal to the Alternate Base Rate plus 3.00%.

     (c) Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period. Interest on each Loan shall accrue daily for the account of the holder from time to time of such Loan and shall be payable on the Interest Payment Dates applicable to such Loan except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

     SECTION 2.7. Default Interest. If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, by acceleration or otherwise, or under any other Loan Document, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount to but excluding the date of actual payment (after as well as before judgment) (a) in the case of overdue principal, at the rate otherwise applicable to such Loan pursuant to Section 2.6 plus 2.00% per annum and (b) in all other cases, at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) equal to the sum of the Alternate Base Rate plus 5.00%.

     SECTION 2.8. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Administrative Agent shall have determined in good faith that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent will, as soon as practicable thereafter, give written notice of such determination to the Borrower and the Lenders. In the event of any such determination, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Borrowing pursuant to
Section 2.3 or 2.9 shall be deemed to be a request for an ABR Borrowing. The Administrative Agent will promptly advise the Borrower once the circumstances giving rise to any such notice no longer exist. Each determination by the Administrative Agent hereunder shall be conclusive absent manifest error.

     SECTION 2.9. Conversion and Continuation of Borrowings. The Borrower shall have the right at any time upon prior irrevocable telephonic notice to the Administrative Agent (confirmed promptly in writing) (a) not later than 10:30 a.m., New York City time, two Business Days prior to the proposed conversion, to convert any Eurodollar Borrowing into an ABR Borrowing, (b) not later than 10:30 a.m., New York City time, two Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period and (c) not later than 10:30 a.m., New York City time, two Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

          (i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

          (ii) each requested conversion or continuation shall be with respect to all of the then outstanding Loans or with respect to a portion thereof equal to $10,000,000 or a whole multiple of $5,000,000 in excess thereof;

          (iii) each conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such conversion and reducing the Loan (or portion thereof) of such Lender being converted by an equivalent principal amount;

          (iv) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.14;

          (v) unless each Lender otherwise agrees, any portion of a Borrowing maturing or required to be repaid in less than one month from the date of any conversion or continuation may not be converted into or continued as a Eurodollar Borrowing;

          (vi) any portion of a Eurodollar Borrowing that cannot be converted into or continued as a Eurodollar Borrowing by reason of the immediately preceding clause shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Borrowing;

          (vii) no Interest Period may be selected for any Eurodollar Borrowing that would end later than the Maturity Date;

          (viii) no Borrowing may be converted into, or continued as, a Eurodollar Borrowing when any Default has occurred and is continuing and the Administrative Agent or the Required Lenders have determined that such conversion or continuation is not appropriate (and, instead, any such Borrowing will be converted into or remain as an ABR Borrowing on the last day of the Interest Period applicable thereto); and

          (ix) no Borrowing may be converted into, or continued as, a Eurodollar Borrowing when any Event of Default has occurred and is continuing, unless the Required Lenders have determined that such conversion or continuation is appropriate (and, instead, any such Borrowing will be converted into or remain as an ABR Borrowing on the last day of the Interest Period applicable thereto).

     Each notice pursuant to this Section 2.9 shall refer to this Agreement and specify (i) whether the Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (ii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and
(iii) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Borrower shall be deemed to have selected an Interest Period of one months duration. The Administrative Agent shall advise the Lenders of any notice given pursuant to this Section 2.9 and of each Lender's portion of any converted or continued Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.9 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.9 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into a new Interest Period as a Eurodollar Borrowing having an Interest Period of one months duration.

     SECTION 2.10. Optional Prepayment. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon at least two Business Days' prior irrevocable telephonic notice (promptly confirmed in writing) to the Administrative Agent before 10:30 a.m., New York City time; provided, however, that each partial prepayment shall be in an amount that is an integral multiple of $1,000,000 and provided, further, that no prepayment shall be permitted under this Section 2.10 if, after giving effect thereto, the aggregate principal amount of the then outstanding Loans would be less than $75,000,000 but greater than $0.

     (b) Each notice of prepayment shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid and shall commit the Borrower to prepay such Borrowing by the amount stated therein on the date stated therein. All prepayments under this Section 2.10 shall be subject to
Section 2.14 but otherwise without premium or penalty. All prepayments under this Section 2.10 shall be accompanied by accrued interest on the principal amount being prepaid to but excluding the date of payment.

     SECTION 2.11. Mandatory Prepayments. (a) The Borrower shall, if and to the extent required pursuant to the Chase Credit Facility, apply 100% of the Net Proceeds of any Asset Sale promptly upon its receipt thereof (or, if applicable, promptly upon any amounts being deemed to constitute Net Proceeds as provided in the definition of such term) to (i) prepay the term loans outstanding under the Chase Credit Facility and/or (ii) prepay revolving credit loans outstanding under the Chase Credit Facility provided that the commitment of the lenders thereunder to lend revolving credit loans shall be permanently reduced to the extent of such prepayment. To the extent not used in accordance with the preceding sentence, the Borrower shall, or shall cause its Subsidiaries to, prepay Borrowings with such Net Proceeds not later than the date which is one Business Day after the date of receipt thereof.

     (b) The Borrower shall apply 100% of the Net Proceeds of any Equity Issuance promptly upon its receipt thereof (or, if applicable, promptly upon any amounts being deemed to constitute Net Proceeds as provided in the definition of such term) to prepay Borrowings with such Net Proceeds not later than the date which is one Business Day after the date of receipt thereof.

     (c) Anything in Section 2.1 1(a) or (b) to the contrary notwithstanding, the Borrower shall not be required to make any prepayment pursuant to such Sections to the extent that, after giving effect thereto, the aggregate principal amount of the then outstanding Loans would be less than $75,000,000 but greater than $0, provided, however, that if at any time the aggregate amount of prepayments pursuant to such Sections that shall have been prevented from being made pursuant to the operation of the foregoing provisions of this paragraph shall equal or exceed $75,000,000 then such prepayments shall be required to be made at such time and, provided, further, that, until applied in accordance with the foregoing proviso, all Net Proceeds otherwise required to prepay the Loans and not applied to effect a prepayment pursuant to the operation of this paragraph shall be held in a cash collateral account established by the Administrative Agent the amounts on deposit in which shall be invested in Permitted Investments designated by the Borrower (or, in the absence of such designation, as selected by the Administrative Agent in its sole discretion) subject to the right of the Required Lenders at any time to require that the amounts on deposit in such cash collateral account be applied to make the prepayments otherwise prevented by this paragraph.

     (d) The Borrower shall deliver to the Administrative Agent (i) at the time of each prepayment required under this Section 2.11, a certificate signed by a Financial Of fleer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) not later than the later of (A) the date on which a Responsible Officer of the Borrower becomes aware that such prepayment will be made and (B) the date that is three Business Days prior to the date of such prepayment, a notice of such prepayment. Such certificate shall also describe in reasonable detail the facts and circumstances giving rise to the applicable prepayment event and a reasonably detailed calculation of the Net Proceeds therefrom.

     (e) All prepayments under this Section 2.11 shall be subject to Section
2.14 but otherwise without premium or penalty. All prepayments under this
Section 2.11 shall be accompanied by accrued interest on the principal amount being prepaid to but excluding the date of payment.

     SECTION 2.12. Reserve Requirements; Change in Circumstances. (a) Notwithstanding any other provision of this Agreement, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to any Lender of the principal of or interest on any Eurodollar Loan held by such Lender or any Fees or other amounts payable hereunder (other than changes in respect of taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or by any political subdivision or taxing authority therein), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by any Lender (except any such reserve requirement that is fully reflected in the Adjusted LIBO Rate) or shall impose on such Lender or the London interbank market any other condition affecting this Agreement or any Eurodollar Loan held by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan by an amount deemed by such Lender to be material, then the Borrower shall pay to such Lender upon demand such additional amount or amounts as shall compensate such Lender for such additional costs incurred or reduction suffered.

     (b) If any Lender shall determine that the adoption after the date of this Agreement of any law, rule, regulation, agreement or guideline regarding capital adequacy, or any change after the date hereof in any such law, rule, regulation, agreement or guideline

(whether such law, rule, regulation, agreement or guideline has been adopted) or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender or any Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any Governmental Authority has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender pursuant hereto to a level below that which such Lender or such Lender's holding company could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrower shall pay to such Lender, as the case may be, such additional amount or amounts as shall compensate such Lender or such Lender's holding company for any such reduction suffered.

     (c) A certificate of a Lender setting forth in reasonable detail (i) the calculation of the amount or amounts necessary to compensate such Lender or its holding company, as applicable, as specified in paragraph (a) or (b) above and
(ii) the facts and circumstances giving rise to such compensation, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate delivered by it within 10 Business Days after its receipt of the same.

     (d) Failure or delay on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital shall not constitute a waiver of such Lender's right to demand such compensation; provided, however, that the Lender may not demand compensation under this Section 2.12 for any period commencing earlier than 60 days prior to such demand. The protection of this Section 2.12 shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, agreement, guideline or other change or condition that shall have occurred or been imposed; provided, however, that each Lender shall take reasonable actions (which shall not require such Lender to incur an unreimbursed loss or unreimbursed cost or expense or otherwise take any action precluded by legal or regulatory restrictions or suffer any disadvantage or burden deemed by it to be significant) to avoid any need to claim compensation under this Section 2.12 arising out of any reasonably foreseeable change in circumstances.

     (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.12 shall survive the payment in full of the principal of and interest on all Loans made hereunder.

     SECTION 2.13. Change in Legality. (a) Notwithstanding any other provision of this Agreement, if after the date of this Agreement, any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or hold any

Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written notice to the Borrower and to the Administrative Agent:

          (i) such Lender may declare that Eurodollar Loans shall not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods and ABR Loans will not thereafter (for such duration) be converted into Eurodollar Loans), whereupon any request for a Eurodollar Loan (or to convert an ABR Loan to a Eurodollar Loan or to continue a Eurodollar Loan, for an additional Interest Period) shall, as to such Lender only, be deemed a request for an ABR Loan (or a request to continue an ABR Loan as such for an additional Interest Period or to convert a Eurodollar Loan into an ABR Loan, as the case may be), unless such declaration shall be subsequently withdrawn; and

          (ii) such Lender may require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below (and Section 2.14 shall not apply to any such automatic conversion).

In the event any Lender shall exercise its rights under clause (i) or (ii) above, all payments and prepayments of principal that would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

     (b) For purposes of this Section 2.13, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan made by such Lender, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

     SECTION 2.14. Indemnity. The Borrower shall indemnify each Lender against any loss or expense that such Lender may sustain or incur as a direct consequence of (a) any event, other than a default by such Lender in the performance of its obligations hereunder, which results in (i) such Lender receiving or being deemed to receive any amount on account of the principal of any Eurodollar Loan prior to the end of the Interest Period in effect therefor,
(ii) the conversion of any Eurodollar Loan to an ABR Loan, or the conversion of the Interest Period with respect to any Eurodollar Loan, in each case other than on the last day of the Interest Period in effect therefor, or (iii) any Eurodollar Loan to be made by such Lender not being made after notice of such Loan shall have been given by the Borrower hereunder (any of the events referred to in this clause (a) being called a "Breakage Event") or (b) any default in the making of any payment or prepayment required to be made hereunder. In the case of any Breakage Event, such loss shall include an amount equal to the excess, as reasonably determined by such Lender, of (i) its cost of obtaining funds for the Eurodollar Loan that is the subject of such Breakage Event for the period from the date of such Breakage Event to the last day of the Interest Period in effect (or that would have been in effect) for such Loan over (ii) the amount of interest likely to be realized by such Lender in redeploying the funds released or not utilized by reason of such Breakage Event for such period. A certificate of any Lender setting forth in reasonable detail
(i) the calculation of any amount or amounts which such Lender is entitled to receive pursuant to this Section 2.14 and (ii) the facts and circumstances giving rise to such entitlement, shall be delivered to the Borrower (in the case of a claim under clause (a) above, within 60 days of the applicable Breakage Event) and shall be conclusive absent manifest error. Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.14 shall survive the payment in full of the principal of and interest on all Loans made hereunder.

     SECTION 2.15. Pro Rata Treatment. Except as required under Section 2.13, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, and each refinancing of any Borrowing with, conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with the respective principal amounts of their outstanding Loans. In computing any Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

     SECTION 2.16. Sharing of Setoffs. If any Lender shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan as a result of which the unpaid principal portion of its Loans shall be proportionately less than the unpaid principal portion of the Loans of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Loans of such other Lender, so that the aggregate unpaid principal amount of the Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Loans outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however' that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.16 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

     SECTION 2.17. Payments. (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder and under any other Loan Document not later than 1:00 p.m., New York City time, on the date when due in immediately available dollars, without setoff, defense or counterclaim (but without prejudice, waiver or effect of estoppel with respect to any defense or counterclaim). Each such payment shall be made to the Administrative Agent at its offices at 1221 Avenue of the Americas, New York, New York 10020.

     (b) Whenever any payment (including principal of or interest on any Borrowing, any Fees or any other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

     SECTION 2.18. Taxes. (a) Any and all payments by the Borrower hereunder and under any other Loan Document shall be made, in accordance with Section 2.17, free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding (i) income taxes imposed on the net income of the Administrative Agent or any Lender (or any transferee or assignee thereof, including a participation holder (any such entity a "Transferee")) and (ii) franchise taxes imposed on the net income of the Administrative Agent or any Lender (or Transferee), in each case by the jurisdiction (A) under the laws of which the Administrative Agent or any Lender (or Transferee) is organized or any political subdivision thereof or (B) in which the applicable office of the Administrative Agent or any Lender (or any Transferee) is located or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities, collectively or individually, being called "Taxes"). If the Borrower shall be required to deduct any Taxes from or in respect of any sum payable hereunder or under any other Loan Document to the Administrative Agent or any Lender (or any Transferee), (i) the sum payable shall be increased by the amount (an "additional amount") necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.18) the Administrative Agent or any Lender (or Transferee), as the case may be, shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

     (b) In addition, the Borrower agrees to bear and shall pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (including mortgage recording taxes and similar fees) that arise from any payment made hereunder or under any other Loan Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document ("Other Taxes").

     (c) The Borrower shall indemnify the Administrative Agent or any Lender (or Transferee) for the full amount of Taxes and Other Taxes paid by the Administrative Agent or any Lender (or Transferee), as the case may be, and any liability (including penalties, interest and expenses (including reasonable attorney's fees and expenses)) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability prepared by the Administrative Agent or any Lender (or Transferee), or the Administrative Agent on its behalf, and setting forth in reasonable detail (i) the calculation of and (ii) the facts and circumstances giving rise to such payment or liability, absent manifest error, shall be final, conclusive and binding for all purposes. Such indemnification shall be made within 30 days after the date the Administrative Agent or any Lender (or Transferee), as the case may be, makes written demand therefor. No Lender (or Transferee) may make any claim for indemnification more than 180 days after such Lender (or Transferee) knows of the payment or liability with respect to which such indemnification is to be sought (such 180 days to be reduced to 60 days if at the time of such claim for indemnification such Lender (or Transferee) holds Loans or participations therein.

     (d) If the Administrative Agent or any Lender (or Transferee) receives a refund in respect of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.18, it shall within 30 days from the date of such receipt pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.18 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender (or Transferee) and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the Borrower, upon the request of the Administrative Agent or such Lender (or Transferee), shall repay the amount paid over to the Borrower (plus penalties, interest or other charges) to the Administrative Agent or such Lender (or Transferee) in the event the Administrative Agent or such Lender (or Transferee) is required to repay such refund to such Governmental Authority.

     (e) As soon as practicable after the date of any payment of Taxes or Other Taxes by the Borrower to the relevant Governmental Authority, the Borrower shall deliver to the Administrative Agent, at its address referred to in Section 10.1, the original or a certified copy of a receipt issued by such Governmental Authority evidencing payment thereof.

     (f) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.18 shall survive the payment in full of the principal of and interest on all Loans made hereunder.

     (g) Each Lender (or Transferee) that is organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent two copies of either United States Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, a certificate representing that such Non-U.S. Lender is not a bank for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or reduced rate of, U.S. Federal withholding tax on payments by the Borrower under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of a Transferee that is a participation holder, on or before the date such participation holder becomes a Transferee hereunder) and on or before the date, if any, such Non-U.S. Lender changes its applicable office by designating a different office (a "New Office"). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Notwithstanding any other provision of this paragraph (g), a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph (g) that such Non-U.S. Lender is not legally able to deliver.

     (h) The Borrower shall not be required to indemnify any Non-U.S. Lender or to pay any additional amounts to any Non-U.S. Lender, in respect of United States Federal withholding tax pursuant to paragraph (a) or (c) above to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding tax existed on the date such Non-U.S. Lender became a party to this Agreement (or, in the case of a Transferee that is a participation holder, on the date such participation holder became a Transferee hereunder) or, with respect to payments to a New Office, the date such Non-U.S. Lender designated such New Office with respect to a Loan; provided, however, that this paragraph (h) shall not apply (x) to any Transferee or New Office that becomes a Transferee or New Office as a result of an assignment, participation, transfer or designation made at the request of the Borrower and (y) to the extent the indemnity payment or additional amounts any Transferee, or any Lender (or Transferee), acting through a New Office, would be entitled to receive (without regard to this paragraph (h)) do not exceed the indemnity payment or additional amounts that the Person making the assignment, participation or transfer to such Transferee, or Lender (or Transferee) making the designation of such New Office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender to comply with the provisions of paragraph (g) above.

     (i) Nothing contained in this Section 2.18 shall require any Lender (or any Transferee) or the Administrative Agent to make available any of its tax returns (or any other information that it deems to be confidential or proprietary).

     SECTION 2.19. Assignment of Commitments under Certain Circumstances; Duty To Mitigate. (a) In the event (i) any Lender delivers a certificate requesting compensation pursuant to Section 2.12, (ii) any Lender delivers a notice described in Section 2.13, (iii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender pursuant to Section 2.18 or (iv) the Administrative Agent notifies the Borrower of any Lender's failure to fund as provided in Section 2.2(d), the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to transfer and assign, without recourse (in accordance with and subject to the restrictions contained in Section 10.4), all its interests, rights and obligations under this Agreement to an assignee that shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, however, that
(x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, (y) the Borrower or such assignee shall have paid to the affected Lender in immediately available funds an amount equal to the sum of the principal of the outstanding Loans of such Lender plus all other amounts (excluding interest and Fees, which shall be paid when due to the assigning Lender under Sections 2.6 and 2.5, respectively) accrued for the account of such Lender hereunder (including any amounts under Sections 2.12, 2.14 and 2.18) and (z) if prior to any such transfer and assignment the circumstances or event that resulted in such Lender's claim for compensation under Section 2.12 or notice under Section
2.13 or the amounts paid pursuant to Section 2.18, as the case may be, cease to cause such Lender to suffer increased costs or reductions in amounts received or receivable or reduction in return on capital, or cease to have the consequences specified in Section 2.13, or cease to result in amounts being payable under
Section 2.18, as the case may be (including as a result of any action taken by such Lender pursuant to paragraph (b) below), or if such Lender shall waive its right to claim fiber compensation under Section 2.12 in respect of such circumstances or event or shall withdraw its notice under Section 2.13 or shall waive its right to further payments under Section 2.18 in respect of such circumstances or event or shall fund as provided in Section 2.2(d), as the case may be, then such Lender shall not thereafter be required to make any such transfer and assignment hereunder.

     (b) If (i) any Lender shall request compensation under Section 2.12, (ii) any Lender delivers a notice described in Section 2.13 or (iii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority on account of any Lender, pursuant to Section 2.18, then such Lender shall use reasonable efforts (which shall not require such Lender to incur an unreimbursable loss or unreimbursable cost or expense or otherwise take any action inconsistent with its internal policies or legal or regulatory restrictions or suffer any disadvantage or burden deemed by it in good faith to be significant) (x) to file any certificate or document reasonably requested in writing by the Borrower or (y) to assign its rights and delegate and transfer its obligations hereunder to another of its offices, branches or affiliates, if such filing or assignment would reduce its claims for compensation under Section
2.12 or enable it to withdraw its notice pursuant to Section 2.13 or would reduce amounts payable pursuant to Section 2.18, as the case may be, in the future. The Borrower shall pay all reasonable costs and expenses incurred by any Lender in connection with any such filing or assignment, delegation and transfer.

     SECTION 2.20. Conversion Notes. On the Conversion Date: the Borrower shall deliver to each Lender a Conversion Note payable to the order of such Lender in a principal amount equal to 103.5% of the principal amount of the Loan then held by such Lender; such Lender shall accept such Conversion Note in exchange for any promissory note then held by such Lender as evidence of such Loan; and such Loan shall thereafter be evidenced and governed by and be payable in accordance with such Conversion Note and the Conversion Note Indenture; provided, however, that the exchange of promissory notes provided for in this Section 2.20 shall not occur unless on the Conversion Date the following conditions shall have been satisfied:

          (i) all accrued interest on all Loans shall have been paid in full in cash;

          (ii) no Default or Event of Default shall have occurred and be continuing, and no Default or Event of Default (as such terms are defined in the Chase Credit Agreement) shall have occurred and be continuing;

          (iii) such exchange would not violate any law or regulation or any order or decree of any court or Governmental Body applicable to the Borrower;

          (iv) The Borrower and a trustee satisfactory to the Borrower and the Administrative Agent shall have executed and delivered the Conversion Note Indenture substantially in the form of Exhibit C hereto; and

          (v) the Lenders shall have received (A) an opinion of counsel for the Borrower as to the Conversion Notes and the Conversion Note Indenture, in form and substance reasonably satisfactory to the Administrative Agent, and
     (B) a certificate of the Borrower, signed by a Responsible Officer, as to the names, officers and signatures of its officers executing the Conversion Notes and the Conversion Note Indenture on such date.

     The Conversion Notes (if any) issued pursuant to this Section 2.20 will mature on the Maturity Date.

                                   ARTICLE III

                 Representations and Warranties of the Borrower

     The Borrower represents and warrants to the Administrative Agent and the Lenders that:

     SECTION 3.1. Organization; Powers. The Borrower and each Subsidiary (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the corporate power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated hereby to which it is or will be a party.

     SECTION 3.2. Authorization. The execution, delivery and performance by the Borrower and each Subsidiary of this Agreement and each other Loan Document (collectively, the "Transactions") (a) have been duly authorized by all requisite corporate and, if required, stockholder action and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of the Borrower or any Subsidiary, (B) any order of any Governmental Authority or

(C) any provision of any indenture, agreement or other instrument to which the Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any Subsidiary, other than (in the case of clauses (b)(i)(C) and (ii) above) for such matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     SECTION 3.3. Enforceability. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document when executed and delivered by the Borrower will constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency or similar laws of general application affecting creditors' rights.

     SECTION 3.4. Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, except for such as have been made or obtained and are in full force and effect.

     SECTION 3.5. Financial Statements. The Borrower has heretofore furnished to the Lenders its consolidated balance sheets and statements of income, shareholders' equity and cash flows (i) as of and for the fiscal year ended December 30, 1995, audited by and accompanied by the opinion of BDO Seidman, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended September 28, 1996, certified by a Financial Officer. Such financial statements present fairly the financial condition and results of operations of the Borrower and its consolidated Subsidiaries as of such dates and for such periods. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the dates thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis, subject (in the case of the statements referred to in clause
(ii) above) to normal, year-end recurring adjustments.

     SECTION 3.6. No Material Adverse Change. There has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and the Subsidiaries, taken as a whole, since September 28, 1996.

     SECTION 3.7. Title to Properties; Possession under Leases. (a) Each of the Borrower and the Subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets. All such material properties and assets are free and clear of Liens, other than Liens expressly permitted by Section 6.2 granting to any Person any right to use, occupy or enjoy such portion.

     (b) Each of the Borrower and the Subsidiaries has complied with all obligations under all material leases to which it is a party, and all such leases are in full force and effect. Each of the Borrower and the Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

     SECTION 3.8. Subsidiaries. Schedule 3.8 sets forth as of the date hereof a list of the Subsidiaries and the percentage ownership interest of the Borrower therein. The shares of capital stock or other ownership interests so indicated on Schedule 3.8 are fully paid and non-assessable and are owned by the Borrower, directly or indirectly, free and clear of all Liens except under the Chase Credit Facility.

     SECTION 3.9. Litigation; Compliance with Laws. (a) There are not any actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrower, threatened against or affecting any Loan Park or any business, property or rights of any such Person (i) that involve any Loan Document or the Transactions or (ii) as to which there is a likelihood of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

     (b) None of the Borrower and the Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of such material properties and assets as currently conducted violate, any law, rule or regulation (including any Health Care Law, any Environmental Law, any zoning or building ordinance, code or approval or any building permit) or any restriction of record or agreements affecting any such properties or assets, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, other than, in each case, such violations and defaults that, individually and in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 3.10. Agreements. (a) Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect.

     (b) Neither the Borrower nor any of the Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, the General Shareholders Agreement dated September 30, 1994, as amended, and the Continuing Shareholders Agreement dated September 30, 1994, or any other agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound, other than such defaults that, individually and in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 3.11. Federal Reserve Regulations. (a) Neither the Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

     (b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including, to the extent applicable, Regulation G. U or X. Margin Stocks do not constitute 25% or more of the assets of the Borrower and the Subsidiaries, taken as a whole.

     (c) No Indebtedness of the Borrower or any Subsidiary (other than the Obligations) is "directly or indirectly secured" (within the meaning of Regulation U and Regulation G) by any Margin Stock.

     SECTION 3.12. Investment Company Act; Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940,
(b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935 or (c) otherwise subject to any law, rule or regulation that limits its ability to incur Indebtedness.

     SECTION 3.13. Use of Proceeds. The Borrower will use the proceeds of the Loans to prepay the loans under the Chase Credit Agreement.

     SECTION 3.14. Tax Returns. Each of the Borrower and the Subsidiaries has filed or caused to be filed all Federal, state, local and foreign tax returns or materials required to have been filed by it and has paid or caused to be paid all taxes due and payable by it and all assessments received by it, except taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, shall have set aside on its books (in accordance with GAAP accounting requirements) adequate reserves.

     SECTION 3.15. No Material Misstatements. None of any information, report, financial statement, exhibit or schedule authored by, and furnished by or on behalf of, the Borrower in writing to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they are made not misleading; provided. however that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, the Borrower represents only that (x) it acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule and (y) with respect to projections delivered by the Borrower to the Administrative Agent on December____, 1996, as of the date of this Agreement and as of the Closing Date, the Borrower believes the assumptions underlying such projections are reasonable.

     SECTION 3.16. Employee Benefit Plans. Each of the Borrower and the ERISA Affiliates is in compliance in all respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder, except for such failures to comply that, individually and in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in a Material Adverse Effect. As of the date of this Agreement, none of the Plans is a "defined benefit plan" as defined in Section 3(35) of ERISA or Section 414(1) of the Code. The present value of all benefit liabilities under each Plan (based on those assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the last annual valuation date applicable thereto, exceed by more than $15,000,000 the fair market value of the assets of such Plan, and the present value of all benefit liabilities of all underfunded Plans (based on those assumptions used for purposes of Statement of Financial Accounting Standards No.
87) did not, as of the last annual valuation dates applicable thereto, exceed by more than $15,000,000 the fair market value of the assets of all such underfunded Plans.

     SECTION 3.17. Environmental Matters. (a) The properties owned or operated by the Borrower and the Subsidiaries (the "Properties") do not contain any Hazardous Materials in amounts or concentrations that constitute a violation of, or could give rise to under, any Environmental Law, other than such violations and liabilities that, individually and in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     (b) The Properties and all operations of the Borrower and the Subsidiaries are in compliance, and in the last six years have been in compliance, with all Environmental Laws, and all Environmental Permits have been obtained and are in effect, other than such items that, individually and in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     (c) There have not been any Releases or threatened Releases at, from, under or, to the knowledge of the Borrower, proximate to the Properties or otherwise in connection with the operations of the Borrower or the Subsidiaries, which Releases or threatened Releases, in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

     (d) Neither the Borrower nor any Subsidiary has received any notice of an Environmental Claim in connection with the Properties or the operations of the Borrower or the Subsidiaries or with regard to any Person whose liabilities for environmental matters the Borrower or the Subsidiaries has retained or assumed, in whole or in part, contractually, or to the knowledge of the Borrower by operation of law or otherwise, which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, nor do the Borrower or the Subsidiaries have any knowledge that any such notice is likely to be received or is being threatened.

     (e) Hazardous Materials have not been transported from the Properties, nor have Hazardous Materials been generated, treated, stored or disposed of at, on or under any Property in a manner that could reasonably be expected to give rise to any material liability under any Environmental Law, nor has the Borrower or Subsidiary retained or assumed any liability, contractually, or to the knowledge of the Borrower by operation of law or otherwise, with respect to the generation, treatment, storage or disposal of Hazardous Materials, which transportation, generation, treatment, storage or disposal, or retained or assumed liabilities, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

     SECTION 3.18. Insurance. Schedule 3.18 sets forth a true, complete and correct of all insurance maintained by the Borrower and the Subsidiaries as of the date hereof and the Closing Date. As of each such date, such insurance is in full force and effect and all premiums due have been paid. The Borrower and the Subsidiaries have insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.

     SECTION 3.19. Solvency. (a) The fair salable value of the assets of the Borrower and each Subsidiary exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of the Borrower or such Subsidiary as they mature.

     (b) The assets of the Borrower and each Subsidiary do not constitute unreasonably small capital for the Borrower or such Subsidiary to carry out its business as now conducted and as proposed to be conducted, including the capital needs of the Borrower or such Subsidiary, taking into account the particular capital requirements of the business conducted by the Borrower and each Subsidiary, and the projected capital requirements and capital availability thereof.

     (c) The Borrower and each Subsidiary do not intend to and shall not incur debts beyond their respective ability to pay such debts as they mature taking into account the timing and amounts of cash to be received by the Borrower and such Subsidiary and of amounts to be payable on or in respect of obligations of the Borrower and such Subsidiary. The cash flow of the Borrower and each Subsidiary, after taking into account all anticipated uses of the cash of the Borrower and each Subsidiary, will at all times be sufficient to pay all such amounts on or in respect of debt of the Borrower or such Subsidiary when such amounts are required to be paid.

     (d) The representations made in this Section 3.19 with respect to any Subsidiary that is a Guarantor are made after taking into consideration and giving effect to the Indemnity, Contribution and Subrogation Agreement.

     SECTION 3.20. Labor Matters. As of the date of this Agreement and the Closing Date, there are no strikes, lockouts or slowdowns against the Borrower or any Subsidiary pending or, to the knowledge of the Borrower, threatened. The hours worked by and payments made to employees of the Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All payments due from the Borrower or any Subsidiary, or for which any claim may be made against the Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such Subsidiary.

     SECTION 3.21. Capitalization of the Borrower. As of the date of this Agreement, the authorized capital stock of the Borrower consists of 529,295 shares of common stock, par value $0.01 per share, of which 273,742 shares are issued and outstanding. All such outstanding shares of stock are fully paid and nonassessable.

     SECTION 3.22. Shareholders Agreements. The Administrative Agent has received a complete copy of the General Shareholders Agreement dated September 30, 1994 and the Continuing Shareholders Agreement dated September 30, 1994 (including all exhibits, schedules and disclosure letters referred to therein or delivered pursuant thereto) and all amendments and waivers relating thereto and other side letters or agreements affecting the terms thereof.

                                   ARTICLE IV

                               Closing Conditions

     The obligations of the Lenders to make Loans on the Closing Date are subject to the satisfaction, on or before December 28, 1996, of the following conditions:

     SECTION 4.1. Proceedings Satisfactory. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated to occur on the Closing Date and all documents incident thereto shall be reasonably satisfactory in form and substance to the Administrative Agent and its special counsel, and the Administrative Agent and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request, including, without limitation:

     (a) certified copies of the certificate or articles of incorporation (or other comparable constituting document) of the Borrower and each Subsidiary, with all amendments thereto to the Closing Date;

     (b) certified copies of the by-laws (or other comparable constituting document) of the Borrower and each Subsidiary, with all amendments thereto to the Closing Date;

     (c) certified copies of resolutions of the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Agreement, the Loans and the other Loan Documents to which the Borrower is a party;

     (d) certified copies of resolutions of the Board of Directors of each Subsidiary of the Borrower authorizing the execution, delivery and performance by such Subsidiary of the Loan Documents to which such Subsidiary is a party; and

     (e) certificates as to the incumbency and signatures of each of the officers of the Borrower and each Subsidiary who shall execute this Agreement or any other Loan Document on behalf of such respective party.

     SECTION 4.2. Opinions of Counsel to the Borrower and each Subsidiary. The Administrative Agent shall have received from Proskauer Rose Goetz & Mendelsohn LLP, counsel to the Borrower and each domestic Subsidiary in connection with the Transactions, a favorable legal opinion, dated the Closing Date and addressed to the Administrative Agent, covering the matters specified in Exhibit G.

     SECTION 4.3. Representations and Warranties True, Etc.; Certificates. The representations and warranties of the Borrower and each Subsidiary contained in
Section 3 and elsewhere in this Agreement and the other Loan Documents shall be true on and as of the Closing Date with the same effect as if such representations and warranties had been made on and as of the Closing Date after giving effect to the Transactions. The Borrower shall have performed all agreements on its part required to be performed under this Agreement on or prior to the Closing Date, and there shall exist no Default or Event of Default on the Closing Date after giving effect to the Transactions. The Borrower shall have delivered to the Administrative Agent an Officer's Certificate, dated the Closing Date, to the effect of the matters stated in the foregoing sentences of this Section 4.3.

     SECTION 4.4. Consents and Approvals. All necessary consents, approvals and authorizations of, and declarations, registrations and filings with, Governmental Authorities and nongovernmental Persons required in order to consummate the Transactions shall have been obtained or made and shall be in full force and effect.

     SECTION 4.5. Amendment to Chase Credit Agreement. The Administrative Agent shall have received a fully executed copy of an amendment to the Chase Credit Agreement that shall amend the Chase Credit Agreement to permit the borrowing by the Borrower of the Loans and the issuance of the Conversion Notes on the terms and conditions of this Agreement, to permit, subject to the subordination provisions set forth in Article VIII hereof, the payment of the principal of and interest on the Loans and the Conversion Notes and the payment of the other amounts provided for herein and to modify certain of the financial covenants contained therein, and such amendment shall be in form and substance satisfactory to the Administrative Agent.

     SECTION 4.6. Guarantee. The Guarantee Agreement shall have been duly executed by each Subsidiary, shall have been delivered to the Administrative Agent and shall be in full force and effect; provided, however, that no Foreign Subsidiary shall be required to execute the Guarantee Agreement.

     SECTION 4.7. Conversion Notes Registration Rights Agreement. The Conversion Notes Registration Rights Agreement shall have been duly executed by the Borrower, shall have been delivered to the Administrative Agent and shall be in full force and effect.

     SECTION 4.8. Fees. The fees required to be paid on the Closing Date pursuant to the Fee Letter shall be paid concurrently with the making of the Loans on the Closing Date. The fees and expenses incurred by Simpson Thacher & Bartlett and payable by the Borrower pursuant to Section 10.5 in connection with the preparation of this Agreement and the other Loan Documents and the transactions contemplated hereby shall be paid by the Borrower on the Closing Date upon presentation of its invoice.

     SECTION 4.9. Indemnity Subrogation and Contribution Agreement. The Indemnity, Subrogation and Contribution Agreement shall have been duly executed by the Borrower and each Subsidiary, shall have been delivered to the Administrative Agent and shall be in full force and effect.

                                    ARTICLE V

                              Affirmative Covenants

     The Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the principal of and interest on the Loans, all fees and all other expenses or amounts payable under any Loan Document have been paid in full, unless the Required Lenders shall otherwise consent in writing, the Borrower shall, and shall cause each Subsidiary to:

     SECTION 5.1. Existence; Businesses and Properties. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 6.5.

     (b) Do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names material to the conduct of its business; comply with all applicable laws, rules, regulations and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted, except where the failure to comply could not reasonably be expected to result in a Material Adverse Effect; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary, in the Borrower's reasonable judgment, in order that the business carried on in connection therewith may be properly conducted at all times.

     SECTION 5.2. Insurance. Keep its insurable properties adequately insured at all times by financially sound and reputable insurers; and maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations.

     SECTION 5.3. Obligations and Taxes. Pay its Indebtedness and pay or perform its other material obligations in accordance with their terms and pay and discharge when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such obligation, tax, assessment, charge, levy or claim so long as the validity, amount or entitlement thereof shall be contested in good faith by appropriate proceedings and the Borrower shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend enforcement of any related Lien.

     SECTION 5.4. Financial Statements, Reports, etc. In the case of the Borrower, furnish to the Administrative Agent:

          (a) within 100 days after the end of each fiscal year, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Subsidiaries during such year, all audited by BDO Seidman LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

          (b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows showing the financial condition of the Borrower and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of such Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year, all certified by one of its Financial Officers as fairly presenting the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments;

          (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of the accounting firm (in the case of delivery under clause (a) above) or Financial Officer (in the case of delivery under clause (b) above) opining on or certifying such statements (which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations) certifying that, to the knowledge of the signer, no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, and attaching calculations showing compliance with Section 6.13 as of the end of such fiscal period;

          (d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to its shareholders, as the case may be;

          (e) as soon as available, and in any event no later than 100 days after the end of each fiscal year, commencing with the fiscal year ending December 28, 1996, forecasted financial projections for the Borrower through the end of the then-current fiscal year (including a description of the underlying assumptions and management's discussion of historical results), all certified by a Financial Officer of the Borrower to be a good faith estimate of the forecasted financial projections and results of operations for the period through the then-current fiscal year; and

          (f) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

     SECTION 5.5. Litigation and Other Notices. Furnish to the Administrative Agent and each Lender prompt written notice of the following:

          (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

          (b) the filing or commencement of, or any threat or notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority, against the Borrower or any Subsidiary thereof that could reasonably be expected to result in a Material Adverse Effect; and

          (c) any effect or impairment known to the Borrower that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect.

     SECTION 5.6. Employee Benefits. (a) Comply in all respects with the applicable provisions of ERISA and the Code, except where the failure to comply could not reasonably be expected to result in a Material Adverse Effect, and (b) furnish to the Administrative Agent (i) as soon as possible after, and in any event within 20 days after any Responsible Officer of the Borrower or any ERISA Affiliate knows, any ERISA Event has occurred that, alone or together with any other ERISA Events that have occurred could reasonably be expected to result in liability of the Borrower in an aggregate amount exceeding $1,000,000, a statement of a Financial Officer of the Borrower setting forth details as to such ERISA Event and the action, if any, that the Borrower proposes to take with respect thereto.

     SECTION 5.7. Maintaining Records; Access to Properties and Inspections. Keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of applicable law are made of all material dealings and transactions in relation to its business. The Borrower will, and will cause each Subsidiary to, permit any representatives designated by the Administrative Agent or any Lender to visit and inspect the financial records and the properties of the Borrower or any Subsidiary upon prior notice to a Financial Officer of the Borrower, at mutually agreed times during normal business hours and as often as reasonably requested and to make extracts from and copies of such financial records (such visits and inspections to be coordinated, to the extent possible, through the Administrative Agent). Permit any representatives designated by the Administrative Agent or any Lender to discuss the affairs, finances and condition of the Borrower or any Subsidiary with the officers thereof (all in a manner reasonably calculated not to materially disrupt the normal business operations and activities of the Borrower and the Subsidiaries) and independent accountants therefor.

     SECTION 5.8. Compliance with Environmental Laws. Comply, and cause all lessees and other Persons occupying its Properties to comply, in all material respects with all Environmental Laws and Environmental Permits applicable to its operations and Properties; obtain and renew all material Environmental Permits necessary for its operations and Properties; and conduct any Remedial Action in accordance with Environmental Laws; provided, however, that neither the Borrower nor any Subsidiary shall be required to undertake any Remedial Action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

     SECTION 5.9. Preparation of Environmental Reports. If a Default caused by reason of a breach of Section 3.17 or 5.8 shall have occurred and be continuing, at the written request of the Required Lenders, provide to the Lenders within 45 days after such request, at the expense of the Borrower, an environmental site assessment report for the Properties which are the subject of such Default prepared by an environmental consulting firm acceptable to the Administrative Agent and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or Remedial Action required by Environmental Laws in connection with such Properties.

     SECTION 5.10. Further Assurances. Execute any and all further documents, agreements and instruments, and take all further action that may be required under applicable law, or that the Required Lenders or the Administrative Agent may reasonably request, to effectuate the transactions contemplated by the Loan Documents. The Borrower shall cause any subsequently acquired or organized Subsidiary to became a party to the Guarantee Agreement and the Indemnity, Subrogation and Contribution Agreement; provided, however, that no Foreign Subsidiary shall be required to become a party to the Guarantee Agreement.

     SECTION 5.11. Registration of Conversion Notes. Not later than 60 days prior to the Conversion Date, authorize and file with the SEC under the Securities Act a registration statement meeting the requirements of Section 2 of the Conversion Notes Registration Rights Agreement and otherwise comply in all respects with the requirements of such Agreement.

     SECTION 5.12. Refinancing. Use its commercially reasonable best efforts to effect prior to January 31, 1998 a public offering and/or a private placement of an Equity Issuance and/or a sale of Indebtedness of the Borrower and/or any Subsidiary the aggregate

Net Proceeds of which, together with other available funds, shall be sufficient to prepay in full the then outstanding Loans.

     SECTION 5.13. Syndication of Loans. Assist the Lenders in completing a syndication of the Loans, such assistance to include (a) assistance in the preparation of a confidential information memorandum and other marketing materials to be used in connection with the syndication, (b) the hosting, with SocGen, of one or more meetings of prospective Lenders, (c) direct contact between senior management and advisors of the Borrower and the proposed Lenders and (d) the Borrower using commercially reasonable efforts to seek to ensure that the syndication efforts benefit materially from the Borrower's existing lending relationships. To assist the Lenders in their syndication efforts, the Borrower agrees promptly upon the request of SocGen to prepare and provide to SocGen all information with respect to the Borrower and the other transactions contemplated hereby, including all financial information and projections, as SocGen may reasonably request in connection with the syndication of the Loans.

                                   ARTICLE VI

                               Negative Covenants

     The Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the principal of and interest on the Loans, all fees and all other expenses or amounts payable under any Loan Document have been paid in full, unless the Required Lenders shall otherwise consent in writing, the Borrower shall not, and shall not cause or permit any Subsidiary to:

     SECTION 6.1. Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:

          (a) Indebtedness in respect of this Agreement and the other Loan Documents;

          (b) Indebtedness incurred pursuant to the Chase Credit Facility in an aggregate amount, at any one time outstanding, not to exceed the sum of (i) $100,000,000 (to the extent pursuant to a revolving credit and/or letter of credit facility) and (ii) the aggregate principal of the Indebtedness outstanding on the date hereof under the Chase Credit Agreement as in effect as of the date hereof (other than that described in clause (i) above) less (in the case of the Indebtedness described in this clause (ii))
     (x) an amount equal to that portion of the proceeds of the Loans that shall be used to prepay the principal of such Indebtedness under the Chase Credit Facility and (y) any other amounts paid subsequent to the date hereof on account of such Indebtedness;

          (c) in the case of any Subsidiary, Indebtedness owed to the Borrower or any wholly owned Subsidiary that is a Guarantor, which Indebtedness is evidenced by a note or notes pledged to secure the Indebtedness under the Chase Credit Facility; and, in the case of the Borrower, Indebtedness owed to any Subsidiary, which Indebtedness is subordinated to the Obligations and Senior Indebtedness on terms and conditions approved in writing by the Administrative Agent;

          (d) in the case of the Borrower, Indebtedness under Rate Protection Agreements entered into in the ordinary course of business on terms and with counterparties reasonably satisfactory to the Administrative Agent (and any Lender and any lender under the Chase Credit Agreement is hereby deemed to be satisfactory);

          (e) accounts payable, rent obligations (other than Capital Lease Obligations) and operating expenses incurred in the ordinary course of business;

          (f) purchase money Indebtedness incurred in the ordinary course of business after the date of this Agreement (including financings through industrial revenue and similar bonds) to finance capital expenditures; provided, however, that such Indebtedness is incurred within 90 days after the making of the capital expenditure so financed;

          (g) in the case of the Borrower, Indebtedness issued as consideration for the repurchase of stock or options, as permitted by Section 6.6(a)(ii), not in excess of $5,000,000 aggregate principal amount outstanding at any time;

          (h) Indebtedness consisting of Guarantees of Indebtedness permitted under clause (e) above; and

          (i) other Indebtedness of the Borrower not in excess of $10,000,000 aggregate principal amount at any time outstanding, of which up to $3,500,000 may be in the form of Capital Lease Obligations and the balance shall be unsecured.

     SECTION 6.2. Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any Person, including any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except:

          (a) any Lien on property or assets of the Borrower and the Subsidiaries existing on the date of this Agreement and set forth in
     Schedule 6.2; provided however, that such Lien shall secure only those obligations that it secures on the date hereof;

          (b) any Lien created under the Chase Credit Facility;

          (c) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary; provided, however, that (i) such Lien is not created in contemplation of or in connection with such acquisition and (ii) such Lien does not apply to any other property or assets of the Borrower or any Subsidiary;

          (d) any Lien for taxes, assessments or government charges not yet due or that are being contested in compliance with Section 5.3;

          (e) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or that are being contested in compliance with Section 5.3;

          (f) pledges and deposits made in the ordinary course of business in compliance with workmen's compensation, unemployment insurance and other social security laws or regulations;

          (g) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

          (h) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any Subsidiary;

          (i) unpaid vendors' Liens, rights of reclamation or other like Liens of sellers of inventory arising in the ordinary course of business and securing obligations not past due;

          (j) any purchase money security interest in fixed assets; provided, however, that (i) such security interest only secures Indebtedness permitted under Section 6.1(f), (ii) such security interest is created and perfected substantially simultaneously with the incurrence of such Indebtedness, (iii) such security interest applies only to fixed assets the purchase of which is financed with such Indebtedness and (iv) the Indebtedness secured thereby is not less than 75% nor more than 85% of the fair market value of the fixed assets subject to such security interest (measured at the date of incurrence of such security interest);

          (k) any Lien represented by the interest of a lessor in property the subject of a Capital Lease Obligation of the Borrower permitted by Section 6.1(i); and

          (1) any Lien in favor of Bayer or any of its subsidiaries in respect of securities of a Permitted Foreign Company (other than a Permitted Foreign Company described in clause (c) of the definition thereof).

     SECTION 6.3. Sale and Lease-Back Transactions. Enter into any Sale and Lease-Back Transaction.

     SECTION 6.4. Investments Loans and Advances. Purchase, hold or acquire any capital stock, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, Guarantee any Indebtedness of, or make or permit to exist any investment or any other interest in, any other Person, except:

          (a) investments by the Borrower existing on or subscribed to prior to the date of this Agreement in the capital stock of the Subsidiaries;

          (b) loans and advances to officers or employees of the Borrower or any Subsidiary in the ordinary course of business not in excess of $1,500,000 in the aggregate at any time outstanding;

          (c) investments in, or loans and advances to, wholly owned Subsidiaries that are Guarantors or, in the case of an investment, that shall become wholly owned Subsidiaries that are Guarantors following such investment, and investments in, or loans and advances to, the Borrower (provided that the Indebtedness of the Borrower created by such loans and advances shall be subordinated in accordance with the requirements of
     Section 6.1(c) hereof);

          (d) Guarantees entered into in the ordinary course of business of Indebtedness of wholly owned Subsidiaries that are Guarantors;

          (e) Permitted Investments;

          (f) investments existing on or subscribed to prior to the date of this Agreement and set forth on Schedule 6.4;

          (g) in the case of the Borrower and the Subsidiaries other than Permitted Foreign Companies, investments in, and loans or advances to, Permitted Foreign Companies in a net aggregate amount not to exceed $10,000,000 in any fiscal year plus, commencing with fiscal year 1997, 50% of the excess, if any, of (A) $10,000,000 over (B) the aggregate amount of such investments, loans and advances made during the preceding fiscal year;

          (h) in the case of the Borrower and the Subsidiaries other than Permitted Foreign Companies, Guarantees of Indebtedness of Permitted Foreign Companies; provided, however, that any payment on such a Guarantee shall not be permitted under this clause (h) (but may be permitted under clause (g) above or clause (j) below);

          (i) in the case of Permitted Foreign Companies, any investment in, or loan or advance to, or Guarantee of Indebtedness of, any Permitted Foreign Company;

          (j) other or additional investments, loans and advances in a net aggregate amount not to exceed $10,000,000 at any time prior to the last day of fiscal year 1997 and $15,000,000 thereafter; and

          (k) Guarantees under the Guarantee Agreement and the Guarantee Agreement (as defined in the Chase Credit Agreement).

     SECTION 6.5. Mergers, Consolidations and Sales of Assets. Merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets (whether now owned or hereafter acquired) or any capital stock of any Subsidiary, except that (a) the Borrower and any Subsidiary may sell inventory in the ordinary course of business, (b) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing (i) any wholly owned Subsidiary may merge into the Borrower in a transaction in which the Borrower is the surviving corporation and (ii) any wholly owned Subsidiary may merge into or consolidate with any other Subsidiary in a transaction in which the surviving entity is a wholly owned Subsidiary and
(c) if at the time thereof and immediately after giving effect thereto no Event of Default or Default shall have occurred and be continuing, any Subsidiary may dissolve or liquidate through a transfer of its assets to its shareholders.

     SECTION 6.6. Dividends and Distributions; Restrictions on Ability of Subsidiaries To Pay Dividends. (a) Declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any shares of its capital stock or directly or indirectly redeem, purchase, retire or otherwise acquire for value (or permit any Subsidiary to purchase or acquire) any shares of any class of its capital stock or set aside any amount for any such purpose; provided, however, that (i) any Subsidiary may declare and pay dividends or make other distributions to the Borrower or any wholly owned Subsidiary that is a Guarantor, (ii) if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing, the Borrower may repurchase stock or options from former directors, former officers and former employees (or their legal representatives) in the ordinary cause of business in accordance with any duly instituted stock option plan and (iii) the Borrower may perform its obligations under the agreements referred to in Section 6.7(d).

     (b) Other than this Agreement and the Chase Credit Agreement, permit any Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (i) pay any dividends or make any other distributions on its capital stock or any other interest or (ii) make or repay any loans or advances to the Borrower or the parent of such Subsidiary.

     SECTION 6.7. Transactions with Affiliates. Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except that the Borrower or any Subsidiary may engage in any of the foregoing transactions in the ordinary course of business at prices and on teens and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties; provided, however, that the foregoing shall not apply to:

          (a) loans and advances permitted by Section 6.4(b);

          (b) the formation of any Permitted Foreign Company;

          (c) transactions between or among the Borrower and wholly owned Subsidiaries that are Guarantors;

          (d) transactions required by the General Shareholders Agreement dated

          September 30, 1994, and the Continuing Shareholders Agreement dated September 30, 1994, in each case as in effect on the date of this Agreement; and

          (e) the grant of stock options by the Borrower to its directors, officers and employees in the ordinary course of business and the exercise of such stock options.

     SECTION 6.8. Business of Borrower and Subsidiaries. (a) Own, manage or operate any business not principally engaged in a segment of the pharmaceutical or healthcare industry or ancillary thereto.

     (b) Make any change materially adverse to the Lenders in the nature of its business as carried on at the date of this Agreement.

     SECTION 6.9. Operating Leases. Permit the aggregate rental expense for the Borrower and the Subsidiaries for any fiscal year, determined on a consolidated basis in accordance with GAAP, to exceed $8,000,000.

     SECTION 6.10. Amendments of Certain Agreements. Amend, waive, modify or terminate any provisions of its constitutive documents or any agreement if the effect of such amendment, waiver, modification or termination could reasonably be expected to have a Material Adverse Effect.

     SECTION 6.11. Fiscal Year. Change the end of its fiscal year; provided, however, that approval from the Required Lenders for any such changes shall not be unreasonably withheld.

     SECTION 6.12. Payment on Other Indebtedness. Make any distribution, whether in cash, property, securities or a combination thereof, other than scheduled payments of principal and interest as and when due (to the extent not prohibited by applicable subordination provisions), in respect of, or pay, or offer to commit to pay, or directly or indirectly redeem, repurchase, retire or otherwise acquire for consideration, or set apart any sum for the aforesaid purposes, any Indebtedness (other than the Obligations and any Senior Indebtedness), except for payments in the form of common stock of the Borrower.

     SECTION 6.13. Net Worth. Permit Net Worth at any time to be less than $145,000,000.

                                   ARTICLE VII

                                Events of Default

     SECTION 7.1. Events of Default. In case of the happening of any of the following events ("Events of Default"):

               (a) any material representation or warranty made or deemed made by the Borrower or any Subsidiary in any Loan Document or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument authored and furnished by the Borrower or any Subsidiary to the Administrative Agent or any Lender in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

               (b) default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

               (c) default shall be made in the payment of any Fee or any interest on any Loan or any other amount (other than an amount referred to in clause (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of three Business Days;

               (d) default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in Section 5.1(a), 5.5 or 5.8 or in Article VI;

               (e) default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in any Loan Document (other than those specified in clause
          (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent or any Lender to the Borrower;

               (f) the Borrower or any Subsidiary shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness in a principal amount in excess of $5,000,000, when and as the same shall become due and payable, or (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause
          (ii) is to cause such Indebtedness to become due prior to its stated maturity;

               (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the Borrower or any Subsidiary, or of a substantial part of the property or assets of the Borrower or a Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of the property or assets of the Borrower or a Subsidiary or (iii) the winding-up or liquidation of the Borrower or any Subsidiary; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

               (h) the Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (g) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of the property or assets of the Borrower or any Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (vii) take any action for the purpose of effecting any of the foregoing;

               (i) one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 (net of amounts covered by insurance) shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any Subsidiary to enforce any such judgment;

               (j) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other such ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and the ERISA Affiliates in an aggregate amount exceeding $5,000,000;

               (k) the Guarantee Agreement shall cease to be, or shall be asserted by the Borrower or any Subsidiary not to be, a legal, valid and binding obligation of (i) any Specified Guarantor or (ii) multiple Guarantors that, taken together, would constitute a Specified Guarantor;

               (l) there shall have occurred a Change in Control; or

               (m) the conditions specified in Section 2.20 hereof to the delivery and acceptance of the Conversion Notes on the Conversion Date shall not be satisfied on the Conversion Date;

then, and in every such event (other than an event with respect to the Borrower described in clause (g), (h) or (m) above), and at any time thereafter during the continuance of such event, the Required Lenders may, by notice to the Borrower, declare the unpaid principal amount of the Loans to be, and the same shall forthwith become, due and payable, together with the interest accrued thereon and all fees, costs, expenses, indemnities and other amounts payable hereunder or under the other Loan Documents, (x) if none of the Senior Indebtedness is outstanding, immediately, and (y) if any Senior Indebtedness is outstanding under the Chase Credit Agreement, upon the first to occur of (I) the acceleration of such Senior Indebtedness and (II) the fifth Business Day after receipt by the Borrower and the administrative agent under the Chase Credit Agreement of such written notice given hereunder, all without presentment, demand, notice, protest or other requirements of any kind, all of which are hereby expressly waived; and in any event with respect to the Borrower described in paragraph (g), (h) or (m) above, the unpaid principal amount of the Loans together with accrued interest thereon and all fees, costs, expenses, indemnities and other amounts payable hereunder or under the Loan Documents, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

     Notwithstanding the foregoing, in the event of a declaration of acceleration in respect of the Loans because an Event of Default specified in subsection (f)(ii) of this Section 7.1 shall have occurred and be continuing as a result of an acceleration of other Indebtedness, such declaration of acceleration of the Loans shall be automatically annulled if the holders of the Indebtedness that is the subject of such acceleration have rescinded their declaration of acceleration in respect of such Indebtedness, and written notice of such rescission shall have been given to the Administrative Agent by the Borrower and countersigned by the holders of the Indebtedness that is the subject of such acceleration or a trustee, fiduciary or agent for such holders, within 20 Business Days after such declaration of acceleration in respect of such Indebtedness, and no other Event of Default has occurred during such 20 Business Day period which has not been cured or waived during such period.

                                  ARTICLE VIII

                                  Subordination

     SECTION 8.1. Subordinated Indebtedness Subordinated to Senior Indebtedness. Each of the Borrower and the Guarantors, for itself and its respective successors and assigns, covenants and agrees, and each holder of any Subordinated Indebtedness, by itS acceptance thereof, shall be deemed to have agreed, that the payment of the Subordinated Indebtedness shall be subordinate and subject in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash of all Senior Indebtedness, and that each holder of Senior Indebtedness whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired Senior Indebtedness in reliance upon the provisions contained in this Article VIII.

     SECTION 8.2. Subordinated Indebtedness Subordinated to Prior Pavment of All Senior Indebtedness on Dissolution, Liquidation, Reorganization, Etc. Upon any payment, distribution or other transfer of the assets of the Borrower or any Guarantor (or any other payment, distribution or other transfer on behalf of the Borrower or any Guarantor from any source) of any kind or character, whether direct or indirect, by set-off or otherwise, and whether in cash, Property, securities or otherwise, to creditors upon any dissolution, winding-up, liquidation, reorganization, arrangement, composition, adjustment or readjustment or similar proceeding of the Borrower or any Guarantor or their respective securities or debt (whether voluntary or involuntary, or in bankruptcy, insolvency, reorganization, liquidation or receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Borrower or any Guarantor), then in such event:

               (a) the holders of Senior Indebtedness shall be entitled to receive payment in full in cash of all Senior Indebtedness, before any payment is made on account of or applied on the Subordinated Indebtedness (other than payments of Reorganization Securities);

               (b) any payment, distribution or other transfer of assets of the Borrower or any Guarantor of any kind or character, whether direct or indirect, by set-off or otherwise, and whether in cash, Property, securities or otherwise (including, without limitation, Junior Subordinated Payments, but excluding Reorganization Securities), to which the holders of the Subordinated Indebtedness would be entitled except for the provisions of this Article VIII, shall be paid or delivered by any debtor, custodian, liquidating trustee, agent or other Person making such payment or distribution, directly to the holders of such Senior Indebtedness, or their representative or representatives, ratably according to the aggregate amounts remaining unpaid on account of such Senior Indebtedness held or represented by each, for application to the payment of all such Senior Indebtedness remaining unpaid, to the extent necessary to pay all such Senior Indebtedness in full in cash after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

               (c) in the event that, notwithstanding the foregoing provisions of this Section 8.2, any payment, distribution or other transfer of assets of the Borrower or such Guarantor (or any other payment, distribution or transfer on behalf of the Borrower or such Guarantor from any source) of any kind or character, whether direct or indirect, by set-off or otherwise, and whether in cash, Property, securities or otherwise (including, without limitation, Junior Subordinated Payments, but excluding Reorganization Securities), shall be received by any holder of Subordinated Indebtedness before all such Senior Indebtedness is paid in full in cash, such payment or distribution shall be held in trust for the benefit of, and shall immediately be paid or delivered by such holder to, as the case may be, the holders of such Senior Indebtedness remaining unpaid, or their representative or representatives, for application to the payment of all such Senior Indebtedness remaining unpaid, ratably according to the aggregate amounts remaining unpaid on account of such Senior Indebtedness held or represented by each, to the extent necessary to pay all such Senior Indebtedness in full after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

     The Borrower shall give prompt notice to each holder of outstanding Subordinated Indebtedness of any dissolution, winding-up, total or partial liquidation, reorganization, composition, arrangement, adjustment or readjustment of the Borrower or of any Guarantor or of their respective securities.

     Upon any distribution of assets of the Borrower or any Guarantor referred to in this Article VIII, the holders of the Subordinated Indebtedness shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, insolvency, reorganization, liquidation, receivership or other proceeding is pending, or a certificate of the debtor, custodian, liquidating trustee, agent or other Person making any distribution to such holders, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article VIII.

     SECTION 8.3. No Payments With Respect to Subordinated Indebtedness in Certain Circumstances.

     (a) (i) No payment in respect of the Subordinated Indebtedness shall be made by or on behalf of the Borrower or any Guarantor if, at the time of such payment or immediately after giving effect thereto, each of the following three conditions shall be satisfied:

               (x) the Borrower and the Administrative Agent shall have received written notice (each a "Payment Bar Notice") from any Person duly acting as agent or representative of the holders of Senior Indebtedness of the occurrence of an event of default pursuant to the documents evidencing the Senior Indebtedness (a "Senior Event of Default") (other than a default in the payment of any interest, commitment fee or letter of credit fee on, or principal (including any reimbursement obligation) of, any Senior Indebtedness after the expiration of any applicable grace period (a "Payment Default")), and

               (y) such Senior Event of Default shall not have been cured or waived in accordance with the applicable provisions of the documents evidencing the Senior Indebtedness, and

               (z) not more than 180 days shall have elapsed after the date of receipt by the Borrower of such Payment Bar Notice;

provided however, that not more than one Payment Bar Notice shall be given during any period of 365 consecutive days; and provided, further, that no facts or circumstances constituting a Senior Event of Default existing on the date any Payment Bar Notice is given and as to which the administrative agent under the Chase Credit Agreement has received notice may be used as a basis for any subsequent Payment Bar Notice, unless such facts or circumstances have been cured or waived for a period of not less than 90 consecutive days subsequent to the giving of the initial Payment Bar Notice (it being acknowledged that any subsequent action or breach that would give rise to a separate Senior Event of Default pursuant to any provision under which a Senior Event of Default previously existed or was continuing shall constitute a new Senior Event of Default for this purpose).

     The Borrower and the Guarantors shall resume payments in respect of the Subordinated Indebtedness prohibited under the foregoing provisions of this
Section 8.3(a)(i) (provided that such payments are not then prohibited under another provision of this Agreement other than this Section 8.3(a)(i)), upon the earlier to occur of (x) the cure or waiver of such Senior Event of Default in accordance with the applicable provisions of the documents evidencing the Senior Indebtedness or (y) the expiration of such period of 180 days.

          (ii) No payment in respect of the Subordinated Indebtedness shall be made by or on behalf of the Borrower or any Guarantor if, at the time of such payment or immediately after giving effect thereto, each of the following two conditions shall be satisfied:

          (x) a Payment Default shall have occurred, and

          (y) such Payment Default shall not have been cured or waived in accordance with the applicable provisions of the documents evidencing the Senior Indebtedness.

     (b) Notwithstanding the above, following an acceleration of the maturity of any Senior Indebtedness and as long as such acceleration shall continue unrescinded and unannulled, such Senior Indebtedness shall first be paid in full in cash, or provision for such payment shall be made in a manner satisfactory to the holders of such Senior Indebtedness, before any payment is made on account of or applied on the Subordinated Indebtedness.

     (c) In the event that any payment of assets of the Borrower or any Guarantor shall be received by any holder of Subordinated Indebtedness in contravention of the foregoing provisions of this Section 8.3, such payment shall be held in trust for the benefit of, and shall be immediately paid or delivered by such holder to, as the case may be, the holders of such Senior Indebtedness remaining unpaid, or their representative or representatives, for application to the payment or prepayment of all such Senior Indebtedness remaining unpaid, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to pay all such Senior Indebtedness in full in cash after giving effect to any concurrent payment or provision therefor to the holders of such Senior Indebtedness.

     (d) The Borrower shall give prompt written notice to each holder of outstanding Subordinated Indebtedness of any Senior Event of Default in respect of Senior Indebtedness referred to in subsection (a) of this Section 8.3 and of any acceleration of the maturity of any Senior Indebtedness.

     (e) The provisions of this Section 8.3 shall not be applicable in any case in which the provisions of Section 8.2 are applicable.

     SECTION 8.4. Holders of Subordinated Indebtedness to be Subrogated to Rights of Holders of Senior Indebtedness. Subject to the payment in full in cash of all Senior Indebtedness, the holders of Subordinated Indebtedness shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Borrower or any Guarantor applicable to the Senior Indebtedness until the Subordinated Indebtedness shall be paid in full, and, for purposes of such subrogation, no payment or distribution to the holders of the Senior Indebtedness of assets, whether in cash, Property or securities, distributable to the holders of Senior Indebtedness under the provisions hereof to which the holders of Subordinated Indebtedness would be entitled except for the provisions of this Article VIII, and no payment pursuant to the provisions of this Article VIII to the holders of Senior Indebtedness by the holders of Subordinated Indebtedness shall, as between the Borrower and the Guarantors, their creditors other than the holders of the Senior Indebtedness, and the holders of the Subordinated Indebtedness, be deemed to be a payment by the Borrower or any Guarantor to or on account of such Senior Indebtedness, it being understood that the provisions of this Article VIII are, and are intended, solely for the purpose of defining the relative rights of the holders of Subordinated Indebtedness, on the one hand, and the holders of Senior Indebtedness, on the other hand.

     SECTION 8.5. Obligations of the Borrower and the Guarantors Unconditional. Nothing contained in this Article VIII or elsewhere in this Agreement is intended to or shall impair, as between the Borrower and the Guarantors, and their creditors other than the holders of Senior Indebtedness, the obligations of the Borrower or any Guarantor to the holders of Subordinated Indebtedness to pay any Subordinated Indebtedness as and when such Subordinated Indebtedness shall become due and payable in accordance with its terms, or to affect the relative rights of the holders of Subordinated Indebtedness and creditors of the Borrower or any Guarantor other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent any holder of Subordinated Indebtedness from exercising all remedies otherwise permitted by applicable law upon the happening of an Event of Default under this Agreement subject to the rights, if any, under this Article VIII of the holders of Senior Indebtedness in respect of assets, whether in cash, Property or securities, paid or distributed by or on behalf of the Borrower or any Guarantor and received upon the exercise of any such remedy.

     This Article VIII is intended to establish the relative rights of the holders of the Subordinated Indebtedness, on the one hand, and the holders of Senior Indebtedness, on the other hand, and shall not be deemed to affect the obligations of the Borrower or the Guarantors to the holders of Subordinated Indebtedness.

     SECTION 8.6. Holders of Subordinated Indebtedness Entitled to Assume Payments Not Prohibited in Absence of Notice. No holder of Subordinated Indebtedness shall at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to it, unless and until the Administrative Agent, on behalf of such holder, shall have received written notice thereof at its principal office from the Borrower or any holder of Senior Indebtedness or from a duly authorized agent or representative of the holders of Senior Indebtedness (who shall be the Administrative Agent under the Chase Credit Agreement); and prior to the receipt of any such written notice by the Administrative Agent, on behalf of the holder of the Subordinated Indebtedness, each such holder of the Subordinated Indebtedness shall be entitled to assume conclusively that no such facts exist.

     Each holder of Subordinated Indebtedness shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness or a duly authorized agent or representative of the holders of Senior Indebtedness to establish that such notice has been given by the holders of Senior Indebtedness or such duly authorized agent or representative. In the event that such holder of Subordinated Indebtedness determines in good faith that further evidence is required with respect to the right of any holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article VIII, such holder of Subordinated Indebtedness may request such Person to furnish evidence to the reasonable satisfaction of such holder of Subordinated Indebtedness as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article VIII, and if such evidence is not furnished such holder of Subordinated Indebtedness may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment; provided that, upon the written request of such Person to such holder, such payment shall be made to the court having jurisdiction over such judicial determination or to another Person mutually satisfactory to such Person and such holder, as escrowee, to be held and invested pending such judicial determination in accordance with such instructions as shall be mutually satisfactory to such Person and such holder and upon such judicial determination becoming final and nonappealable to be distributed in accordance therewith to the Person entitled thereto.

     SECTION 8.7. Effect of Failure to Pav Subordinated Indebtedness. The fact that failure to make any payment on account of Subordinated Indebtedness is prevented by reason of the operation of any provision of this Article VIII shall not be construed as preventing the occurrence of an Event of Default under this Agreement.

     SECTION 8.8. Miscellaneous Subordination Provisions. (a) The subordination provisions contained herein are solely for the benefit of the holders from time to time of Senior Indebtedness and their representatives, assignees and beneficiaries and may not be rescinded, cancelled, amended or modified in any way. No holder of Subordinated Indebtedness shall subordinate any Subordinated Indebtedness to any indebtedness or obligation of the Borrower or any Guarantor other than Senior Indebtedness.
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                                                                              60

     (b) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrower or any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Borrower or any Guarantor with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

     (c) Without in any way limiting the generality of paragraph (b) of this Section, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the holders of the Loans, without incurring responsibility to the holders of the Loans and without impairing or releasing the subordination provided in this Article VIII or the obligations hereunder of the holders of the Loans to the holders of Senior Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (3) release any Person liable in any manner for the collection of Senior Indebtedness; and (4) exercise or refrain from exercising any rights against the Borrower and any other Person.

     (d) The holders of Senior Indebtedness (and/or their designated agents or representatives) are authorized to demand specific performance of the subordination provisions contained herein. Each holder of Subordinated Indebtedness irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to such remedy of specific performance and any requirement for the securing or posting of any bond in connection with such remedy.

     (e) Each holder of Subordinated Indebtedness acknowledges and agrees that the holders of Senior Indebtedness have relied upon and will continue to rely upon the subordination provided for herein and hereby waives notice of or proof of reliance hereon, demand for payment and notice of default.

     (f) The subordination provisions of this Article VIII shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Senior Indebtedness is, pursuant to applicable law, avoided, recovered, or rescinded or must otherwise be restored or returned by any holder of Senior Indebtedness, whether as a "voidable preference," "fraudulent conveyance," "fraudulent transfer," or otherwise, all as though such payment or performance had not been made.

                                   ARTICLE IX

                            The Administrative Agent

     To expedite the transactions contemplated by this Agreement, SocGen is hereby appointed to act as Administrative Agent on behalf of the Lenders. Each of the Lenders and each assignee of any such Lender, hereby irrevocably authorizes the Administrative Agent to take such actions on behalf of such Lender or assignee and to exercise such powers as are specifically delegated to the Administrative Agent by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders all payments of principal of and interest on the Loans and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrower of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrower pursuant to this Agreement as received by the Administrative Agent.

     Neither the Administrative Agent nor any of its respective directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower or any other Loan Party of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Administrative Agent shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other Loan Documents, instruments or agreements. The Administrative Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. The Administrative Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Administrative Agent nor any of its respective directors, officers, employees or agents shall have any responsibility to the Borrower or any other Loan Party on account of the failure of or delay in performance or breach by any Lender of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Borrower or any other Loan Party of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. The Administrative Agent may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

     The Lenders hereby acknowledge that the Administrative Agent shall not be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.
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                                                                              62

     Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor with the prior approval of the Borrower (such approval not to be unreasonably withheld or delayed). If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 10.5 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

     With respect to the Loans made by it hereunder, the Administrative Agent in its individual capacity and not as Administrative Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not the Administrative Agent, and the Administrative Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent.

     Each Lender agrees (a) to reimburse the Administrative Agent, on demand, in the amount of its pro rata share (based on the principal amount of its Loan outstanding on the date indemnification is sought) of any reasonable out-of-pocket expenses incurred for the benefit of the Lenders by the Administrative Agent, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, that shall not have been reimbursed by the Borrower and (b) to indemnify and hold harmless the Administrative Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against it in its capacity as Administrative Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrower, provided, however, that no Lender shall be liable to the Administrative Agent or any such other indemnified person for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of the Administrative Agent or any of its directors, officers, employees or agents. In the event the Administrative Agent is subsequently reimbursed by any Loan Party for any such expenses, liabilities, taxes, obligations, losses, damages, penalties, judgments, costs or disbursements, the Administrative Agent shall reimburse each Lender, pro rata, to the extent of any payment made by such Lender with respect thereto under this paragraph.
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                                                                              63

     Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

                                    ARTICLE X

                                  Miscellaneous

     SECTION 10.1. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to the Borrower, to it at 100 Campus Drive, Florham Park, NJ 07932, Attention of the Chief Financial Officer, Telecopy No. (201) 593-5580), with a copy to the General Counsel (Telecopy No. (201) 593-5820);

          (b) if to the Administrative Agent, to Societe Generale, 1221 Avenue of the Americas, New York, New York 10020, Attention of Maggie O'Donnell (Telecopy No. (212) 278-7490), with a copy to Simpson Thacher & Bartlett, at 425 Lexington Avenue, New York 10017, Attention of Gregory A. Weiss, Esq. (Telecopy No. (212) 455-2502); and

          (c) if to a Lender, to it at its address (or telecopy number) set forth in Schedule 2.1 or in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 10.1 or in accordance with the latest unrevoked direction from such party given in accordance with this
Section 10.1.

     SECTION 10.2. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid. The provisions of Sections 2.14, 2.18 and 10.5 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any Lender.

     SECTION 10.3. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

     SECTION 10.4. Successors and Assigns. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Administrative Agent or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

     (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of the Loans at the time owing to it); provided, however, that (i) except in the case of an assignment to a Lender or an Affiliate of such Lender,
(x) the Borrower and the Administrative Agent must give their prior written consent to such assignment (which consent shall not be unreasonably withheld),
(y) no assignment may be offered or made to any pharmaceutical company or to any Affiliate of a pharmaceutical company and (z) the amount of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000, (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, with a copy thereof furnished to the Borrower, together (except in the case of any assignment to an Affiliate of the assigning Lender) with a processing and recordation fee of $3,500 and (iii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to paragraph (e) below, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and
(B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.18 and 10.5, as well as to any interest and Fees accrued for its account and not yet paid).

     (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance and that neither it nor any of its Affiliates is engaged in the pharmaceutical or health-care industry; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.5 or delivered pursuant to Section 5.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee shall, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it shall perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

     (d) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive and the Borrower, the Administrative Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.

     (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above and, if required, the written consent of the Borrower and the Administrative Agent to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

     (f) Each Lender may without the consent of the Borrower or the Administrative Agent sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans owing to it); provided, however, that
(i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) each participating bank or other entity shall be entitled to the benefit of the cost protection provisions contained in Sections 2.14 and 2.18 to the same extent as if it were a Lender, but not in an amount greater than that of the Lender from which it acquired its participation (and any entitlement thereto of such participant shall reduce pro tanto the right of such Lender to claim the benefit of such provisions), (iv) a participation may not be offered or sold to any pharmaceutical company or to any Affiliate of a pharmaceutical company and (v) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans or extending any scheduled principal payment date or date fixed for the payment of interest on the Loans).

     (g) Notwithstanding Section 10.16, any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.4, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided, however, that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement (a copy of which shall be given to the Borrower) whereby such assignee or participant shall agree to preserve the confidentiality of such confidential information on terms no less restrictive than those applicable to the Lenders pursuant to Section 10.16.

     (h) Any Lender may at any time assign all or any portion of its rights under this Agreement or any note issued in connection herewith to a Federal Reserve Bank to secure extensions of credit by such Federal Reserve Bank to such Lender; provided, however, that no such assignment shall release a Lender from any of its obligations hereunder or substitute any such Bank for such Lender as a party hereto. In order to facilitate such an assignment to a Federal Reserve Bank, the Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory note or notes evidencing the Loans made to the Borrower by the assigning Lender hereunder (each of which promissory notes shall include a paragraph indicating that the obligations evidenced thereby are subject to the provisions of Article VIII hereof).

     (i) The Borrower shall not assign or delegate any of its rights or duties hereunder without the prior wriden consent of the Administrative Agent and each Lender, and any attempted assignment without such consent shall be null and void.

     SECTION 10.5. Expenses; Indemnity. (a) The Borrower shall pay all reasonable out-of-pocket expenses reasonably incurred by the Administrative Agent in connection with the syndication of the credit facilities provided for herein and the preparation and administration of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby or thereby contemplated shall be consummated) or incurred during the continuance of a Default by the Administrative Agent or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents or in connection with the Loans made hereunder, including the reasonable fees, charges and disbursements of Simpson Thacher & Bartlett, counsel for the Administrative Agent, and, in connection with any such enforcement or protection, the reasonable fees, charges and disbursements of such other special counsel for the Administrative Agent as the Administrative Agent may deem necessary.

     (b) The Borrower shall indemnify the Administrative Agent, each Lender, each Affiliate of any of the foregoing persons and each of their respective directors, officers, employees and agents (each such person being called an "indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated thereby (excluding, in the case of each Indemnitee other than SocGen and its Affiliates, legal expenses incurred prior to the date of this Agreement), (ii) the use of the proceeds of the Loans, (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto or (iv) any actual or alleged presence or Release of Hazardous Materials on any property owned or operated by the Borrower or any Subsidiary, or any Environmental Claim related in any way to the Borrower or the Subsidiaries; provided, however, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

     (c) The provisions of this Section 10.5 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any Lender. All amounts due under this Section 10.5 shall be payable on written demand therefor.

     SECTION 10.6. Rights of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

     SECTION 10.7. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

     SECTION 10.8. Waivers; Amendment. (a) No failure or delay of the Administrative Agent or any Lender in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, without the prior written consent of each Lender directly affected thereby, (ii) amend or modify the provisions of
Section 2.14 or 10.4(i), the provisions of this Section 10.8 or the definition of the term "Required Lenders" without the prior written consent of each Lender,
(iii) release any Specified Guarantor without the prior written consent of Lenders having Loans at such time representing at least 80% of the sum of all Loans outstanding at such time or (iv) amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder or under any other Loan Document without the prior written consent of the Administrative Agent.

     SECTION 10.9. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan or participation in accordance with applicable law, the rate of interest payable in respect of such Loan, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate, and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

     SECTION 10.10. Entire Agreement. This Agreement, the Fee Letter and the other Loan Documents constitute the entire contract between the parties relative to the subject matter hereof. Any other previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto and holders of Senior Indebtedness with respect to Article VIII any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

     SECTION 10.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.11.

     SECTION 10.12. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 10.13. Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 10.3. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

     SECTION 10.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

     SECTION 10.15. Jurisdiction; Consent to Service of Process. (a) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each party hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or its properties in the courts of any jurisdiction.

     (b) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each party hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (c) Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 10.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     SECTION 10.16. Confidentialiy. The Administrative Agent and each of the Lenders agrees to keep confidential (and to use its best efforts to cause its respective agents and representatives to keep confidential) the Information (as defined below) and all copies thereof, extracts therefrom and analyses or other materials based thereon, except that the Administrative Agent or any Lender shall be permitted to disclose Information (a) to such of its respective officers, directors, employees, agents, affiliates and representatives as need to know such Information, (b) to the extent requested by any regulatory authority, (c) to the extent otherwise required by applicable laws and regulations or by any subpoena or similar legal process, upon prior notice thereof (unless prohibited by the terms of such subpoena or process) to the Borrower in a manner reasonably calculated to afford the Borrower an opportunity to seek a protective order or other injunctive relief, (d) in connection with any suit, action or proceeding relating to the enforcement or protection of its rights hereunder or under the other Loan Documents or (e) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 10.16 or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this Section 10.16, "Information" shall mean all financial statements, certificates, reports, agreements and information (including all analyses, compilations and studies prepared by the Administrative Agent or any Lender based on any of the foregoing) that are received from the Borrower and related to the Borrower, any shareholder of the Borrower or any employee, customer or supplier of the Borrower, other than any of the foregoing that were available to the Administrative Agent or any Lender on a nonconfidential basis prior to its disclosure thereto by the Borrower, and which are in the case of Information provided after the date hereof, clearly identified at the time of delivery as confidential. The provisions of this Section 10.16 shall remain operative and in full force and effect regardless of the expiration and term of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                              SCHEIN PHARMACEUTICAL, INC.,


                                              by /s/ Dariush Ashrafi
                                                 ---------------------

                                                Name:Dariush Ashrafi
                                                Title:Executive Vice President &
                                                        Chief Financial Officer


                                              SOCIETE GENERALE, NEW YORK
                                              BRANCH, individually and as
                                              Administrative Agent,



                                              by /s/ Salvatore Galatioto
                                                 -----------------------

                                                Name:Salvatore Galatioto
                                                Title:First Vice President

                                  Schedule 1.1

                           CERTAIN PERMITTED HOLDERS

Pamela Joseph

Trusts established by Pamela Joseph (including trustee(s) thereunder)

Pamela Schein

Trusts established by Pamela Schein (including trustee(s) thereunder)

Trust established by the trustees under article fourth of the Will of Jacob M. Schein for the benefit of Pamela Schein and her issue under trust agreement dated September 29, 1994 (including trustee thereunder)

Marvin H. Schein

Trusts established by Marvin H. Schein (including trustee(s) thereunder)

Martin Sperber

Trusts established by Martin Sperber (including trustee(s) thereunder)

Stanley M. Bergman

Trusts established by Stanley M. Bergman (including trustee(s) thereunder)

Voting Trustee under Voting Trust Agreement dated September 30, 1994

                                  Schedule 2.1

                                  COMMITMENTS


Name and                     Contact Person
Address of Lender            and Teleconv Number    Commitment

SOCIETE GENERALE             Michelle Martin       $100,000,000
1221 Avenue of the Americas  (212) 278-7430
New York, NY 10020

                                  Schedule 3.8

               Domestic Subsidiaries and percentage owned therein

 Name                                                           % of Ownership
 ----                                                           --------------

 Schein Pharmaceutical International, Inc.                      100.0%

 Schein Pharmaceutical PA, Inc.                                 100.0%

 Schein Pharmaceutical Service Company                          100.0%

 Steris Laboratories, Inc.                                      100.0%

 Danbury Pharmacal, Inc.                                        100.0%

    Danbury Pharmacal Puerto Rico, Inc.(1),                     100.0%

 Marsam Pharmaceuticals Inc.                                    100.0%

    MIS,Inc.(2)



(1) Shares held by Danbury Phammacal, Inc.
(2) Shares held by Marsam Pharmaceuticals, Inc.

                                  Schedule 3.18

                                   INSURANCE




                                   (ATTACHED)

                                        Morristown, NJ 07962-1966       SMarsh &
                                        Telephone 201 285-4600          McLennan
                                        SCHEIN PHARMACEUTICAL INC.


Insurance Outline                       Schedule B                                             As of          Augugt 7, 1996
====================================================================================================================================

     Coverage                 Company                                      Policy              Term                Average
                                                                           Number                                  Annual
                                                                                                                    Cost
------------------------------------------------------------------------------------------------------------------------------------

EMPLOYERS' LIABILITY {WORKERS' COMPENSATION)
--------------------------------------------
Limits:
$1,000,000 each accident
$1,000,000 policy limit
$1,000,000 each employee

                              Insurance Co. of the State of                PA 1131802(AOS)     6/30/96-97
                              National Union Fire Ins. Co.                 1131790 (OR, WI)
                              Insurance Co. of the State of                PA 1131791 (CA)


GENERAL LIABILITY (EXCLUDING PRODUCTS)
---------------------------------------
Limits:
$   1,000,000 BI/PD per occurrence
$   1,000,000 per fire legal
$      10,000 medical pay per person
$   1,000,000 personal and advertising injury
$20, 000, 000 general aggregate limit (products/completed operations}

                              National Union Fire                          1437699 (AOS)       6/30/96-97
                              Insurance Company

 AUTOMOBILE LIABILITY
-----------------------
 Limits:
 S1,000,000 combined single limit
 S   10,000 medical pay per person

                              National Union Fire Ins. Co.                 1438731 (AOS)       6/30/96-97
                              National Union Fire Ins. Co.                 1438732 (TX)

                                        P.O. Box 1960
                                        Morristown, NJ 07962-1966          Marsh &

                                        telephone 201 285-4600             McLennan

                                        SCHEIN PHARMACEUTICAL INC.

Insurance Outline                       Schedule B                                             As of          Augugt 7, 1996

====================================================================================================================================


     Coverage                 Company                                      Policy              Term                Average

                                                                           Number                                  Annual

                                        .                                                                           Cost

------------------------------------------------------------------------------------------------------------------------------------


PRODUCTS LIABILITY
------------------
Limits:
$20,000,000 each occurrence and aggregate xs $500,000 SIR per occurrence $2,500,000 aggregate
                              Columbla Casualty Ins. Co.                   ADT000682           3/8/96-97

EXCESS LIABILITY (Products Only)
-----------------
Limits:
$5,000,000 each lose and aggregate per form
                              Gerilng Konzern                              509/DL064596        3/8/96-97

EXCESS LIABILITY (Excluding Products}
-----------------
Limits:
$25,000,000 each occurrence and aggregate

                              National Union Fire                          BE9324061           6/30/96-98
                              Insurance Company

EXCESS LIABILITY (Including Products)
-----------------
Limits:
$25,000,000 each occurrence and aggregate
excess of $25,000,000 (or Schedule B underlying limits lf greater}
                              X.L. Insurance Company                       XLUMB-01037         6/30/96-97


Marsh & McLennan, Incorporated                                         Marsh &
44 Whippany Road                                                       McLennan
P.O. Box 1966
Morristown, NJ 07962-1966
Telephone 201 285-4600

                              SCHEIN PHARMACEUTICAL INC.                                       As of: November7,1996
Insurance Outline - Schedule of Property Lines of Coverage
====================================================================================================================================

 Coverage                     Company                                      Policy Number       Term
------------------------------------------------------------------------------------------------------------------------------------


ALL-RISK PROPERTY POLICY      Industrial Risk Insurers                     #31-3-64722         6/30/96-97
--------------------------
Insuring All Real & Personal
Property, includinq Boiler &
Machinery and Inland Transit
Territory:     US & Canada

Blanket Policy Limit:
$1,097,580,000


 ALL-RISK PROPERTY POLICY     Puerto Rican-American                        #r4657073           6/30/96-97
--------------------------      Insurance Company
 Insuring All Real & Personal
 Property, including Boiler &
 Machinery and Inland Transit
 Territory: Puerto Rico

 Blanket Policy Limit:
 $61,073,000


Subilmits Include:
-------------------
$55,000,000 Annual Aggregate for Earthquake, except Zone 1
$35,000,000 Annual Aggregate for Earthquake in Puerto Rico
$ 1,OOO,OOO Annual Aggregate for Earthquake at Miscellaneous Unnamed Locations, outside of Zone 1
$ 6,000,000 Annual Aggregate for Earthquake at Santa Ana, CA location
$55,000, 000 Annual Aggregate for Flood, except Zone A
$35,000,000 Annual Aggregate for Flood in Puerto Rico


$20, 000,000 Annual Aggregate for Flood at Danbury, CT and at Miscellaneous Unnamed Locations, outside of Zone A
$1,000,000 Annual Aggregate for Flood at Newly Acquired Property in Zone A

Marsh & McLennan, Inocorporated                                         Marsh &
44 Whippany Road                                                        McLennan
P.O. Box 1966
Morristown, NJ 07962-1966
Telephone 201 285-4600



                              SCHEIN PHARMACEUTICAL INC.                                       As of: November7,1996
Insurance Outline (Schedule B)
====================================================================================================================================

 Coverage                     Company                                      Policy Number       Term
------------------------------------------------------------------------------------------------------------------------------------


Subilmits, cont'd:
------------------
$20,000,000 Contingent Business Interruption, except;
$50,000,000 Contingent Business Interruption for Abbott and Weat Co.
$13,000,000 Contingent Business Interruption for Foreign Suppliers

$10,000,000 Extra Expense at All Locations, except:
$ 5,000,000 at Florham Park, NJ & Cherry Hill locations
$   500,000 at Miscellaneous Unnamed Locations

$10,000,000 Accounts Receivable
$l0,000,000 Off Premises Power
$ 5,000,000 Miscellaneous Unnamed Locations (unless otherwise stated)
$ 5,000,000 Fine Arts (Unscheduled)
$ 5,000,000 Transit
$ 5,000,000 EDP Media Regeneration
$ 5,000,000 Valuable Papers & Records
$ 5,000,000 Debris Removal (or 25% of Loss, whichever is Greater)

$ 5,000,000 Newly Acquired Property - HPR Locations
$ 2,500,000 Newly Acquired Property - Non HPR Locations

$ 1,000,000 Expediting Expense
$   200,000 Exhibition, Exposition, Fair or Trade Shows
$   250,000 Leasehold Interest
$    25,000 Annual Aggregate for Pollution Clean-Up from Land or Water
365 Days Extended Period of Indemnity after Reconstruction

Deductibles:
-----------
$    25,000 Per Occurrence, except:
$    25,000 For Transit
$    10,000 For Boiler & Machinery Property Damage / 1 x ADV for Boiler & Machinery Time Element

Marsh & McLennan, Incorporated                                         Marsh &
44 Whippany Road                                                       McLennan
P.O. Box 1966
Morristown, NJ 07962-1966
Telephone 201 285-4600

                              SCHEIN PHARMACEUTICAL INC.                                       As of: November7,1996
Insurance Outline (Schedule B)
====================================================================================================================================

 Coverage                     Company                                      Policy Number       Term                        Premiums
------------------------------------------------------------------------------------------------------------------------------------



Deductibles cont'ds
-------------------
5% of 100%     Property Damage Values, minimum of $125,000 for Earthquake within California, Nevada, Alaska and at
               Miscellaneous Unnamed Locations
10 x Average   Dally Value, minimum of $125,000 for Time Element caused by Quake in CA, NV, AK & Misc. Unnamed Locs.
2% of 100%     Property Damage Values for Windstorm in Puerto Rico and at Miscellaneous Unnamed Locations
5 x Average    Dally Value, maximum of $500,000 and minimum of $25,000 for Time Element caused by Windstorm

$   250,000    For Earthquake In Puerto Rico (Combined PD & BI)
$   250,000    For Flood In Zone A - Danbury, CT, Miscellaneous Unnamed/Newly Acquired Locations & CBI Locations
$   100,000    For Flood in Zone B, a Miscellaneous Unnamed Locations & CBI Locations
24 Hour Waiting Period - Off Premises Power


ALL-RISK OCEAN CARGO POLICY   Continental Insurance Co.                    #OC-242376          6/30/96 and
----------------------------
 Insuring all waterborne cargo                                                                 Continuous until          Deposit
 except that which lncepts as                                                                  Cancelled                 (Adjusted
 Inland Transit.                                                                                                         upon Audit)

 Territory:    World-Wide

 Policy Limits
$ 7,500,000 per steamer/veseel
$ 2,000,000 per aircraft
$ 1,0OO,OOO per any truck or trailer; domestic conveyance
$   750,000 if stowed on deck

Deductible:
$     1,500 per occurrence


CRF/Schein '96

Marsh & McLennan, Incorporated                                          Marsh &
44 Whippany Road                                                        McLennan
P.O. Box 1966
Morristown, NJ 07962-1966
Telephone 201 285-4600


                              SCHEIN PHARMACEUTICAL INC.                           As of            November, 1996
Insurance Outline
====================================================================================================================================

 Coverage                     Company                                      Policy              Term                     Average
                                                                           Number                                       Annual
                                                                                                                        Cost
------------------------------------------------------------------------------------------------------------------------------------


Crime Insurance        [arrow]Federal Insurance Company                    81338591-D CCG      6/30/96 - 6/30/99

                              Limit of Liability:                          $10,000,000

                              Deductible:                                  $l00,000

                              Named Insured:                               Schein Pharmaceutical, Inc.and any subsidiary now
                                                                           existing or hereafter created or sacquired

                              Insuring Agreements:                         Employee Dishonesty
                                                                           Premises
                                                                           Transit
                                                                           Depositors Forgery
                                                                           Computer Teft/Funds Transfer
                                                                           Credit Card Forgery
                                                                           Computer Theft of Merchandise Coverage
                                                                           Money Orders & Counterfeit Currency

Directors & Officers
Liability - Run-off    [arrow]National Union Fire Insurance
                              Company of Pittsburgh, Pa. (AIG)             443-74-19           9/30/94 - 9/30/2000

                              Limit of Liability:                          $10,000,000 (Extended Aggregate over the run-off period)


                              Retention:                                   $5,000 each loss
                                                                           $25,000 aggregate
                                                                           $250,000 Corporate Reimbursement

                              Named Insured:                               Schein Pharmaceutical, Inc. (Schein Holdings, Inc.)
                                                                           including Henry Schein, Inc.

Marsh & McLennan, Incorporated                                         Marsh &
44 Whippany Road                                                       McLennan
P.O. Box 1966
Morristown, NJ 07962-1966
Telephone 201 285-4600

                              SCHEIN PHARMACEUTICAL INC.                           As of            November, 1996
Insurance Outline
====================================================================================================================================

 Coverage                     Company                                      Policy              Term                     Average
                                                                           Number                                       Annual
                                                                                                                        Cost
------------------------------------------------------------------------------------------------------------------------------------


Excess Directors & Officers
Liability - Run-off   [arrow]Federal Insurance Company                       81274904-A          9/30/94 - 9/30/2OOO

                              Limit of Liability:                          $l0,000,000 (Extended Aggregate over the run-off period)

                              Retention:                                   $10,005,000 each loss
                                                                           $10,025,000 aggregate
                                                                           $10,250,000 Corporate Reimbursement

                              Named Insured:                               Schein Pharmaceutical, Inc. (Schein Holdings, Inc.) .
                                                                           including Henry Schein, Inc
Fiduciary Liability    [arrow]Aetna Casualty & Surety Company              00l FF l01045482 BCM  6/30/96 - 6/30/93

                              Limit of Liability:                          $3,000,000 each loss
                                                                           $3,000,000 aggregate each annual anniversary
                              Deductible:                                  $O

Special Risk           [arrow]Reliance Insurance Company                   NFK1394206          6/30/9S - 6/30/2000


                                   This policy is of a confidential nature. If you should need details on this policy, please contact James Meer, Vice President and Treasurer,
                                   Schein Pharmaceutical, Inc. or Marsh & McLennan, Inc.

                      AON RISK SERVICES, INC. OF NEW YORK ~

PAGE 1 OF 1

                                                                                                    DATE:          NOVEMBER 20, 1996

                                                                 Schein Pharmaceutical, Inc.
                                                                 100 Campus drive
                              SCHEDULE OF INSURANCE FOR:         Florham Park. N1 07932

------------------------------------------------------------------------------------------------------------------------------------

 COVERAGE AND LOCATION                       AMOUNT OR     TERM      COMPANY                POLICY NUMBER       COMMENTS
                                             LIMIT
------------------------------------------------------------------------------------------------------------------------------------

Directors & Officers Liability and Company   $10,000.000   9/30/96-  National Union Fire        484 -03086      Primary Retention
Reimbursement, Employment Practices                        9/30/97   Insurance Company (AIG)                    is $100,000
Insurance; Worldwide

Excess Directors & Officers Liability and    $5,000,000    9/30/96-  Continental Casualty (CNA) 132032273
Company Reimbursement, Employment             Excess of    9/30/97
Practices Insurance; Worldwide               $10,000,000

Excess Directors & Officers Liability and    $5,000,000    9/30/97-  Reliance Insurance Company
Company Reimbursement Employment              Excess of    9/30/96   (Reliance National)          NDA0132297-96
Practices Insurance; Worldwide               $15,000,000

                                   SCHDULE 6.2

                                 EXISTING LIENS

                                  SEE ATTACHED

                                  SCHEDULE 6.2

                                  EXISTING LIENS

                               SCHEIN PHARMACEUTICAL, INC.

                         NEW JERSEY SECRETARY OF STATE

DATE OF                            SECURED PARTY
FILING              DEBTOR         OR ASSIGNEE          FILING#      NATURE
================================================================================
04-19-94   SCHEIN PHARMACEUTICAL,  NORTHERN TELECOM      1565399  EQUIPMENT
           INC.                    FINANCE CORP.
--------------------------------------------------------------------------------
05-12-94   SCHEIN PHARMACEUTICAL,  CIT GROUP EQUIPMENT   1570324  EQUIPMENT
           INC.                    FINANCING, INC.
--------------------------------------------------------------------------------
10-07-93   SCHEIN PHARMACEUTICAL,  CIT GROUP EQUIPMENT   1534353  EQUIPMENT
           INC.                    FINANCING, INC.
--------------------------------------------------------------------------------
10-07-93   SCHEIN PHARMACEUTICAL,  CIT GROUP EQUIPMENT   1534354  EQUIPMENT
           INC.                    FINANCING, INC.
--------------------------------------------------------------------------------
10-13-93   SCHEIN PHARMACEUTICAL,  CIT GROUP EQUIPMENT   1535000  EQUIPMENT
           INC.                    FINANCING, INC.
--------------------------------------------------------------------------------
01-14-94   SCHEIN PHARMACEUTICAL,  CIT GROUP EQUIPMENT   1550357  EQUIPMENT
           INC.                    FINANCING, INC.
--------------------------------------------------------------------------------
10-20-93   SCHEIN PHARMACEUTICAL,  CIT GROUP EQUIPMENT   1536204  EQUIPMENT
           INC.                    FINANCING, INC.
--------------------------------------------------------------------------------
10-20-93   SCHEIN PHARMACEUTICAL,  CIT GROUP EQUIPMENT   1536222  EQUIPMENT
           INC.                    FINANCING, INC.
--------------------------------------------------------------------------------
05-17-94   SCHEIN PHARMACEUTICAL,  SHARP ELECTRONIC      1570900  EQUIPMENT
           INC.                    CREDIT CO.
--------------------------------------------------------------------------------
05-05-94   SCHEIN PHARMACEUTICAL,  NEW YORK SYSTEMS      1569087  EQUIPMENT
           INC.                    EXCHANGE
--------------------------------------------------------------------------------
01-20-94   SCHEIN PHARMACEUTICAL,  CIT GROUP EQUIPMENT   1550717  EQUIPMENT
           INC.                    FINANCE CORP.
--------------------------------------------------------------------------------
06-05-95   SCHEIN BAYER            NTFC CAPITAL          1637983  EQUIPMENT
           PHARMACEUTICAL          CORPORATION
           SERVICES, INC.
--------------------------------------------------------------------------------
05-30-95   SCHEIN PHARMACEUTICAL,  PITNEY BOWES CREDIT   1637093  EQUIPMENT
           INC.                    CORPORATION
--------------------------------------------------------------------------------
06-14-93   SCHEIN PHARMACEUTICAL,  NEW YORK SYSTEMS      1515052  EQUIPMENT
           INC.                    EXCHANGE, INC.
--------------------------------------------------------------------------------
01-20-94   SCHEIN PHARMACEUTICAL,  NORTHERN TELECOM      1550718  EQUIPMENT
           INC.                    FINANCE
                                   CORPORATION
--------------------------------------------------------------------------------
07-11-96   SCHEIN PHARMACEUTICAL,  GE CAPITAL            1709018  EQUIPMENT
           INC.                    COMPUTER LEASING
                                   CORP.
--------------------------------------------------------------------------------

                                  SCHEDULE 6.2


                                EXISTIING LIENS


DATE OF                            SECURED PARTY
FILING              DEBTOR         OR ASSIGNEE          FILING#      NATURE
================================================================================
04-25-92   SCHEIN PHARMACEUTICAL,  NEW YORK SYSTEMS     1694498    EQUIPMENT
           INC.                    EXCHANGE, INC
--------------------------------------------------------------------------------
09-11-96   SCHEIN PHARMACEUTICAL,  BUSINESS CREDIT      1721039    EQUIPMENT
           INC.                    LEASING
--------------------------------------------------------------------------------

                                  SCHEDULE 6.2


                                EXISTIING LIENS



                           SCHEIN PHARMACEUTICAL, INC

                          NEW YORK SECRETARY OF STATE


DATE OF                            SECURED PARTY
FILING              DEBTOR         OR ASSIGNEE          FILING#      NATURE
================================================================================
01-10-94  SCHEIN PHARMACEUTICAL, CIT GROUP EQUIPMENT    005475   EQUIPMENT
          INC.                   FINANCING, INC.
--------------------------------------------------------------------------------
05-12-94  SCHEIN PHARMACEUTICAL, CIT GROUP EQUIPMENT    095810   EQUIPMENT
          INC.                   FINANCING, INC.
--------------------------------------------------------------------------------
01-07-93  SCHEIN PHARMACEUTICAL, SHARP FINANCIAL        003704   EQUIPMENT
          INC.                   SERVICES
--------------------------------------------------------------------------------
10-07-93  SCHEIN PHARMACEUTICAL, CIT GROUP EQUIPMENT    212040   EQUIPMENT
          INC.                   FINANCING, INC.
--------------------------------------------------------------------------------
10-15-93  SCHEIN PHARMACEUTICAL, CIT GROUP EQUIPMENT    217624   EQUIPMENT
          INC.                   FINANCING, INC.
--------------------------------------------------------------------------------
10-18-93  SCHEIN PHARMACEUTICAL, CIT GROUP EQUIPMENT    219058   EQUIPMENT
          INC.                   FINANCING, INC.
--------------------------------------------------------------------------------
01-13-93  SCHEIN PHARMACEUTICAL, IBM CREDIT             007755   EQUIPMENT
          INC.                   CORPORATION
--------------------------------------------------------------------------------
05-29-94  SCHEIN PHARMACEUTICAL, XEROX CORPORATION      104185   EQUIPMENT
          INC.
--------------------------------------------------------------------------------
04-11-94  SCHEIN PHARMACEUTICAL, NORTHERN TELECOM       070276   EQUIPMENT
          INC.                   FINANCE CORPORATION
--------------------------------------------------------------------------------
05-23-94  SCHEIN PHARMACEUTICAL, XEROX CROP.            104185   EQUIPMENT
          INC.
--------------------------------------------------------------------------------
11-27-95  SCHEIN PHARMACEUTICAL, IBM CREDIT CORP.       236269   EQUIPMENT
          INC.
--------------------------------------------------------------------------------

                                  SCHEDULE 6.2


                                EXISTIING LIENS



                           SCHEIN PHARMACEUTICAL, INC.

                          ARIZONA SECRETARY OF STATE


DATE OF                            SECURED PARTY
FILING              DEBTOR         OR ASSIGNEE          FILING#      NATURE
================================================================================
02-25-91  SCHEIN PHARMACEUTICAL,   VALLEY LEASING         654774   EQUIPMENT
          INC.                     COMPANY
--------------------------------------------------------------------------------
12-08-93  SCHEIN PHARMACEUTICAL,   ZIONS CREDIT           654774   EQUIPMENT
          INC.                     CORPORATION
--------------------------------------------------------------------------------
10-12-93  SCHEIN PHARMACEUTICAL,   CIT GROUP EQUIPMENT    761297   EQUIPMENT
          INC.                     FINANCING, INC.
--------------------------------------------------------------------------------
10-12-93  SCHEIN PHARMACEUTICAL,   CIT GROUP EQUIPMENT    761562   EQUIPMENT
          INC.                     FINANCING, INC.
--------------------------------------------------------------------------------
04-11-94  SCHEIN PHARMACEUTICAL,   NORTHERN TELECOM       782116   EQUIPMENT
          INC.
--------------------------------------------------------------------------------
05-24-96  SCHEIN PHARMACEUTICAL,   LINC QUANTUIM          899437   EQUIPMENT
          INC.                     ANALYTICS, INC.
--------------------------------------------------------------------------------

                                  SCHEDULE 6.2


                                EXISTIING LIENS



                           SCHEIN PHARMACEUTICAL, INC.

                             PUTNAM COUNTY, NEW YORK


DATE OF                            SECURED PARTY
FILING              DEBTOR         OR ASSIGNEE          FILING#      NATURE
================================================================================
10-12-93  SCHEIN PHARMACEUTICAL,   CIT GROUP EQUIPMENT    1993-850    EQUIPMENT
          INC.                     FINANCING,INC.
--------------------------------------------------------------------------------
04-13-94  SCHEIN PHARMACEUTICAL,   NORTHERN TELECOM       1994-300    EQUIPMENT
          INC.
--------------------------------------------------------------------------------
05-13-94  SCHEIN PHARMACEUTICAL,   CIT GROUP EQUIPMENT    1994-390    EQUIPMENT
          INC.                     FINANCING, INC
--------------------------------------------------------------------------------
10-93-93  SCHEIN PHARMACEUTICAL,   CIT GROUP EQUIPMENT    1993-881    EQUIPMENT
          INC.                     FINANCING, INC
--------------------------------------------------------------------------------
08-11-94  SCHEIN PHARMACEUTICAL,   XEROX CORP.            1994-679    EQUIPMENT
          INC.
--------------------------------------------------------------------------------
12-06-95  SCHEIN PHARMACEUTICAL,   IBM CREDIT CORP.       1995-1008   EQUIPMENT
          INC.
--------------------------------------------------------------------------------

                                  SCHEDULE 6.2


                                EXISTIING LIENS


                           SCHEIN PHARMACEUTICAL, INC.

                            MARICOPA COUNTY, ARIZONA


DATE OF                            SECURED PARTY
FILING              DEBTOR         OR ASSIGNEE          FILING#        NATURE
================================================================================
01-04-94  SCHEIN PHARMACEUTICAL,   ZIONS CREDIT         94-0005530    EQUIPMENT
          INC.                     CORPORATIOIN
--------------------------------------------------------------------------------




                             DANBURY PHARMACAL, INC

                         CONNECTICUT SECRETARY OF STATE


DATE OF                            SECURED PARTY
FILING              DEBTOR         OR ASSIGNEE          FILING#        NATURE
================================================================================
01-22-86  DANBURY PHARMACAL,     CITICORP INDUSTRIAL    631629      EQUIPMENT
          INC.                   CREDIT
--------------------------------------------------------------------------------
01-22-86  DANBURY PHARMACAL,     CITICORP INDUSTRIAL    895542      EQUIPMENT
          INC.                   CREDIT
--------------------------------------------------------------------------------

                                  SCHEDULE 6.2

                                 EXISTING LIENS


                             DANBURY PHARMACAL, INC.

                           NEW YORK SECRETARY OF STATE


DATE OF                            SECURED PARTY
FILING              DEBTOR         OR ASSIGNEE          FILING#        NATURE
================================================================================
09-25-90  DANBURY PHARMACAL,     CITICORP INDUSTRIAL    206483       EQUIPMENT
          INC.                   CREDIT
--------------------------------------------------------------------------------
01-13-86  DANBURY PHARMACAL,     CITICORP INDUSTRIAL    010995       EQUIPMENT
          INC.                   CREDIT
--------------------------------------------------------------------------------
04-12-93  DANBURY PHARMACAL,     MINOLTA LEASING        078529       EQUIPMENT
          INC.                   SERVICES
--------------------------------------------------------------------------------
02-10-93  DANBURY PHARMACAL,     CITICORP INDUSDTRIAL   031308       EQUIPMENT
          INC.                   CREDIT
--------------------------------------------------------------------------------
04-06-92  DANBURY PHARMACAL,     NORTHERN TELECOM       069322       EQUIPMENT
          INC.
--------------------------------------------------------------------------------
04-07-94  DANBURY PHARMACAL,     MINOLTA LEASING        067628       EQUIPMENT
          INC.                   SERVICES
--------------------------------------------------------------------------------
03-01-94  DANBURY PHARMACAL,     MINOLTA LEASING        039122       EQUIPMENT
          INC.                   SERVICES
--------------------------------------------------------------------------------
08-12-93  DANBURY PHARMACAL,     TOKAI FINANCIAL        173461       EQUIPMENT
          INC.                   SERVICES
--------------------------------------------------------------------------------

                                  SCHEDULE 6.2

                                 EXISTING LIENS


                             DANBURY PHARMACAL, INC.

                                  PUTNAM COUNTY



DATE OF                            SECURED PARTY
FILING              DEBTOR         OR ASSIGNEE          FILING#        NATURE
================================================================================
04-13-93  DANBURY PHARMACAL,       MINOLTA LEASING      1993-268    EQUIPMENT
          INC.                     SERVICES
--------------------------------------------------------------------------------
02-18-92  DANBURY PHARMACAL,       NORTHERN TELECOM     1992-133    EQUIPMENT
          INC.
--------------------------------------------------------------------------------
05-03-94  DANBURY PHARMACAL,       MINOLTA LEASING      1994-156    EQUIPMENT
          INC.                     SERVICES
--------------------------------------------------------------------------------
04-11-94  DANBURY PHARMACAL,       MINOLTA LEASING      1994-286    EQUIPMENT
          INC.                     SERVICES
--------------------------------------------------------------------------------
08-13-93  DANBURY PHARMACAL,       TOKAI FINANCIAL      1993-677    EQUIPMENT
          INC.                     SERVICES
--------------------------------------------------------------------------------

                            STERIS LABORATORIES, INC.

                           ARIZONA SECRETARY OF STATE

DATE OF                            SECURED PARTY
FILING              DEBTOR         OR ASSIGNEE            FILING#      NATURE
================================================================================
04-27-92  STERIS LABS, INC.        EATON FINANCIAL CORP.  702835      EQUIPMENT

--------------------------------------------------------------------------------
09-04-92  STERIS LABS, INC.        EATON FINANCIAL CORP   717047      EQUIPMENT

--------------------------------------------------------------------------------
05-11-94  STERIS LABS, INC.        TOKAI FINANCIAL        785949      EQUIPMENT
                                   SERVICES
--------------------------------------------------------------------------------
10-05-94  STERIS LABS, INC.        TOKAI FINANCIAL        804043      EQUIPMENT
                                   SERVICES
--------------------------------------------------------------------------------
01-06-95  STERIS LABS, INC.        ADVANCED COPY          815161      EQUIPMENT
                                   SYSTEMS, INC
--------------------------------------------------------------------------------
03-29-95  STERIS LABS, INC.        ADVANCED COPY          825394      EQUIPMENT
                                   SYSTEMS, INC.
--------------------------------------------------------------------------------
09-27-95  STERIS LABS, INC.        ADVANCED COPY          848211      EQUIPMENT
                                   SYSTEMS, INC.
================================================================================

                                  SCHEDULE 6.2



                                 EXISTING LIENS

                          MARSAM PHARMACEUTICALS, INC.

                         NEW JERSEY SECRETARY OF STATE



DATE OF                            SECURED PARTY
FILING              DEBTOR         OR ASSIGNEE            FILING#        NATURE
================================================================================
03-01-95  MARSAM PHARMACEUTICALS,  LIQUID CARBONIC CORP.  1621304     EQUIPMENT
          INC.
--------------------------------------------------------------------------------
09-29-95  MARSAM PHARMACEUTICALS,  IBM CREDIT CORP.       1674940      EQUIPMENT
         INC.
================================================================================

                                  Schedule 6.4

                              EXISTING INVESTMENTS

                                                         Nature of
 Name                                                    Investment
 ----                                                    ----------
 Bayfama de Columbia S.A.(2)                             Common Stock

 Brovar S&P (Proprietary) Ltd., South Africa(1)          Common Stock

 Duramed Pharmaceuticals, Inc.                           Convertible Note

 Elensys Care Services Inc.                              Conv. Pfd. Stk.

 Ethical Generics Limited, UK(1)                         Common Stock

 International Generics Co., Ltd. (Taiwan)(1)            Common Stock

 Ranbaxy Schein Pharma L.L.C.(1)                         L.L.C. Interest

 Sabratek Corporation                                    Common Stock & Warrants

 Schein Bayer Pharmaceuticals Australia(2)               Partnership

 Schein Bayer Pharm. Svcs.                               Common Stock

 Schein Pharmaceutical Canada, Inc.(1)                   Common Stock

 Triomed (Proprietary) Limited, South Africa(1)          Common Stock

Miscellaneous investments not exceeding $250,000 in aggregate.



(1) Currently owned 50% by Schein Pharmaceutical, Inc. or one of its affiliates.

(2) Currently owned 30% by Schein Pharmaceutical, Inc. or one of its affiliates.

                              (Letterhead of SocGen)

                                                                       EXHIBIT A
                                                           to the Loan Agreement

                          SCHEIN PHARMACEUTICAL, INC.
                          ADMINISTRATIVE QUESTIONNAIRE

Please accurately complete the following information and return via FAX to the attention of ____________________________ at SocGen as soon as possible.

FAX Number: 212-_____-_____

LEGAL NAME OF YOUR INSTITUTION TO APPEAR IN DOCUMENTATION:
________________________________________________________________________________

GENERAL INFORMATION - DOMESTIC LENDING OFFICE:

Institution Name:_______________________________________________________________

Street Address:_________________________________________________________________

City, State, Zip Code:__________________________________________________________

GENERAL INFORMATION - EURODOLLAR LENDING OFFICE:

Institution Name:_______________________________________________________________

Street Address:_________________________________________________________________

City, State, Zip Code:__________________________________________________________

CONTACTS/NOTIFICATION METHODS:

CREDIT CONTACTS:________________________________________________________________

Primary Contact:________________________________________________________________

Street Address:_________________________________________________________________

City, State, Zip Code:__________________________________________________________

Phone Number:___________________________________________________________________

FAX Number:_____________________________________________________________________

Backup Contact:_________________________________________________________________

Street Address:_________________________________________________________________

City, State, Zip Code:__________________________________________________________

Phone Number:___________________________________________________________________

FAX Number:_____________________________________________________________________

 TAX WITHHOLDING
__________________
 Non Resident Alien ________________Y*____________________ N

 * Form 4224 Enclosed
 Tax ID Number__________________________________

 CONTACTS/NOTIFICATION METHODS:

ADMINISTRATIVE CONTACTS - BORROWINGS, PAYDOWNS, INTEREST, FEES, ETC.

Contact:________________________________________________________________________

Street Address:_________________________________________________________________

City, State, Zip Code:__________________________________________________________

Phone Number:___________________________________________________________________

FAX Number:_____________________________________________________________________

PAYMENT INSTRUCTIONS:

Name of Bank where funds are to be transferred:

          ______________________________________________________________________

Routing Transit/ABA number of Bank where funds are to be transferred:

          ______________________________________________________________________

Name of Account, if applicable:

          ______________________________________________________________________

Account Number:_________________________________________________________________

Additional Information:_________________________________________________________

________________________________________________________________________________


It is very important that all of the above information is accurately filled in and returned promptly. If there is someone other than yourself who should receive this questionnaire, please notify me of their name and FAX number and we will FAX them a copy of the questionnaire. If you have any questions, please call me at 212-_____-_____.

                                                                       EXHIBIT B
                                                           to the Loan Agreement

                                    [FORM OF]

                            ASSIGNMENT AND ACCEPTANCE

     Reference is made to the Senior Subordinated Loan Agreement dated as of December 20, 1996 (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"), among Schein Pharmaceutical, Inc., the Lenders listed from time to time party thereto (the "Lenders") and Societe Generale, as Administrative Agent. Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Loan Agreement.

     1. The Assignor named below hereby sells and assigns, without recourse, to the Assignee named below,(1) and the Assignee hereby purchases and assumes, without recourse to the Assignor, from the Assignor, effective as of the Effective Date set forth below (but not prior to registration of the information contained herein in the Register pursuant to Section 10.4(d) of the Loan Agreement), the interests set forth below (the "Assigned Interest") in the Assignor's rights and obligations under the Loan Agreement and other Loan Documents, including, without limitation, the amounts and percentages set forth below of the Loans owing to the Assignor which are outstanding on the Effective Date. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 10.4(c) of the Loan Agreement, a copy of which has been received by each such party. From and after the Effective Date (x) the Assignee shall be a party to and be bound by the provisions of the Loan Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the Loan Documents and (y) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Agreement.

     2. This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is organized under the laws of a jurisdiction outside the United States, the forms specified in Section 2.18(g) of the Loan Agreement, duly completed and executed by such Assignee, (ii) if the Assignee is not already a Lender under the Loan Agreement, an Administrative Questionnaire in the form of Exhibit A to the Loan Agreement and (iii) a processing and recordation fee of [$3,500]. The Administrative Agent shall record the information contained in this Assignment and Acceptance in the Register pursuant to Section 10.4(d) of the Loan Agreement.

----------
(1)Assignee may not be a pharmaceutical company or any Affiliate of a pharmaceutical company.

     3. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Effective Date of
Assignment (may not be
fewer than 5 Business Days
after Date
of Assignment):

                                     Percentage Assigned
                                     of Loan (set forth
                                     to at least 8
                                     decimals), as a
 Principal                           percentage of the
 Amount Assigned 2/                  Loans of all Lenders
 ------------------                  --------------------
 $                                                     %








----------
2/ Not less than $5,000,000 or the entire remaining amount of such Loan.

The terms set forth above are
hereby agreed to by:


__________________________,
as Assignor.

by


__________________________
  Name:
  Title:


__________________________,
as Assignee.

by


__________________________
  Name:
  Title:

                                                Consented to by:

                                                SOCIETE GENERALE, as
                                                Administrative Agent


                                                by


                                                  ______________________________
                                                  Name:
                                                  Title:



                                                SCHEIN PHARMACEUTICAL, INC.,



                                                by



                                                  ______________________________
                                                  Name:
                                                  Title:

                                                                       EXHIBIT C
                                                           to the Loan Agreement

================================================================================





                           SCHEIN PHARMACEUTICAL, INC.

                           THE GUARANTORS PARTY HERETO

                                       AND

                        _______________________, Trustee

                                    INDENTURE

                         Dated as of [January 31], 1998

                                   ----------

                                 [$103,500,000]

                  SENIOR SUBORDINATED CONVERSION NOTES DUE 2003



================================================================================

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                   ARTICLE I
                                  DEFINITIONS ..............................   1

SECTION 1.1    Certain Terms Defined .......................................   1

                                   ARTICLE II
                           ISSUE, EXECUTION, FORM AND
                           REGISTRATION OF SECURITIES ......................  18

SECTION 2.1    Authentication and Delivery of Securities ...................  18
SECTION 2.2    Execution of Securities .....................................  19
SECTION 2.3    Certificate of Authentication ...............................  19
SECTION 2.4    Form, Denomination and Date of Securities;
                 Payments of Interest ......................................  19
SECTION 2.5    Registration, Transfer and Exchange .........................  21
SECTION 2.6    Mutilated, Defaced, Destroyed, Lost and Stolen Securities ...  24
SECTION 2.7    Cancellation of Securities; Destruction Thereof .............  25
SECTION 2.8    Temporary Securities; Global Securities .....................  25
SECTION 2.9    Effective Registration ......................................  27

                                   ARTICLE III
                            COVENANTS OF THE COMPANY .......................  27

SECTION 3.1    Payment of Principal and Interest ...........................  27
SECTION 3.2    Offices for Payments, etc ...................................  27
SECTION 3.3    Appointment to Fill a Vacancy in Office of Trustee ..........  27
SECTION 3.4    Paying Agents ...............................................  28
SECTION 3.5    Certificate to Trustee ......................................  28
SECTION 3.6    Securityholders' Lists ......................................  29
SECTION 3.7    Commission Reports ..........................................  29
SECTION 3.8    Limitation on Indebtedness ..................................  29
SECTION 3.9    Limitation on Restricted Payments ...........................  31
SECTION 3.10   Restrictions on Sales of Assets and Subsidiary Stock ........  34
SECTION 3.11   Limitation on Restrictions on Distributions from
                 Restricted Subsidiaries ...................................  36
SECTION 3.12   Limitation on Sale of Capital Stock of
                 Restricted Subsidiaries ...................................  37
SECTION 3.13   Limitation on Liens .........................................  37
SECTION 3.14   Limitations on Affiliate Transactions .......................  39
SECTION 3.15   Change of Control ...........................................  39
SECTION 3.16   Limitation on Lines of Business .............................  41
SECTION 3.17   Payments for Consent ........................................  41

                                                                            Page
                                                                            ----
SECTION 3.18   Waiver of Stay, Extension or Usury Laws .....................  41

                                   ARTICLE IV
                              DEFAULTS AND REMEDIES ........................  41

SECTION 4.1    Event of Default Defined; Acceleration of Maturity ..........  41
SECTION 4.2    Acceleration ................................................  44
SECTION 4.3    Other Remedies ..............................................  44
SECTION 4.4    Waiver of Past Defaults .....................................  44
SECTION 4.5    Control by Majority .........................................  45
SECTION 4.6    Limitation on Suits .........................................  45
SECTION 4.7    Rights of Holders to Receive Payment ........................  45
SECTION 4.8    Collection Suit by Trustee ..................................  45
SECTION 4.9    Trustee May File Proofs of Claim ............................  46
SECTION 4.10   Priorities ..................................................  46
SECTION 4.11   Undertaking for Costs .......................................  46

                                    ARTICLE V
                             CONCERNING THE TRUSTEE ........................  47

SECTION 5.1    Duties and Responsibilities of the Trustee; During Default;
               Prior to Default ............................................  47
SECTION 5.2    Certain Rights of the Trustee ...............................  48
SECTION 5.3    Trustee Not Responsible for Recitals, Disposition of
               Securities or Application of Proceeds Thereof ...............  49
SECTION 5.4    Trustee and Agents May Hold Securities; Collections, etc ....  49
SECTION 5.5    Moneys Held by Trustee ......................................  49
SECTION 5.6    Compensation and Indemnification of Trustee and
                 Its Prior Claim ...........................................  49
SECTION 5.7    Right of Trustee to Rely on Officer's Certificate, Etc ......  50
SECTION 5.8    Persons Eligible for Appointment as Trustee .................  50
SECTION 5.9    Resignation and Removal; Appointment of Successor Trustee ...  50
SECTION 5.10   Acceptance of Appointment by Successor Trustee ..............  51
SECTION 5.11   Merger, Conversion, Consolidation or Succession to
                 Business of Trustee .......................................  52
SECTION 5.12   Notice of Defaults ..........................................  52
SECTION 5.13   Reports by the Trustee ......................................  53

                                   ARTICLE VI
                         CONCERNING THE SECURITYHOLDERS ....................  53

SECTION 6.1    Evidence of Action Taken by Securityholders .................  53
SECTION 6.2    Proof of Execution of Instruments and of Holding
                 of Securities; Record Date ................................  53
SECTION 6.3    Holders to be Treated as Owners .............................  53
SECTION 6.4    Securities Owned by Company Deemed Not Outstanding ..........  54

                                                                            Page
                                                                            ----
SECTION 6.5    Right of Revocation of Action Taken .........................  54

                                   ARTICLE VII
                                   AMENDMENTS ..............................  55

SECTION 7.1    Without Consent of Holders ..................................  55
SECTION 7.2    With Consent of Holders .....................................  56
SECTION 7.3    Compliance with Trust Indenture Act .........................  56
SECTION 7.4    Revocation and Effect of Consents and Waivers ...............  56
SECTION 7.5    Notation on or Exchange of Securities .......................  57
SECTION 7.6    Trustee to Sign Amendments ..................................  57

                                  ARTICLE VIII
                            MERGER AND CONSOLIDATION .......................  57

SECTION 8.1    When Company May Merge, Etc..................................  57
SECTION 8.2    Successor Corporation Substituted ...........................  58

                                   ARTICLE IX
                       DISCHARGE OF INDENTURE; DEFEASANCE ..................  58

SECTION 9.1    Discharge of Liability on Securities: Defeasance ............  58
SECTION 9.2    Conditions to Defeasance ....................................  59
SECTION 9.3    Application of Trust Money ..................................  61
SECTION 9.4    Repayment to Company ........................................  61
SECTION 9.5    Indemnity for U.S. Government Obligations ...................  61
SECTION 9.6    Reinstatement ...............................................  61

                                    ARTICLE X
                                  SUBORDINATION ............................  62

SECTION 10.1   Agreement to Subordinate ....................................  62
SECTION 10.2   Liquidation, Dissolution, Bankruptcy ........................  62
SECTION 10.3   Default on Senior Indebtedness ..............................  62
SECTION 10.4   Acceleration of Payment of Securities .......................  63
SECTION 10.5   When Distribution Must Be Paid Over .........................  64
SECTION 10.6   Subrogation .................................................  64
SECTION 10.7   Relative Rights .............................................  64
SECTION 10.8   Subordination May Not Be Impaired by Company ................  64
SECTION 10.9   Rights of Trustee and Paying Agent...........................  64
SECTION 10.10  Distribution or Notice to Representative ....................  65
SECTION 10.11  Article X Not To Prevent Events of Default or Limit
                 Right to Accelerate .......................................  65
SECTION 10.12 Trust Moneys Not Subordinated ................................  65
SECTION 10.13 Trustee Entitled to Rely .....................................  65

                                                                            Page
                                                                            ----
SECTION 10.14  Trustee to Effectuate Subordination .........................  65
SECTION 10.15  Trustee Not Fiduciary for Holders of Senior Indebtedness ....  66
SECTION 10.16  Reliance by Holders of Senior Indebtedness on Subordination
                 Provisions ................................................  66
SECTION 10.17  Miscellaneous Subordination Provisions ......................  66

                                   ARTICLE XI
                              SUBSIDIARY GUARANTEE .........................  67

SECTION 11.1   Subsidiary Guarantee ........................................  67
SECTION 11.2   Limitation on Liability .....................................  69
SECTION 11.3   Successors and Assigns ......................................  69
SECTION 11.4   No Waiver ...................................................  69
SECTION I 1.5  Modification ................................................  69
SECTION 11.6   Release .....................................................  69

                                  ARTICLE XII
                            MISCELLANEOUS PROVISIONS .......................  70

SECTION 12.1   Incorporators, Stockholders, Officers and Directors
                 of Company Exempt from Individual Liability ...............  70
SECTION 12.2   Provisions of Indenture for the Sole Benefit of
                 Parties and Securityholders ...............................  70
SECTION 12.3   Successors and Assigns of Company Bound by Indenture ........  70
SECTION 12.4   Notices and Demands on Company, Trustee and Securityholders .  70
SECTION 12.5   Officers' Certificates and Opinions of Counsel;
                 Statements to Be Contained Therein ........................  71
SECTION 12.6   Payments Due on Saturdays; Sundays and Holidays .............  72
SECTION 12.7   Conflict of Any Provision of Indenture with Trust
                 Indenture Act .............................................  72
SECTION 12.8   Counterparts ................................................  72
SECTION 12.9   Effect of Headings ..........................................  72

                                  ARTICLE XIII
                            REDEMPTION OF SECURITIES .......................  72

SECTION 13.1   Right of Optional Redemption; Prices ........................  72
SECTION 13.2   Applicability of Article ....................................  73
SECTION 13.3   Election to Redeem; Notice to Trustee .......................  73
SECTION 13.4   Notice of Redemption; Partial Redemptions ...................  73
SECTION 13.5   Payment of Securities Called for Redemption .................  74
SECTION 13.6   Exclusion of Certain Securities from Eligibility for
                 Selection for Redemption ..................................  75

                                                                            Page
                                                                            ----
SCHEDULE 1.1   CERTAIN PERMITTED HOLDERS
SCHEDULE 1.2   CORPORATE TRUST OFFICE
SCHEDULE 1.3   DESIGNATED SUBSIDIARIES

EXHIBIT A -    FORM OF INITIAL NOTE
EXHIBIT B -    FORM OF CONVERSION NOTE
EXHIBIT C -    FORM OF TRANSFEROR CERTIFICATE FOR TRANSFER FROM
               RESTRICTED GLOBAL SECURITY OR RESTRICTED SECURITY
               TO RESTRICTED SECURITY
EXHIBIT D -    FORM OF ACCREDITED INVESTOR TRANSFEREE CERTIFICATE
EXHIBIT E -    FORM OF LEGAL OPINION ON TRANSFER
EXHIBIT F -    FORM OF TRANSFER CERTIFICATE FOR TRANSFER FROM
               RESTRICTED SECURITY TO RESTRICTED GLOBAL SECURITY
EXHIBIT G -    ASSIGNMENT FORM

     THIS INDENTURE, dated as of _________, 199_ is entered into among Schein Pharmaceutical, Inc., a Delaware corporation (the "Company"), the Guarantors party hereto (the "Guarantors") and ____________________, a ___________
corporation (the "Trustee").(1)

                                  WITNESSETH:

     WHEREAS, the Company has duly authorized the issue of its Initial Senior Subordinated Conversion Notes due 2003 (the "Initial Notes") and, when issued in exchange for Initial Notes as provided in the Registration Rights Agreement (as defined herein), the Company's Senior Subordinated Conversion Notes due 2003 (the "Conversion Notes" and together with the Initial Notes, the "Securities"), and to provide, among other things, for the authentication, delivery and administration thereof, the Company has duly authorized the execution and delivery of this Indenture; and

     WHEREAS, all things necessary to make the Securities, when executed by the Company and authenticated and delivered by the Trustee as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute these presents a valid indenture and agreement according to its terms, have been done;

     NOW, THEREFORE:

     In consideration of the premises, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Securities as follows:

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.1 Certain Terms Defined. The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. All other terms used in this Indenture which are defined in the


----------
(1) This form of Indenture is drafted to accommodate the possibility that the registration required pursuant to Section 5.11 of the Loan Agreement is not completed by the Conversion Date, that the Conversion Notes (as defined in the Loan Agreement) will be issued on the Conversion Date pursuant to a Rule 144A private placement and that a registered exchange offer will be completed as soon as practicable thereafter. If the registration required pursuant to Section 5.11 of the Loan Agreement is completed by the Conversion Date, the provisions in this Indenture relating to the "Initial Notes", procedures required by Rule 144A and related provisions will be deleted.

Trust Indenture Act (as defined herein), or the definitions of which in the Securities Act as (defined herein) are referred to in the Trust Indenture Act (except as herein otherwise expressly provided or unless the context otherwise clearly requires), shall have the meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of this Indenture. All accounting terms used herein and not expressly defined shall have the meanings given to them in accordance with GAAP (as defined herein). The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

     "Account" means any account (as that term is defined in Section 9-106 of the Uniform Commercial Code as in effect from time to time in the State of New
York) of the Company or any of its Subsidiaries arising from the sale or lease of goods or rendering of services.

     "Acquired Indebtedness" means Indebtedness of a Person (i) existing at the time such Person becomes a Restricted Subsidiary or (ii) assumed by the Company or a Restricted Subsidiary in connection with the acquisition of assets from such Person. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary.

     "Additional Assets" means (i) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Related Business or (ii) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; provided, however, that in the case of clause (ii) such Person is primarily engaged in a Related Business.

     "Affiliate" of any specified Person means (i) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person or (ii) any Person who is a director or officer (a) of such Person, (b) of any Subsidiary of such Person or (c) of any Person described in clause (i) above. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Sections 3.9, 3.10 and 3.14, "Affiliate" shall also mean any beneficial owner of (x) shares and (y) rights or warrants to purchase shares (whether or not currently exercisable) representing in the aggregate 10% or more of the total voting power (assuming the exercise of any such rights or warrants) of the outstanding voting shares of Capital Stock of the Company on a fully diluted basis and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

     "Affiliate Transaction" has the meaning specified in Section 3.14(a).

     "Agent Members" has the meaning specified in Section 2.4(c).

     "Asset Disposition" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions that are part of a common plan) of shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Restricted Subsidiaries (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary, (ii) a disposition of inventory in the ordinary course of business, (iii) a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business, (iv) a transfer involving assets with a Fair Market Value not in excess of $5,000,000, (v) any sale of equity interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary, (vi) a disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to Article VIII and (vii) any exchange or assignment in the ordinary course of business with any Person engaged in a Related Business of rights to manufacture and market drugs or other pharmaceutical products.

     "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

     "Bankruptcy Law" has the meaning specified in Section 4.1.

     "Bayer" shall mean Bayer AG, a German corporation.

     "Blockage Notice" has the meaning specified in Section 10.3.

     "Board of Directors" means either the Board of Directors of the Company or any committee of such Board of Directors duly authorized to act hereunder.

     "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

     "Capital Stock" means (i) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including, without limitation, shares of preferred or preference stock, (ii) all partnership interests (whether general or limited) in any Person which is a partnership, (iii) all membership interests or limited liability company interests in any limited liability company, and (iv) all equity or ownership interests in any Person of any other type.

     "Capitalized Lease Obligations" means, without duplication, all monetary obligations of the Company or any of its Restricted Subsidiaries under any leasing or similar arrangement which, in accordance with GAAP, would be classified as capitalized leases and, for purposes of this Indenture, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Change of Control" means (i) any sale, lease or other transfer (other than a bona fide pledge of assets to secure Indebtedness incurred in accordance with the Indenture or under the Senior Credit Agreement) by the Company or any Restricted Subsidiary of all or substantially all of the assets of the Company to any Person as an entirety or substantially as an entirety in one transaction or a series of related transactions; (ii) the Company consolidates or merges with or into another Person pursuant to a transaction in which the outstanding Voting Shares of the Company are changed into or exchanged for cash, securities or other property, other than any such transaction where (a) the outstanding Voting Shares of the Company are changed into or exchanged for Voting Shares (other than Disqualified Stock) of the surviving corporation and (b) the holders of the Voting Shares of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Shares of the surviving corporation immediately after such transaction; (iii) a "person" or "group" (within the meaning of Section 13(d) or 14(d)(2) of the Exchange Act), other than a Permitted Holder or a group consisting solely of Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 35% of all Voting Shares of the Company then outstanding; (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; or (v) the shareholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company.

     "Change of Control Offer" has the meaning set forth in Section 3.15.

     "Change of Control Purchase Date" has the meaning specified in Section
3.15.

     "Change of Control Purchase Price" has the meaning specified in Section
3.15.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "covenant defeasance option" has the meaning specified in Section 9.1(b).

     "Commission" means the Securities and Exchange Commission.

     "Company" means Schein Pharmaceutical, Inc., a Delaware corporation, and, subject to Article VIII, its successors and assigns.

     "Consolidated Cash Flow" for any period means the Consolidated Net Income of the Company and its consolidated Restricted Subsidiaries for such period, plus the following to the extent deducted in calculating such Consolidated Net
Income: (i) income tax expense; plus (ii) Consolidated Interest Expense; plus
(iii) depreciation expense; plus (iv) amortization expense; plus (v) any other non-cash expenses, in each case for such period.

     "Consolidated Coverage Ratio," as of any date of determination, means the ratio of (i) the aggregate amount of Consolidated Cash Flow for the period consisting of the most recent four consecutive fiscal quarters ending prior to the date of such determination to (ii) Consolidated Interest Expense for such period; provided, however, that (A) if the Company or any of its Restricted Subsidiaries has incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an incurrence of Indebtedness, or both, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, (B) if since the beginning of such period the Company or any of its Restricted Subsidiaries shall have made any Asset Disposition, Consolidated Cash Flow for such period shall be reduced by an amount equal to the Consolidated Cash Flow (if positive) attributable to the assets which are the subject of such Asset Disposition for such period or increased by an amount equal to the Consolidated Cash Flow (if negative) attributable thereto for such period, and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense attributable to any Indebtedness of the Company or any of its Restricted Subsidiaries repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary of the Company is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale), (C) if since the beginning of such period the Company or any of its Restricted Subsidiaries (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary of the Company (or any Person which becomes a Restricted Subsidiary of the Company) or an acquisition of assets, including any Investment in a Restricted Subsidiary of the Company or any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness) as if such investment or acquisition occurred on the first day of such period, and (D) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary of the Company or was merged with or into the Company or any Restricted Subsidiary of the Company since the beginning of such period) shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause
(B) or (C) above if made by the Company or a Restricted Subsidiary of the Company during such period, Consolidated Cash Flow and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

     "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its Restricted Subsidiaries, plus, to the extent not included in such interest expense and without duplication, (i) interest expense attributable to Capitalized Lease Obligations, (ii) amortization of debt discount and debt issuance cost, (iii) capitalized interest, (iv) non-cash interest expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and banker's acceptance financing, (vi) interest actually paid by the Company or any such Restricted Subsidiary under any Guarantee of Indebtedness or other obligation of any other Person, (vii) net costs associated with Interest Rate Agreements (including amortization of fees), and (viii) the product of (a) all Preferred Stock dividends in respect of all Preferred Stock of Restricted Subsidiaries of the Company and Disqualified Capital Stock of the Company held by Persons other than the Company or a Restricted Subsidiary multiplied by (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Company, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its consolidated Restricted Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income: (i) any net income (loss) of any Person if such Person is not a Restricted Subsidiary, except that subject to the limitations contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (iii) below); (ii) any net income (loss) of any person acquired by the Company or a Restricted Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;
(iii) any net income (loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that subject to the limitations contained in (iv) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend

(subject, in the case of a dividend that could have been made to another Restricted Subsidiary, to the limitation contained in this clause); (iv) any gain or loss realized upon the sale or other disposition of any assets of the Company or its consolidated Restricted Subsidiaries which are not sold or otherwise disposed of in the ordinary course of business and any gain or loss realized upon the sale or other disposition of any Capital Stock of any Person;
(v) any extraordinary gain or loss; (vi) the cumulative effect of a change in accounting principles; and (vii) any loss resulting from a charge for acquired in-process research and development expenses incurred in connection with the acquisition of any other Person permitted hereunder.

     "Conversion Notes" has the meaning specified in the Recitals.

     "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be administered, which office is, at the date as of which this Indenture is dated, located at the address listed on Schedule 1.2.

     "Credit Agent" means The Chase Manhattan Bank, in its capacity as Administrative Agent for the lenders party to the Senior Credit Agreement, or any successor or successors thereto.

     "Custodian" has the meaning specified in Section 4.1.

     "Default" means any event that is or, with the passage of time or the giving of notice or both, would be an Event of Default.

     "Depository" shall mean The Depository Trust Company, its nominees, and their respective successors.

     "Designated Indebtedness" means all obligations under or in respect of (i) the Senior Credit Agreement and (ii) any other Senior Indebtedness which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $10,000,000 and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of this Indenture.

     "Designated Subsidiary" means, individually, any Subsidiary listed on
Schedule 1.3

     "Disqualified Capital Stock" means, with respect to any Person, any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Capital Stock, or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the final Stated Maturity of the Securities.

     "Effective Registration" means that the Company shall have (i) commenced a Registered Exchange Offer for the Initial Notes pursuant to an effective registration statement under the Securities Act or (ii) filed and caused to become effective a Notes Shelf Registration under the Securities Act for the sale of Securities by the Holders.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Event of Default" means any event or condition specified as such in
Section 4.1 which shall have continued for the period of time, if any, therein designated.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy as determined by the Board of Directors in good faith and evidenced by a resolution of the Board of Directors.

     "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP as in effect on the date of this Indenture.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of any other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obliges of such Indebtedness of the payment thereof or to protect such obliges against loss in respect thereof (in whole or in part); provided, however. that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Guarantor" means (i) each of the Company's Restricted Subsidiaries existing on the date hereof and (ii) each other Person that executes a guarantee of the obligations of the Company under the Securities and this Indenture from time to time, and their respective successors and assigns; provided, however, that "Guarantor" shall not include any Person that is released from its Guarantee of the obligations of the Company under the Securities and this Indenture.

     "Holder," "holder of Securities," "Securityholder" or other similar terms means the registered holder of a Security.

     "Indebtedness" means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of Indebtedness of such Person for borrowed money, (ii) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto) (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i), (ii) and (v)) entered into in the ordinary course of business of such Person to the extent that such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (other than accounts payable to trade creditors arising in the ordinary course of business), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, (v) all Capitalized Lease Obligations of such Person, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of (A) the Fair Market Value of such asset at such date of determination or (B) the amount of such Indebtedness of such other Persons,
(vii) all Indebtedness of other Persons to the extent Guaranteed by such Person,
(viii) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Capital Stock or, with respect to any Restricted Subsidiary of the Company, any Preferred Stock (but excluding, in each case, any accrued dividends), and (ix) to the extent not otherwise included in this definition, obligations of such Person under Interest Rate Agreements. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

     "Indenture" means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented.

     "Initial Notes" has the meaning specified in the Recitals.

     "Institutional Accredited Investor" shall mean an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

     "Interest Differential" has the meaning specified in the definition of "Reorganization Securities."

     "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

     "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person) or other extension of credit (including by way of Guarantee or similar arrangement, but excluding any debt or extension of credit represented by a bank deposit other than a time deposit) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person.

     "Issue Date" means the date on which the Securities are originally issued.

     "legal defeasance option" has the meaning specified in Section 9.1(b).

     "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property, or any filing or recording of any instrument or document in respect of the foregoing, to secure payment of a debt or performance of an obligation or other priority or preferential arrangement of any kind or nature whatsoever.

     "Loan Agreement" means the Senior Subordinated Loan Agreement dated as of December 20, 1996 among the Company, the financial institutions party thereto as lenders and Societe Generale, as administrative agent.

     "Loans" means the loans made to the Company pursuant to the Loan Agreement.

     "Material Subsidiary" means (i) any Subsidiary of the Company which is a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X under the Securities Act and the Exchange Act (as such Regulation is in effect on the date hereof) and (ii) any other Subsidiary of the Company which is material to the business, earnings, prospects, assets or condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole.

     "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all federal, state, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments required to be made to any Person owning a beneficial interest in assets subject to sale or minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition, and (iv) the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary of the Company after such Asset Disposition.

     "Net Cash Proceeds," with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale.

     "Non-Global Purchaser" has the meaning specified in Section 2.4(d).

     "Note Obligations" has the meaning specified in Section 10.1.

     "Notes Shelf Registration" shall have meaning given such term in the Registration Rights Agreement.

     "Offer" has the meaning specified in Section 3.10(a)(iii)(D).

     "Offer Amount" has the meaning specified in Section 3.10(c)(ii).

     "Offer Period" has the meaning specified in Section 3.10(c)(ii).

     "Officer" means any senior executive officer, the chief financial officer, the principal accounting officer, the Controller, the Treasurer, the Secretary or the Assistant Secretary of the Company.

     "Officer's Certificate" means a certificate signed by any senior executive officer and by the chief financial officer, the principal accounting officer, the Controller, the Treasurer or the Secretary or any Assistant Secretary of the Company and delivered to the Trustee. Each such certificate shall comply with
Section 314 of the Trust Indenture Act and include the statements provided for in Section 12.5.

     "Opinion of Counsel" means an opinion in writing signed by legal counsel who may be an employee of or counsel to the Company or who may be other counsel satisfactory to the Trustee. Each such opinion shall comply with Section 314 of the Trust Indenture Act and include the statements provided for in Section 12.5, if and to the extent required hereby.

     "outstanding" when used with reference to Securities, shall, subject to the provisions of Section 6.4, mean, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except:

          (a) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

          (b) Securities, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside, segregated and held in trust by the Company (if the Company shall act as its own paying agent), provided that if such Securities are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and

          (c) Securities in substitution for which other Securities shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of Section 2.6 (unless proof satisfactory to the Trustee is presented that any of such Securities is held by a person in whose hands such Security is a legal, valid and binding obligation of the Company).

     "Payment Blockage Period" has the meaning specified in Section 10.3.

     "Permitted Foreign Company" means (a) any corporation, business trust, joint venture, association, company or partnership formed under the laws of a country (or any political subdivision thereof) other than the United States, engaged primarily in any segment of the pharmaceutical or health-care industry or ancillary thereto and at least 50% of the equity interest of which is held, directly or indirectly, by the Company and Bayer (Provided that, if applicable local law would not permit 50% of the equity interest in such an entity to be held by the Company and Bayer, such percentage may be as low as 49% if the Company and Bayer otherwise Control the applicable entity), (b) any subsidiary of a Permitted Foreign Company described in clause (a) above and (c) any wholly owned foreign subsidiary the only material assets of which are securities of Permitted Foreign Companies described in clause (a) above.

     "Permitted Holders" means (a)(i) the Persons listed on Schedule l.l, (ii) any individual forming part of the senior management of the Company on the date of this Indenture, (iii) any trust for the benefit of any of the foregoing and/or any member of their immediate families and (iv) the estate or personal representative of any of the foregoing, (b) any employee benefit plan (or related trust) for the benefit of the employees of the Company and its Restricted Subsidiaries and (c) Bayer and any of its subsidiaries.

     "Permitted Investment" means an Investment by the Company or any of its Subsidiaries in (i) a Restricted Subsidiary of the Company or a Person which will, upon making such Investment, become a Restricted Subsidiary; provided, however. that the primary business of such Subsidiary is a Related Business;
(ii) another Person if as a result of such

Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Subsidiary of the Company; provided, however, that such Person's primary business is a Related Business; (iii) Temporary Cash Investments; (iv) receivables owing to the Company or any of its Subsidiaries, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (v) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) loans or advances to employees (other than those referred to in clause (xi) below) made in the ordinary course of business not in excess of S2,500,000 outstanding at any time; (vii) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any of its Subsidiaries or in satisfaction of judgments or claims; (viii) Interest Rate Agreements which are entered into by the Company for bona fide hedging purposes (as determined in good faith by the Board of Directors or senior management of the Company) with respect to Indebtedness of the Company incurred without violation of this Indenture or to customary commercial transactions of the Company entered into in the ordinary course of business; (ix) any Investment (other than a Temporary Cash Investment) evidenced by securities or other assets received in connection with an Asset Disposition pursuant to Section 3.10; (x) Investments, the payment for which consists exclusively of Equity Interests (exclusive of Disqualified Capital Stock) in the Company; or (xi) loans to employees made in connection with the exercise by them of options to purchase shares of the common stock of the Company, provided that the proceeds of such loans are used to purchase such shares and that such loans are secured by a pledge of such shares so purchased.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision hereof or any other entity.

     "Preferred Stock" as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

     "principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

     "property" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person under GAAP.

     "Public Equity Offering" means an underwritten primary public offering for the account of the Company of Capital Stock (or other voting shares or voting interests) of the Company pursuant to an effective registration statement (other than a registration statement on Form S-4, S-8 or any successor or similar forms) under the Securities Act.

     "Purchase Date" has the meaning specified in Section 3.10(c).

     "QIB" shall mean a "qualified institutional buyer" as defined in Rule 144A under the Securities Act.

     "record date" has the meaning specified in Section 2.4.

     "Refinanced Indebtedness" has the meaning specified in Section 3.8(b)(xii).

     "Refinancing Indebtedness" means Indebtedness issued in exchange for, or the proceeds of which are used to extend, refinance, renew, replace or refund any Indebtedness permitted to be incurred pursuant to Section 3.8.

     "Registered Exchange Offer" shall have the meaning given such term in the Registration Rights Agreement.

     "Registration Rights Agreement" means the Conversion Notes Registration Rights Agreement dated December 20, 1996, between the Company, the Guarantors and Societe Generale with respect to the Securities.

     "Related Business" means any segment of the pharmaceutical or health-care industry or ancillary thereto.

     "Reorganization Securities" means, with respect to any reorganization, composition, arrangement, adjustment or readjustment of the Company or any Guarantor or of their respective securities, securities of the Company or such Guarantor as reorganized or readjusted that are subordinated, at least to the same extent as the Securities, to the payment of all outstanding Senior Indebtedness after giving effect to such plan of reorganization or readjustment; provided, however, that (a) in the case of debt securities, (i) such securities shall not provide for amortization (including sinking fund and mandatory prepayment provisions) commencing prior to six months following the final scheduled maturity of all Senior Indebtedness of the Company or such Guarantor (as modified by such plan of reorganization or readjustment), as the case may be, (ii) if the rate of interest on such securities is fixed, such rate of interest shall not exceed the greater of (A) the rate of interest on the Securities and (B) the sum of (x) the weighted average rate of interest on the Indebtedness under the Senior Credit Agreement on the effective date of such plan of reorganization or readjustment and (y) the difference (such difference, the "Interest Differential") between the rate of interest on the Securities and the weighted average rate of interest on Indebtedness under the Senior Credit Agreement, in each case immediately prior to the commencement of such reorganization, composition, arrangement, adjustment or readjustment, (iii) if the rate of interest on such securities floats, such interest rate shall not exceed at any time the sum of the weighted average interest rate on Indebtedness under the Senior Credit Agreement at such time and the Interest Differential, and (iv) such securities shall not have covenants or default provisions materially more beneficial to the holders of the Securities or more restrictive of the Borrower or the Guarantor than those in effect with respect to the Securities on their issue date and (b) in the case of all securities (including debt securities), the distribution of such securities was authorized by an order or decree of a court of competent jurisdiction and such order gives effect to (and states in such order or decree that effect has been given to) the subordination of such securities to all Senior Indebtedness of the Company or such Guarantor not paid in full in cash in connection with such reorganization; provided that all such Senior Indebtedness is assumed by the reorganized corporation, and the rights of the holders of any such Senior Indebtedness are not, without the consent of such holders, altered by such reorganization, which consent shall be deemed to have been given if the holders of such Senior Indebtedness, individually or as a class, shall have approved such reorganization.

     "Representative" for any issue of Indebtedness shall mean the Person acting as agent, trustee or in a similar representative capacity for the holders of such Indebtedness, provided that if, and for so long as, any issue of Indebtedness lacks such a representative, then the Representative for such issue of Indebtedness shall at all such times constitute the holders of a majority in outstanding principal amount of the respective issue of Indebtedness.

     "Restricted Global Security" has the meaning specified in Section 2.4(b).

     "Restricted Payments" has the meaning specified in Section 3.9(a)(iv).

     "Restricted Securities" has the meaning specified in Section 2.4(d).

     "Restricted Securities Legend" has the meaning specified in Section 2.4.

     "Restricted Subsidiary" shall mean any Subsidiary other than an Unrestricted Subsidiary.

     "Rule 144A" means Rule 144A under the Securities Act.

     "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien.

     "Security" or "Securities" means, the Conversion Notes.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Senior Credit Agreement" means, collectively, the Senior Credit Agreement, dated as of September 5, 1995, by and among the Company, the lenders named therein, and The Chase Manhattan Bank as Administrative Agent for the lenders, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreement and/or related documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent or lenders and irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Senior Credit Agreement" shall include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to the Senior Credit Agreement and all refundings, refinancing and replacements of any facility provided for therein, including any agreement or agreements, (i) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding or deleting borrowers or guarantors thereunder, or (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder to the extent permitted this Indenture.

     "Senior Indebtedness" means (a) the principal of, premium (if any) and interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company regardless of whether an allowed claim in such proceeding) on, and fees and other amounts owing in respect of, the Senior Credit Agreement and other Indebtedness of the Company or a Guarantor which is permitted under this Indenture and whether outstanding on the Issue Date or thereafter issued, unless, in the instrument creating or evidencing the same or pursuant to which it is outstanding, it is provided that the obligations of the Company or such Guarantor in respect of such Indebtedness are not superior in right of payment to the Securities and (b) all obligations of the Company and the Guarantors under Interest Rate Agreements payable to any lender or agent party to the Senior Credit Agreement or any Affiliate of such lender or agent (including, without limitation, all obligations of the Guarantors incurred pursuant to guarantees of the indebtedness and other obligations referred to in clauses (a) and (b) above now or hereafter executed); provided, however, that Senior Indebtedness will not include (i) any obligation of the Company or any Guarantor to any Subsidiary of the Company or the Company or (ii) any Senior Subordinated Indebtedness or Subordinated Indebtedness.

     "Senior Subordinated Indebtedness" means the Securities and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank pari passu with the Securities in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Company that is not Senior Indebtedness.

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision.

     "Subordinated Indebtedness" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter incurred) that is subordinate or junior in right of payment to the Securities pursuant to a written agreement.

     "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person, or (iii) one or more Subsidiaries of such Person. Unless otherwise specified herein, each reference to a Subsidiary shall refer to a Subsidiary of the Company.

     "Subsidiary Guarantee" has the meaning specified in Section 11.1.

     "Successor Company" has the meaning specified in Section 8.1(i).

     "Temporary Cash Investments" means any of the following: (i) any Investment in direct obligations of the United States of America or any agency or instrumentality thereof or obligations Guaranteed by the United States of America or any agency or instrumentality thereof, (ii) Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $500,000,000 (or the foreign currency equivalent thereof) and whose long-term debt, or whose parent holding company's long-term debt, is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities
Act), (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, or (iv) Investments in commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-l" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard Poor's Ratings Group.

     "Trust Indenture Act" means the Trust Indenture Act as in force at the date as of which this Indenture was originally executed, except until qualification of this Indenture under the Trust Indenture Act, then as of the date of such qualification, and except to the extent that any subsequent amendment of the Trust Indenture Act shall apply retroactively to this Indenture.

     "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

     "Trustee" means the entity identified as "Trustee" in the first paragraph hereof and, subject to the provisions of Article V, shall also include any successor trustee.

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

     "Unrestricted Subsidiary" means (i) the Designated Subsidiaries and (ii) any Subsidiary (other than a Subsidiary which would constitute a Material Subsidiary) that at the time of determination shall have been designated an Unrestricted Subsidiary by the Board of

Directors of the Company in the manner provided below and which remains so designated at the time of determination. The Board of Directors of the Company may, by a Board resolution delivered to the Trustee, designate any Restricted Subsidiary of the Company (other than a Material Subsidiary) (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Restricted Subsidiary owns any Capital Stock of, or holds any Lien on any property of, the Company or any Restricted Subsidiary, and provided no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation. The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company, provided that (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation and (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such designation would, if incurred at such time, have been permitted to be incurred for all purposes of this Indenture. Any designation by the Board of Directors of the Company pursuant to this Indenture shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board resolutions giving effect to such designation and an Officer's Certificate certifying that such designation complied with the foregoing provisions.

     "Voting Shares" of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors or managers.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness or Disqualified Capital Stock, as the case may be, at any date, the number of years obtained by dividing (a) the sum of the products obtained by multiplying
(x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (b) the then outstanding principal amount or liquidation preference, as applicable, of such Indebtedness or Disqualified Capital Stock, as the case may be.

                                   ARTICLE II

                           ISSUE, EXECUTION, FORM AND
                          REGISTRATION OF SECURITIES.

     SECTION 2.1 Authentication and Delivery of Securities Upon the execution and delivery of this Indenture, or from time to time thereafter, Securities in an aggregate principal amount not to exceed $103,500,000 (except as otherwise provided in Section 2.6) may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Securities to or upon the written order of the Company, signed by both (a) any senior executive officer of the Company and (b) by its chief financial officer, principal accounting officer, Controller, Treasurer or any Assistant Treasurer or its Secretary or any Assistant Secretary without any further action by the Company.

     SECTION 2.2 Execution of Securities. The Securities shall be signed on behalf of the Company by both (a) any senior executive officer of the Company and (b)by its chief financial officer, principal accounting officer, Controller, Treasurer or any Assistant Treasurer or its Secretary or any Assistant Secretary, under its corporate seal. Such signatures may be the manual or facsimile signatures of the present or any future such officers. The corporate seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Securities and may, but need not, be attested. Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of any Security which has been duly authenticated and delivered by the Trustee.

     In case any officer of the Company who shall have signed any of the Securities shall cease to be such officer before the Security so signed shall be authenticated and delivered by the Trustee or disposed of by the Company, such Security nevertheless may be authenticated and delivered or disposed of as though the person who signed such Security had not ceased to be such officer of the Company; and any Security may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Security, shall be the proper officers of the Company, although at the date of the execution and delivery of this Indenture any such person was not such officer.

     SECTION 2.3 Certificate of Authentication. Only such Securities as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, executed by the Trustee by manual signature of one of its authorized officers, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Security executed by the Company shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this Indenture.

     SECTION 2.4 Form, Denomination and Date of Securities; Payments of Interest. (a) The Initial Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto, and the Conversion Notes and the Trustee's certificate of authentication shall be in substantially the form of Exhibit B hereto, each of which is part of this Indenture. The Securities shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plans as the officers of the Company executing the same may determine with the approval of the Trustee. Any of the Securities may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with the rules of any securities market in which the Securities are admitted to trading, or to conform to general usage. All Securities shall be otherwise substantially identical expect as to denomination and as provided herein.

     Each Security shall be dated the date of its authentication, shall bear interest from the applicable date, and shall be payable on the dates specified on the face of the form of Security recited above.

     The Person in whose name any Security is registered at the close of business on any record date with respect to any interest payment date shall be entitled to receive the interest, if any, payable on such interest payment date notwithstanding any transfer or exchange of such Security subsequent to the record date and prior to such interest payment date, except if and to the extent that the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the Persons in whose names outstanding Securities are registered at the close of business on a subsequent record date (which shall be not less than five business days prior to the date of payment of such defaulted interest) established by notice given by mail by or on behalf of the Company to the holders of Securities not less than 15 days preceding such subsequent record date. The term "record date" as used with respect to any interest payment date (except a date for payment of defaulted interest) shall mean if such interest payment date is the first day of a calendar month, the fifteenth day of the next preceding calendar month and shall mean, if such interest payment date is the fifteenth day of a calendar month, the first day of such calendar month, whether or not such record date is a business day.

     (b)The Initial Notes are being offered and sold by the Company pursuant to the Loan Agreement. The Initial Notes offered and sold to QIBs in reliance on Rule 144A, except as provided in Section 2.4(d) hereof, shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form without interest coupons with the Global Securities Legend and Restricted Securities Legend set forth in the form of Initial Notes (the "Restricted Global Security") deposited with the Trustee, at the Corporate Trust Office, as custodian for and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Restricted Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

     (c) This Section 2.4(c) shall apply only to the Restricted Global Security deposited with or on behalf of the Depository.

     Members of, or participants in, the Depository (the "Agent Members") shall have no rights under this Indenture with respect to any Restricted Global Security held on their behalf by the Depository or under the Restricted Global Security, and the Depository may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the absolute owner of the Restricted Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Security.

     (d) Except as provided in this Section 2.4(d) and Section 2.8, owners of beneficial interests in the Restricted Global Security will not be entitled to receive physical delivery of certificated Initial Notes. Purchasers of Initial Notes who are not QIBs or QIBs who elect to receive certificated Initial Notes instead of holding their interest through the

Restricted Global Security (collectively, the "Non-Global Purchasers") will receive certificated Initial Notes bearing the Restricted Securities Legend (the "Restricted Securities"); provided, however, that upon transfer to a QIB of any such certificated Initial Notes initially issued to a Non-Global Purchaser, such certificated Initial Notes will, unless the transferee requests otherwise or the Restricted Global Security has previously been exchanged in whole for Restricted Securities, be exchanged for an interest in the Restricted Global Security pursuant to the provisions of Section 2.5. Restricted Securities will bear the Restricted Securities Legend unless removed in accordance with Section 2.5.

     Upon the occurrence of an Effective Registration involving a Notes Shelf Registration, all requirements with respect to the Restricted Global Security and legends on Initial Notes will cease to apply, and certificated Initial Notes without the Restricted Securities Legend will be available to the Holders. Upon the occurrence of an Effective Registration involving the Registered Exchange Offer, all requirements with respect to the Restricted Global Security will cease to apply and certificated Initial Notes with the "Restricted Securities Legend" will be available to Holders that do not exchange their Initial Notes for Conversion Notes, and certificated Conversion Notes without any legends will be available to Holders that exchange their Initial Notes for Conversion Notes.

     All certificated Securities shall be issuable in denominations of $1,000 principal amount and any integral multiple thereof.

     SECTION 2.5 Registration, Transfer and Exchange. (a) The Company will keep at each office or agency to be maintained for the purpose as provided in Section
3.2 a register or registers in which, subject to such reasonable regulations as it may prescribe, it will register, and will register the transfer of, Securities as in this Article provided. Such register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. At all reasonable times such register or registers shall be open for inspection by the Trustee.

     Upon due presentation for registration of transfer of any Security at each such office or agency, the Company shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Security or Securities in authorized denominations for a like aggregate principal amount.

     Any Security or Securities may be exchanged for a Security or Securities in other authorized denominations, in an equal aggregate principal amount. Securities to be exchanged shall be surrendered at each office or agency to be maintained by the Company for the purpose as provided in Section 3.2. and the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor the Security or Securities which the Securityholder making the exchange shall be entitled to receive, bearing numbers not contemporaneously outstanding.

     All Securities presented for registration of transfer, exchange, redemption or payment shall (if so required by the Company or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the

Company and the Trustee duly executed by, the holder or his attorney duly authorized in writing.

     The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Securities. No service charge shall be made for any such transaction.

     The Trustee shall not be required to exchange or register a transfer of (a) any Securities for a period of 15 days next preceding the first mailing of notice of redemption of Securities to be redeemed or (b) any Securities selected, called or being called for redemption except, in the case of any Security where public notice has been given that such Security is to be redeemed in part, the portion thereof not so to be redeemed.

     All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

     (b) Notwithstanding any provision to the contrary herein, so long as the Restricted Global Security remains outstanding and is held by or on behalf of the Depository, transfers of the Restricted Global Security, in whole or in part, shall only be made in accordance with Section 2.4(d) and this Section 2.5 as set forth below.

          (i) Subject to clauses (ii) through (iv) below, transfers of the Restricted Global Security shall be limited to transfers of the Restricted Global Security in whole, but not in part, to nominees of the Depository or to a successor of the Depository or such successor's nominee.

          (ii) Restricted Global Security to Restricted Security. If a holder of a beneficial interest in the Restricted Global Security deposited with the Depository wishes at any time to transfer its interest therein to a Person who wishes to take delivery thereof in the form of a Restricted Security, such holder may, subject to the rules and procedures of the Depository, cause the exchange of such interest for one or more Restricted Securities of any authorized denomination or denominations and of the same aggregate principal amount. Upon receipt by the Trustee at its Corporate Trust Office of (l) instructions from the Depository directing the Trustee to authenticate and deliver one or more Restricted Securities of the same aggregate principal amount as the beneficial interest in the Restricted Global Security to be exchanged, such instructions to contain the name or names of the designated transferee or transferees, the authorized denomination or denominations of the Restricted Securities to be so issued and appropriate delivery instructions, (2) a certificate in the form of Exhibit C attached hereto given by the holder of such beneficial interest and stating that the Person transferring such interest in the Restricted Global Security reasonably believes that the Person acquiring the Restricted Securities for which such interest is being exchanged is an Institutional Accredited Investor and is acquiring such Restricted Securities for its own account or for one or more accounts as to which the transferee exercises sole investment discretion, (3) a certificate in the form of Exhibit D attached hereto given by the Person acquiring the Restricted Securities for which such interest is being exchanged, to the effect set forth therein, and (4) an opinion of counsel to the holder of such beneficial interest in the form of Exhibit E attached hereto, to the effect set forth therein, then the Trustee will instruct the Depository to reduce the Restricted Global Security by the aggregate principal amount of the beneficial interest therein to be exchanged, and concurrently with such reduction the Company shall execute, and the Trustee shall authenticate and deliver, one or more Restricted Securities of the same aggregate principal amount, in accordance with the instructions referred to above.

          (iii) Restricted Securitv to Restricted Global Security. If a holder of a Restricted Security wishes at any time to transfer such Restricted Security to a Person who wishes to take delivery thereof in the form of an interest in the Restricted Global Security, such holder may, subject to the rules and procedures of the Depository, cause the exchange of such Restricted Security for an equivalent beneficial interest in the Restricted Global Security. Upon receipt by the Trustee at its Corporate Trust Office of (1) such Restricted Security, duly endorsed as provided herein, (2) instructions from such holder directing the Trustee to credit or cause to be credited a beneficial interest in the Restricted Global Security equal to the principal amount of the Restricted Security to be exchanged, such instructions to contain information regarding the participant account with the Depository to be credited with such interest, and (3) a certificate in the form of Exhibit F attached hereto, then the Trustee shall cancel or cause to be cancelled such Restricted Security and shall instruct the Depository to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Restricted Global Security equal to the principal amount of the Restricted Security so cancelled.

          (iv) Restricted Securitv to Restricted Security. If a holder of a Restricted Security wishes at any time to transfer such Restricted Security to a Person who wishes to take delivery thereof in the form of a Restricted Security, such holder may, subject to the restrictions on transfer set forth herein and in such Restricted Security, cause the exchange of such Restricted Securities for one or more Restricted Securities of any authorized denomination or denominations and of the same aggregate principal amount. Upon receipt by the Trustee at its Corporate Trust Office of (1) such Restricted Security, duly endorsed as provided herein, (2) instructions from such holder directing the Trustee to authenticate and deliver one or more Restricted Securities of the same aggregate principal amount as the Restricted Security to be exchanged, such instructions to contain the name or names of the designated transferee or transferees, the authorized denomination or denominations of the Restricted Securities to be so issued and appropriate delivery instructions, (3) a certificate from the holder of the Restricted Security to be exchanged in the form of Exhibit C attached hereto (in the event that the transfer is being made to an Institutional Accredited Investor otherwise than pursuant to Rule 144A),
     (4) a certificate in the form of Exhibit D attached hereto (in the event the transfer is being made to an Institutional Accredited Investor otherwise than pursuant to Rule 144A) given by the

     Person acquiring the Restricted Securities for which such interest is being exchanged, to the effect set forth therein, and (5) an opinion of counsel to the transferor of such Restricted Security in the form of Exhibit E hereto, to the effect set forth therein, then the Trustee shall cancel or cause to be cancelled such Restricted Security and, concurrently therewith, the Company shall execute, and the Trustee shall authenticate and deliver, one or more Restricted Securities of the same aggregate principal amount, in accordance with the instructions referred to above.

          (v) Other Exchanges. In the event that the Restricted Global Security is exchanged pursuant to Section 2.8 for Securities in definitive registered form without interest coupons, prior to an Effective Registration such Initial Notes may be exchanged for one another only in accordance with those procedures that are substantially consistent with the provisions of clauses (i) through (iv) above (including the certification requirements thereof intended to insure that such transfers comply with the Securities Act) and which may be from time to time adopted by the Company and the Trustee.

     If Initial Notes are issued upon the transfer, exchange or replacement of Initial Notes bearing the Restricted Securities Legend, or if a request is made to remove such Restricted Securities Legend on Initial Notes, the Initial Notes so issued shall bear the Restricted Securities Legend, or the Restricted Securities Legend shall not be removed, as the case may be, unless (i) there is delivered to the Company such satisfactory evidence, which may include an opinion of counsel licensed to practice law in the State of New York, as may be reasonably required by the Company that neither the legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of the Securities Act or, with respect to Restricted Securities, that such Initial Notes are not "restricted" within the meaning of Rule 144 under the Securities Act or (ii) there is an Effective Registration involving the Notes Shelf Registration with respect to the Initial Notes then in effect or the Initial Note as to which the Restricted Securities Legend is sought to be removed has been disposed of in accordance with the Notes Shelf Registration. Upon (i) provision of such satisfactory evidence or (ii) notification by the Company to the Trustee of an Effective Registration with respect to the Initial Notes, the Trustee, at the direction of the Company, shall authenticate and deliver Initial Notes that do not bear the Restricted Securities Legend.

     SECTION 2.6 Mutilated, Defaced, Destroyed, Lost and Stolen Securities. In case any temporary or definitive Security shall become mutilated, defaced or be apparently destroyed, lost or stolen, the Company in its discretion may execute, and upon the written request of any officer of the Company, the Trustee shall authenticate and deliver, a new Security, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Security, or in lieu of and substitution for the Security so apparently destroyed, lost or stolen. In every case the applicant for a substitute Security shall furnish to the Company and to the Trustee and any agent of the Company or the Trustee such security or indemnity as may be required by them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft evidence to their satisfaction of the apparent destruction, loss or theft of such Security and of the ownership thereof.

     Upon the issuance of any substitute Security, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. In case any Security which has matured or is about to mature, or has been called for redemption in full, shall become mutilated or defaced or be apparently destroyed, lost or stolen, the Company may, instead of issuing a substitute Security, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Security), if the applicant for such payment shall furnish to the Company and to the Trustee and any agent of the Company or the Trustee such security or indemnity as any of them may require to save each of them harmless from all risks, however remote, and, in every case of apparent destruction, loss or theft, the applicant shall also furnish to the Company and the Trustee and any agent of the Company or the Trustee evidence to their satisfaction of the apparent destruction, loss or theft of such Security and of the ownership thereof.

     Every substitute Security issued pursuant to the provisions of this Section by virtue of the fact that any Security is apparently destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the apparently destroyed, lost or stolen Security shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Securities duly authenticated and delivered hereunder. All Securities shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced, or apparently destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

     SECTION 2.7 Cancellation of Securities; Destruction Thereof. All Securities surrendered for payment, redemption, registration of transfer or exchange, if surrendered to the Company or any agent of the Company or the Trustee, shall be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be cancelled by it; and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall deliver cancelled Securities held by it to the Company. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation.

     SECTION 2.8 Temporary Securities; Global Securities. Pending the preparation of definitive Securities, the Company may execute and the Trustee shall authenticate and deliver temporary Securities (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustee). Temporary Securities shall be issuable as registered Securities without coupons, of any authorized denomination, and substantially in the form of the definitive Securities but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Company with the concurrence of the Trustee. Temporary Securities may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Security shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities. Without unreasonable delay, the Company shall execute and shall furnish definitive Securities and thereupon temporary Securities may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Company for the purpose pursuant to Section 3.2, and the Trustee shall authenticate and deliver in exchange for such temporary Securities a like aggregate principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall be entitled to the same benefits under this Indenture as definitive Securities.

     The Restricted Global Security deposited with the Depository pursuant to
Section 2.4 shall be transferred to the beneficial owners thereof only if such transfer complies with Section 2.5(b) of this Indenture and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Restricted Global Security or if at any time such Depository ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days of such notice, (ii) the Company executes and delivers to the Trustee an Officer's Certificate stating that such Global Restricted Security shall be exchangeable, or (iii) an Event of Default has occurred and is continuing with respect to the Securities.

     Any Restricted Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.8 shall be surrendered by the Depository to the Trustee at its Corporate Trust Office, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Restricted Global Security, an equal aggregate principal amount of Restricted Securities of authorized denominations. Any portion of the Restricted Global Security transferred pursuant to this Section 2.8 shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depository shall direct. Any Initial Note delivered in exchange for an interest in the Restricted Global Security shall, except as otherwise provided by Section 2.5, bear the Restricted Securities Legend.

     Subject to the foregoing provisions of this Section 2.8, the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

     In the event of the occurrence of either of the events specified in the second paragraph of this Section 2.8, the Company will promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.

     SECTION 2.9 Effective Registration. In the event the Company has an Effective Registration, the Company shall notify the Trustee thereof within two Business Days after the effective date of such Effective Registration. If the Effective Registration involves a

Notes Shelf Registration, the Company shall promptly cause to be delivered to the Trustee certificates for Initial Notes without legends and the Trustee shall authenticate and deliver certificated Initial Notes without legends to Holders presenting their certificated Initial Notes for exchange or to Holders of interests in the Restricted Global Security in the names and denominations specified by the Depository or to transferees of Initial Notes covered by the Notes Shelf Registration. If the Effective Registration is with respect to a Registered Exchange Offer for the Initial Notes, the Trustee shall notify the Holders of receipt of such notice and, after receipt of a written order of the Company (signed as specified in Section 2.1) for the authentication and delivery of Conversion Notes and a properly completed letter of transmittal or other requested documents from a Holder as specified in the exchange offer documents, shall exchange such Holder's Initial Notes for Conversion Notes upon the terms set forth in the exchange offer documents.

                                   ARTICLE III

                            COVENANTS OF THE COMPANY

     SECTION 3.1 Payment of Principal and Interest. The Company covenants and agrees that it will duly and punctually pay or cause to be paid the principal of, and interest on, each of the Securities at the place or places, at the respective times and in the manner provided in the Securities. Each installment of interest on the Securities may be paid by mailing checks for such interest payable to or upon the written order of the holders of Securities entitled thereto as they shall appear on the registry books of the Company.

     SECTION 3.2 Offices for Payments. etc. So long as any of the Securities remain outstanding, the Company will maintain in the City of New York the following: (a) an office or agency where the Securities may be presented for payment, (b) an office or agency where the Securities may be presented for registration of transfer and for exchange as in this Indenture provided and (c) an office or agency where notices and demands to or upon the Company in respect of the Securities or of this Indenture may be served. The Company will give to the Trustee written notice of the location of any such office or agency and of any change of location thereof. The Company hereby initially designates the Corporate Trust Office of the Trustee or such other location as the Company may designate upon notice from the Trustee, as the office or agency for each such purpose. In case the Company shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Corporate Trust Office.

     SECTION 3.3 Appointment to Fill a Vacancy in Office of Trustee. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 5.9, a Trustee, so that there shall at all times be a Trustee hereunder.

     SECTION 3.4 Paving Agents. The paying agent will initially be the Trustee. Whenever the Company shall appoint a paying agent other than the Trustee, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section:

          (a) that it will hold all sums received by it as such agent for the payment of the principal of or interest on the Securities (whether such sums have been paid to it by the Company or by any other obligor on the Securities) in trust for the benefit of the holders of the Securities or of the Trustee,

          (b) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Securities) to make any payment of the principal of or interest on the Securities when the same shall be due and payable, and

          (c) pay any such sums so held in trust by it to the Trustee upon the Trustee's written request at any time during the continuance of the failure referred to in clause (b) above.

     The Company will, prior to each due date of the principal of or interest on the Securities, deposit with the paying agent a sum sufficient to pay such principal or interest, and (unless such paying agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action.

     If the Company shall act as its own paying agent, it will, on or before each due date of the principal of or interest on the Securities, set aside, segregate and hold in trust for the benefit of the holders of the Securities a sum sufficient to pay such principal or interest so becoming due. The Company will promptly notify the Trustee of any failure to take such action.

     Anything in this Section to the contrary notwithstanding, the Company may at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any paying agent hereunder, as required by this Section, such sums to be held by the Trustee upon the trusts herein contained. Upon such payment to the Trustee, the relevant paying agent, if any, shall be released from any liability with respect to such sums.

     Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section are subject to the provisions of Sections 9.4 and 9.6.

     SECTION 3.5 Certificate to Trustee. The Company will furnish to the Trustee, on or before 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officer's Certificate from the principal executive, financial or accounting officer of the Company as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under this Indenture).

     SECTION 3.6 Securityholders' Lists. If and so long as the Trustee shall not be the Security registrar, the Company will furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the holders of the Securities pursuant to Section 312 of the Trust Indenture Act (a) semiannually not more than 15 days after each record date for the payment of semiannual interest on the Securities, as hereinabove specified, as of such record date and (b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request as of a date not more than 15 days prior to the time such information is furnished.

     SECTION 3.7 Commission Reports. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Securities are outstanding, the Company will furnish to the Trustee and the holders of Securities (i) within 45 days after the end of each of the first three fiscal quarters of each fiscal year and 90 days of the end of each fiscal year all quarterly and annual financial information, as the case may be, that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. Furthermore, for so long as any of the Securities remain outstanding, the Company shall make available to any prospective purchaser of the Securities or beneficial owner of the Securities, in connection with any sale thereof, the information required by Rule 144A(d)(4) under the Securities Act.

     SECTION 3.8 Limitation on Indebtedness. (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, incur any Indebtedness; provided, however, that the Company may incur Indebtedness (including through the issuance of Disqualified Capital Stock) if on the date of such incurrence the Consolidated Coverage Ratio would be greater than (i) 2.50: 1, if such Indebtedness is incurred prior to the expiration of 24 months after the Issue Date and (ii) 3.00: 1, if such Indebtedness is incurred on or subsequent to the expiration of 24 months after the Issue Date.

     (b) Notwithstanding Section 3.8(a), the Company and its Restricted Subsidiaries may incur Indebtedness to the extent set forth below:

          (i) the incurrence by the Company of Indebtedness under the Senior Credit Agreement and the issuance of letters of credit thereunder (with letters of credit being deemed to have a principal amount equal to the face amount thereof) up to an aggregate principal amount of $250,000,000 outstanding at any one time, less principal repayments of term loans and permanent commitment reductions with respect to revolving loans and letters of credit under the Senior Credit Agreement made after the Issuance Date with the Net Cash Proceeds of Asset Dispositions, if any;

          (ii) Indebtedness (x) of the Company to any Restricted Subsidiary and
     (y) of any Restricted Subsidiary to the Company or any other Restricted Subsidiary;

          (iii) Indebtedness of the Company represented by the Securities;

          (iv) any Indebtedness of the Company (other than the Indebtedness described in clauses (i) and (ii) above) outstanding on the date of this Indenture;

          (v) Indebtedness represented by the Guarantees of the Securities and Guarantees of Indebtedness incurred pursuant to clause (i) above;

          (vi) Indebtedness of the Company or any Restricted Subsidiary under Interest Rate Agreements that are entered into by the Company or such Restricted Subsidiary for bona fide hedging purposes (as determined in good faith by the Board of Directors or senior management of the Company or such Restricted Subsidiary) with respect to Indebtedness of the Company or such Restricted Subsidiary incurred without violation of this Indenture or with respect to customary commercial transactions of the Company or such Restricted Subsidiary entered into in the ordinary course of business;

          (vii) Indebtedness (including Capitalized Lease Obligations) incurred by the Company or any Restricted Subsidiary to finance the purchase, lease or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount which, when aggregated with the principal amount of all other Indebtedness then outstanding and incurred pursuant to this clause (vii), does not exceed $25,000,000;

          (viii) Indebtedness incurred by the Company or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims; provided, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such incurrence;

          (ix) Acquired Indebtedness; provided, however, that such Indebtedness is not incurred in contemplation of such acquisition or merger; and provided, further that the Company would have been able to incur such Indebtedness at the time of the incurrence thereof pursuant to clause (a) above, determined on a pro forma basis as if such transaction had occurred at the beginning of such four-quarter period and such Indebtedness and the operating results of such merged or acquired entity had been included for all purposes in such pro forma calculation as if such entity had been a Restricted Subsidiary at the beginning of such four-quarter period;

          (x) obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

          (xi) additional indebtedness in an aggregate amount not to exceed $10,000,000 at any one time outstanding; and

          (xii) Refinancing Indebtedness; provided, however, that (A) the principal amount of such Refinancing Indebtedness shall not exceed the principal or accreted amount (in the case of any Indebtedness issued with original issue discount, as such) of Indebtedness so extended, refinanced, renewed, replaced, substituted or refunded (the "Refinanced Indebtedness"),
     (B) the Refinancing Indebtedness shall have a Weighted Average Life to Maturity of not less than the stated maturity of the Refinanced Indebtedness, and (C) the Refinancing Indebtedness shall rank in right of payment relative to the Securities on terms at least as favorable to the holders of Securities as those contained in the documentation governing the Refinanced Indebtedness.

     (c) Notwithstanding any other provision of this Section 3.8, neither the Company nor any Restricted Subsidiary shall incur any Indebtedness (i) pursuant to Section 3.8(b), if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Indebtedness unless such Indebtedness shall be subordinated to the Securities to at least the same extent as such Subordinated Indebtedness or (ii) pursuant to
Section 3.8(a) or Section 3.8(b) if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness.

     (d) The Company shall not incur any Secured Indebtedness that is not Senior Indebtedness unless contemporaneously therewith effective provision is made to secure the Securities equally and ratably with such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien.

     SECTION 3.9 Limitation on Restricted Payments. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly:

          (i) declare or pay any dividend on, or make any distribution to holders of, any shares of its Capital Stock (other than dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Capital Stock) or in options, warrants or other rights to acquire such Capital Stock and other than dividends and distributions paid by a Restricted Subsidiary to the Company or to another Restricted Subsidiary),

          (ii) purchase, redeem or otherwise acquire or retire for value, directly or indirectly, any shares of the Capital Stock of the Company or any Restricted Subsidiary or options, warrants or other rights to acquire such Capital Stock,

          (iii) make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to the relevant scheduled principal payment, sinking fund or maturity, any Subordinated Indebtedness, or

          (iv) make any Investment in any Person, including, without limitation, any Unrestricted Subsidiary (other than a Permitted Investment)

(the foregoing actions described in clauses (i) through (iv) above being hereinafter collectively referred to as "Restricted Payments") unless after giving effect to the proposed Restricted Payment, (A) no Default or Event of Default shall have occurred and be continuing and such Restricted Payment shall not cause or constitute a Default or an Event of Default; (B) immediately before and immediately after giving effect to such transaction on a pro forma basis, the Company could incur at least $1.00 of additional Indebtedness pursuant to
Section 3.8(a); and (C) the aggregate amount of all such Restricted Payments (the amount of any such Restricted Payment, if other than cash, to be determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a resolution of the Board of Directors) declared or made after the Issue Date (including such Restricted Payment) does not exceed the sum of:

          (1) 50% of the aggregate cumulative Consolidated Net Income (or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company accrued on a cumulative basis during the period (taken as one accounting period) from the fiscal quarter that first begins after the Issue Date to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment;

          (2) the aggregate Net Cash Proceeds received after the Issue Date by the Company from the issuance or sale (other than to any of its Subsidiaries) of its shares of Capital Stock (other than Disqualified Capital Stock) or any options, warrants or rights to purchase such shares of Capital Stock (other than Disqualified Capital Stock) or other cash contributions to its capital (excluding amounts used pursuant to clauses
     (ii) or (iii) of Section 3.9(b));

          (3) the aggregate Net Cash Proceeds received after the Issue Date by the Company (other than from any of its Subsidiaries) upon the exercise of any options, warrants or rights to purchase shares of Capital Stock (other than Disqualified Capital Stock) of the Company;

          (4) the aggregate Net Cash Proceeds received after the Issue Date by the Company from Indebtedness of the Company or Disqualified Capital Stock of the Company that has been converted into or exchanged for Capital Stock (other than Disqualified Capital Stock) of the Company or options, warrants or rights to acquire such Capital Stock, to the extent such Indebtedness of the Company or Disqualified Capital Stock of the Company was originally incurred or issued for cash, plus the aggregate Net Cash Proceeds received by the Company at the time of such conversion or exchange;

          (5) to the extent not included in Consolidated Net Income, the net reduction (received by the Company or any Restricted Subsidiary in cash) in Investments (other than Permitted Investments) made by the Company and the Restricted Subsidiaries since the Issue Date, not to exceed, in the case of any Investments in any Person, the amount of Investments (other than Permitted Investments) made by the Company and the Restricted Subsidiaries in such Person since the Issue Date.

     (b) Notwithstanding Section 3.9(a) and in the case of clauses (v) and (vi) below, so long as there is no Default or Event of Default continuing, the following actions shall not be prohibited:

          (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would be permitted by the provisions of Section 3.9(a) (such payment being deemed to have been paid on such date of declaration for purposes of the calculation required by this Section 3.9);

          (ii) the repurchase, redemption, or other acquisition or retirement of any shares of any class of Capital Stock of the Company or warrants, options or other rights to acquire such stock in exchange for, or out of the Net Cash Proceeds of a substantially concurrent issue and sale (other than to a Subsidiary) for cash of, any Capital Stock (other than Disqualified Capital Stock) of the Company or warrants, options or other rights to acquire such Capital Stock;

          (iii) any repurchase, redemption, defeasance, retirement, refinancing or acquisition for value or payment of principal of any Subordinated Indebtedness in exchange for, or out of the net proceeds of a substantially concurrent issuance and sale (other than to a Subsidiary) for cash of, any Capital Stock (other than Disqualified Capital Stock) of the Company or warrants, options or other rights to acquire such Capital Stock;

          (iv) the repurchase, redemption, defeasance, retirement or other acquisition for value or payment of principal of any Subordinated Indebtedness through the issuance of Refinancing Indebtedness;

          (v) investments in, and loans or advances to, Permitted Foreign Companies in a net aggregate amount not to exceed $10,000,000 in any fiscal year, provided. however, that, to the extent that the net aggregate amount of such investments, loans and advances in any fiscal year is less than $10,000,000, 50% of such difference may be carried forward and added to the $10,000,000 permitted amount for the subsequent fiscal year; and

          (vi) Investments in other Persons (including, without limitation, Unrestricted Subsidiaries) having an aggregate fair market value, taken together with all other Investments made pursuant to this paragraph (vi) that are at that time outstanding, not to exceed $15,000,000 at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

The actions described in clauses (i) and (vi) of this Section 3.9(b) shall be Restricted Payments that shall be permitted to be made in accordance with this
Section 3.9(b) but shall reduce the amount that would otherwise be available for Restricted Payments under Section 3.9(a)(C) (provided that any dividend paid pursuant to clause (i) of this Section 3.9(b) shall reduce the amount that would otherwise be available under Section 3.9(a)(C) when declared, but not also when paid pursuant to such clause (i)) and the actions described in clauses (ii),
(iii), (iv) and (v) of this Section 3.9(b) shall be permitted to be taken in accordance with this Section 3.9 and shall not reduce the amount that would otherwise be available for Restricted Payments under Section 3.9(a)(C).

     SECTION 3.10 Restrictions on Sales of Assets and Subsidiary Stock. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition unless (i) the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the Fair Market Value of the shares or assets that are the subject matter of such Asset Disposition, (ii) at least 80% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash; and (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) (A) first, to the extent the Company elects (or is required by the terms of any Senior Indebtedness or any Indebtedness (other than Preferred Stock) of a Restricted Subsidiary), to prepay, repay or purchase such Senior Indebtedness or such Indebtedness (other than Preferred Stock) of a Restricted Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within 180 days after the later of the date of such Asset Disposition or the receipt of such Net Available Cash, (B) second, to the extent of the balance of Net Available Cash after application in accordance with clause (A), to the extent the Company elects, to secure letter of credit obligations to the extent such related letters of credit have not been drawn upon or returned undrawn; (C) third, to the extent of the balance of Net Available Cash after application in accordance with clauses (A) and (B), to the extent the Company or such Restricted Subsidiary elects, within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash, to reinvest in Additional Assets; and (D) fourth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C), to make an offer (the "Offer") to purchase Securities pursuant and subject to the conditions of this Indenture to the holders of the Securities at a purchase price of 100% of the principal amount thereof plus accrued and unpaid interest to the purchase date; provided, however, that, in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (B) above, the Company or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. The Company shall not be required to make an offer for Securities pursuant to this Section 3.10 if the Net Available Cash available therefor (aver application of the proceeds as provided in clauses (A), (B) and (C)) is less than $15,000,000 (which lesser amount shall be carried forward for purposes of determining whether an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

     For the purposes of Section 3.10(a)(ii), the following will be deemed to be cash: (x) the assumption of Indebtedness (other than Disqualified Capital Stock) of the Company or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition and (y) securities received by the Company or any Restricted Subsidiary of the Company from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

     (b) In the event of an Asset Disposition that requires the purchase of Securities pursuant to clause (iii)(D) of Section 3.10(a), the Company will be required to purchase Securities tendered pursuant to an offer by the Company for the Securities at a purchase price of 100% of their principal amount plus accrued interest to the purchase date in accordance with the procedures (including prorating in the event of oversubscription) set forth in Section 3.10(c).

     (c) (i) Promptly, and in any event within 10 days after the Company is required to make an Offer, the Company shall deliver to the Trustee and send, by first class mail to each Holder, a written notice stating that the Holder may elect to have his or her Securities purchased by the Company either in whole or in part (subject to prorating as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date").

          (ii) Not later than the date upon which such written notice of an Offer is delivered to the Trustee and the Holders, the Company shall deliver to the Trustee an Officers' Certificate setting forth (A) the amount of the Offer (the "Offer Amount"), (B) the allocation of the Net Available Cash from the Asset Dispositions as a result of which such Offer is being made and (C) the compliance of such allocation with the provisions of Section 3.10(a). Upon the expiration of the period (the "Offer Period") for which the Offer remains open, the Company shall deliver to the Trustee for cancellation the Securities or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price of the Securities tendered by such Holder to the extent such funds are available to the Trustee.

          (iii) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Company at the address specified in the notice prior to the expiration of the Offer Period. Each Holder will be entitled to withdraw its election if the Trustee or the Company receives, not later than one Business Day prior to the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter from such Holder setting forth the name of such Holder, the principal amount of the Security or Securities which were delivered for purchase by such Holder and a statement that such Holder is withdrawing its election to have such Security or Securities purchased. If at the expiration of the Offer Period the aggregate principal amount of Securities surrendered by Holders exceeds the Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

     (d) The Company shall comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this
Section 3.10.

     To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 3.10, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue thereof.

     SECTION 3.11 Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary (a) to pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness owed to the Company or any Restricted Subsidiary,
(b) to make any loans or advances to the Company or any Restricted Subsidiary or
(c) to transfer any of its property or assets to the Company or any Restricted Subsidiary, except: (i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date; (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date; (iii) any encumbrance or restriction pursuant to an agreement effecting a refinancing of Indebtedness incurred pursuant to an agreement referred to in clause (i) or (ii) of this Section 3.11 or contained in any amendment to an agreement referred to in clause (i) or (ii) of this Section 3.1 1; provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable in any material respect to the holders of the Securities than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such agreements; and (iv) in the case of Section 3.11(c), any encumbrance or restriction (A) that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset that is the subject of such encumbrance or restriction, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture, or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary; provided that, in each case, such encumbrance or restriction relates to, and restricts dealings with, only the property or asset that is the subject of such encumbrance or restriction; and provided further, that such encumbrance or restriction does not prohibit, limit or otherwise restrict the making or payment of any dividend or other distribution to the Company or any Restricted Subsidiary; (v) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition; and (vi) any restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

     SECTION 3.12 Limitation on Sale of Capital Stock of Restricted Subsidiaries. The Company (i) shall not, and shall not permit any Restricted Subsidiary to, transfer, convey, sell or otherwise dispose of any Capital Stock of any Restricted Subsidiary to any Person (other than to the Company or a Restricted Subsidiary) and (ii) shall not permit any Restricted Subsidiary to issue any of its Capital Stock to any Person other than to the Company or a Restricted Subsidiary; provided, however, that this Section 3.12 shall not prohibit the transfer, conveyance, sale or other disposition of all of the Capital Stock of a Restricted Subsidiary if the net cash proceeds from such transfer, conveyance, sale or other disposition are applied in accordance with
Section 3.10; and, provided, further, that this Section 3.12 shall not prohibit the transfer, conveyance, sale or other disposition of less than all of the Capital Stock of a Restricted Subsidiary or the issuance by any Restricted Subsidiary of any of its Capital Stock to any Person as long as (A) the net cash proceeds from such transfer, conveyance, sale or other disposition or issuance are applied in accordance with Section 3.10, (B) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing,
(C) immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period, the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Coverage Ratio test as set forth in
Section 3.8(a) and (D) immediately after giving effect to such transaction, such Restricted Subsidiary remains a Restricted Subsidiary of the Company.

     SECTION 3.13 Limitation on Liens. The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, incur, assume or suffer to exist any Lien of any kind upon any of its property or assets (including any shares of Capital Stock or Indebtedness of any Restricted Subsidiary), whether owned on the Issue Date or acquired after the Issue Date, or any income or profits therefrom, except if the Securities (or the Guarantee of the Securities, in the case of Liens on properties or assets of any Guarantor) and all other amounts due under this Indenture are directly secured equally and ratably with (or prior to in the case of Liens with respect to Subordinated Indebtedness) the obligation or liability secured by such Lien, excluding, however, from the operation of the foregoing any of the following:

     (a) any Lien existing as of the Issue Date;

     (b) any Lien arising by reason of (i) any judgment, decree or order of any court, so long as such Lien is in existence less than 30 days after the entry thereof or adequately bonded or the payment of such judgment, decree or order is covered (subject to a customary deductible) by insurance maintained with responsible insurance companies; (ii) taxes, assessments or other governmental charges that are not yet delinquent or are being contested in good faith; (iii) security for payment of workers' compensation or other insurance; (iv) good faith deposits in connection with tenders, leases or contracts (other than contracts for the payment of borrowed money); (v) zoning restrictions, easements, licenses, reservations, provisions, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title (and with respect to leasehold interests, mortgages, obligations, liens and other encumbrances incurred, created, assumed or permitted to exist and arising by, through or under a landlord or owner of the leased property, with or without consent of the lessee), none of which materially impairs the use of any property or assets material to the operation of the business of the Company or any Restricted Subsidiary or the value of such property or assets for the purpose of such business; (vi) deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds with respect to matters not yet finally determined and being contested in good faith by negotiations or by appropriate proceedings that suspend the collection thereof; or (vii) operation of law in favor of mechanics, materialmen, laborers, employees or suppliers, incurred in the ordinary course of business for sums that are not yet delinquent or are being contested in good faith by negotiations or by appropriate proceedings that suspend the collection thereof;

     (c) any Lien now or hereafter existing on property or assets of the Company or any Guarantor securing Senior Indebtedness of such Person;

     (d) any Lien securing Acquired Indebtedness created prior to (and not created in connection with, or in contemplation of) the incurrence of such Indebtedness by the Company or a Restricted Subsidiary; provided that any such Lien extends only to the assets that were subject to such Lien securing such Acquired Indebtedness prior to the related acquisition;

     (e) leases or subleases granted by the Company or any of its Subsidiaries to any other Person in the ordinary course of business;

     (f) Liens in the nature of trustees' Liens granted pursuant to any indenture governing any indebtedness permitted by Section 3.8, in each case in favor of the trustee under such indenture and securing only obligations to pay any compensation to such trustee, to reimburse its expenses and to indemnify it under the terms thereof; and

     (g)any extension, renewal, refinancing or replacement, in whole or in part, of any Lien described in the foregoing clauses (a) through (f) so long as the amount of property or assets subject to such Lien is not increased thereby.

     SECTION 3.14 Limitations on Affiliate Transactions. (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless: (i) the terms of such Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate;
(ii) in the event such Affiliate Transaction involves an aggregate amount in excess of $1,000,000 (unless such Affiliate Transaction constitutes an agreement with Bayer or its Affiliate relating to an investment by the Company and an investment by Bayer or its Affiliate in a Permitted Foreign Company in which case the requirements of this clause shall be applicable only if the amount being invested by the Company exceeds $10,000,000), the terms of such transaction have been approved by a majority of the members of the Board of Directors of the Company and by a majority of the disinterested members of such Board, if any (and such majority or majorities, as the case may be, determines that such Affiliate Transaction satisfies the criteria in (i) above) and (iii) in the event such Affiliate Transaction involves an aggregate amount in excess of $15,000,000 (unless such Affiliate Transaction constitutes an agreement with Bayer or its Affiliate relating to an investment by the Company and an investment by Bayer or its Affiliate in a Permitted Foreign Company in which case the requirements of this clause shall be applicable only if the amount being invested by the Company exceeds $25,000,000), the Company has received a written opinion from an independent investment banking firm of nationally recognized standing that such Affiliate Transaction is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.

     (b) The provisions of Section 3.14(a) will not prohibit (i) any Restricted Payment permitted to be paid or made pursuant to Section 3.9, (ii) the performance of the Company's or a Restricted Subsidiary's obligations under any employment contract, stock option, collective bargaining agreement, employee benefit plan, related trust agreement or any other similar arrangement heretofore or hereafter entered into in the ordinary course of business, (iii) payment of compensation to employees, officers, directors or consultants in the ordinary course of business, (iv) maintenance in the ordinary course of business of benefit programs or arrangements for employees, officers or directors, including vacation plans, health and life insurance plans, deferred compensation plans, and retirement or savings plans and similar plans, (v) any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries, (vi) any agreement in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby, (vii) transactions required of the Company or any Restricted Subsidiary under, or contemplated by, the General Shareholders Agreement dated September 30, 1994, and the Continuing Shareholders Agreement dated September 30, 1994, in each case as in effect on the date of this Indenture or (viii) any agreement entered into in the ordinary course of business between the Company and a person who constitutes an Affiliate solely by reason of such person being an officer or director of the Company which agreement provides for the repurchase by the Company, upon or following the termination of such person's employment or directorship with the Company, of shares of Capital Stock of the Company owned by such person.

     SECTION 3.15 Chance of Control. (a) If a Change of Control shall occur at any time, then each holder of Securities shall have the right to require that the Company purchase such holder's Securities in whole or in part in any integral multiple of $1,000, for a cash purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount of such Securities, plus accrued and unpaid interest, if any, on such Securities to the date of purchase (the "Change of Control Purchase Date"), pursuant to an offer (the "Change of Control Offer"), made in conformity with the procedures set forth in Sections 3.15(b), (c) and (d).

     (b) Within 15 days following any Change of Control, the Company shall notify the Trustee thereof and give written notice of such Change of Control to each holder of Securities by first-class mail, postage prepaid, at his address appearing in the security register, stating:

          (i) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Securities, in whole or in part, at the Change of Control Purchase Price;

          (ii) the Change of Control Purchase Price and the Change of Control Purchase Date, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act;

          (iii) that any Security not tendered for purchase will continue to accrue interest;

          (iv) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Securities accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and

          (v) the procedures that a Holder must follow to accept a Change of Control Offer or to withdraw such acceptance.

     (c) Holders electing to have Securities purchased will be required to surrender such Securities, together with the execution form provided for on Exhibit G duly executed, to the Company at the address specified in the notice at least 10 Business Days prior to the Change of Control Purchase Date. Holders will be entitled to withdraw their election if the Company receives, not later than three Business Days prior to the Change of Control Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities delivered for purchase by the Holder as to which his election is to be withdrawn and a statement that such Holder is withdrawing his election to have such Securities purchased. Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

     (d) The Company will comply with any applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

     (e) The Company will not, and will not permit any Subsidiary to, create or permit to exist or become effective any restriction (other than restrictions in effect on the Issue Date with respect to Indebtedness outstanding on the Issue Date and refinancings thereof and customary default provisions) that would materially impair the ability of the Company to make a Change of Control Offer to purchase the Securities or, if such Change of Control Offer is made, to pay for the Securities tendered for purchase.

     SECTION 3.16 Limitation on Lines of Business. The Company shall not, and shall not permit its Restricted Subsidiaries to, engage in any business other than those engaged in on the date of this Indenture and any other segment of the pharmaceutical or health-care industry or ancillary thereto.

     SECTION 3.17 Payments for Consent. Neither the Company nor any Subsidiary shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of the Securities for or as an inducement to any consent, waiver or amendment of any terms or provisions of the Securities unless such consideration is offered to be paid or agreed to be paid to all Holders of the Securities who so consent, waive or agree in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

     SECTION 3.18 Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE IV

                             DEFAULTS AND REMEDIES

     SECTION 4.1 Event of Default Defined; Acceleration of Maturity. An "Event of Default" occurs if:

     (a) the Company defaults in any payment of interest on any Security when the same becomes due and payable, whether or not such payment shall be prohibited by Article X, and such default continues for a period of 30 days;

     (b) the Company defaults in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise, whether or not such payment shall be prohibited by Article X;

     (c) the Company fails to comply with Section 8. 1;

     (d) the Company fails to comply with Section 3.7, 3.8, 3.9, 3.10, 3.11, 3.12, 3.13, 3.14, 3.15 or 3.16 (in each case other than a failure to repurchase Securities when required pursuant to Section 3.10 or 3.15, which failure shall constitute an Event of Default under Section 4.1(b)) and such failure continues for 30 days after the notice specified below;

     (e) the Company fails to comply with any covenant, condition or agreement in this Indenture or the Securities (other than those referred to in clauses
(a), (b), (c) and (d) above) and such failure continues for 30 days after the notice specified below;

     (f) Indebtedness of the Company or any Restricted Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such unpaid or accelerated Indebtedness exceeds $10,000,000 or its foreign currency equivalent at the time;

     (g) the Company or a Material Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

          (i) commences a voluntary case;

          (ii) consents to the entry of an order for relief against it in an involuntary case;

          (iii) consents to the appointment of a Custodian of it or for any substantial part of its property; or

          (iv) makes a general assignment for the benefit of its creditors;

or takes any comparable action under any foreign laws relating to insolvency;

     (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (i) is for relief against the Company or any Material Subsidiary in an involuntary case;

          (ii) appoints a Custodian of the Company or any Material Subsidiary or for any substantial part of its property; or

          (iii) orders the winding up or liquidation of the Company or any Material Subsidiary;

or any similar relief is granted under any foreign laws and the order, decree or relief remains unstayed and in effect for 60 days;

     (i) any judgment or decree for the payment of money in excess of $10,000,000 or its foreign currency equivalent at the time (to the extent not covered by insurance) is entered against the Company or any Material Subsidiary and is not discharged and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree and is not promptly stayed or (B) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged or the execution thereof stayed; or

     (j) the failure of any Subsidiary Guarantee to be in full force and effect (except as contemplated by the terms thereof) or the denial or disaffirmation by any Subsidiary Guarantor of its obligations hereunder or any Subsidiary Guarantee if such failure is not cured, or such denial or disaffirmation is not rescinded or revoked, within 10 days.

     The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

     The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

     Notwithstanding the foregoing, a Default under Section 4.1(d) or Section 4.1(e) will not constitute an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company in writing of the Default and the Company does not cure such Default within the time specified in said Section 4.1(d) or (e) after receipt of such notice. Such notice must specify the Default, demand that it be remedied, and state that such notice is a "Notice of Default."

     An Event of Default specified in Section 4.1(f) and all consequences thereof (including without limitation, any acceleration or resulting payment default) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders of the Securities, if within 20 days after the occurrence of such Event of Default, (i) the holders of the Indebtedness to which such Event of Default relates have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (ii) the default that is the basis for such Event of Default has been cured.

     The Company shall deliver to the Trustee: (i) within 5 days after the occurrence thereof, written notice in the form of an Officer's Certificate of any Event of Default under clause (f) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (d),
(e) or (i), its status and what action the Company is taking or proposes to take with respect thereto and (ii) within 120 days after the end of each fiscal year, written notice in the form of an Officer's Certificate indicating whether the Officers signing such Officer's Certificate had actual knowledge of any Default that occurred during such previous fiscal year.

     SECTION 4.2 Acceleration. If an Event of Default (other than an Event of Default specified in Section 4.1(g) or (h) with respect to the Company) occurs and is continuing, the Trustee, by notice to the Company, or the Holders of at least 25% in outstanding principal amount of the Securities, by notice to the Company and the Trustee, may declare the principal of, and accrued and unpaid interest on, all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable (i) if no Indebtedness is outstanding under the Senior Credit Agreement, immediately, and (ii) if any Indebtedness is outstanding under the Senior Credit Agreement, upon the first to occur of (x) the acceleration of any such Indebtedness or (y) the fifth Business Day after receipt by the Company and the Credit Agent of such written notice of acceleration. If an Event of Default specified in Section 4.1(g) or (h) with respect to the Company occurs and is continuing, the principal of, and accrued and unpaid interest on, all the Securities shall into facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the Securities, by notice to the Trustee, may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

     SECTION 4.3 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy shall be deemed exclusive of any other remedy and all available remedies shall be cumulative.

     SECTION 4.4 Waiver of Past Defaults. The Holders of a majority in outstanding principal amount of the Securities, by notice to the Trustee, may waive an existing Default or Event of Default and its consequences except (i) a Default or Event of Default in the payment of the principal of or interest on a Security or (ii) a Default or Event of Default in respect of a provision that under Section 7.2 cannot be amended without the consent of each Holder affected. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

     SECTION 4.5 Control by Majority. The Holders of a majority in outstanding principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 5.1, that the Trustee determines is unduly prejudicial to the rights of other Holders (it being understood that, subject to Section 5.1, the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders) or would subject the Trustee to personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking or refraining from taking any such action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by its taking or refraining from taking such action.

     SECTION 4.6 Limitation on Suits. A Holder may not pursue any remedy with respect to this Indenture or the Securities unless:

     (a) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

     (b) the Holders of at least 25% in outstanding principal amount of the Securities make a written request to the Trustee to pursue the remedy;

     (c) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

     (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

     (e) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

     A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

     SECTION 4.7 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal of and interest on the Securities held by such Holder on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

     SECTION 4.8 Collection Suit by Trustee. If an Event of Default specified in
Section 4.1(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 5.6.

     SECTION 4.9 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its Subsidiaries or their respective creditors or properties and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 5.6.

     SECTION 4.10 Priorities. If the Trustee collects any money or property pursuant to this Article IV, it shall pay out the money or property in the following order:

          FIRST: Costs and expenses of collection, including all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses and disbursements of the Trustee, its agents, and counsel and all other amounts due to the Trustee under Section 5.6;

          SECOND: To holders of Senior Indebtedness to the extent required by
     Article X;

          THIRD: To Holders for amounts due and unpaid on the Securities for principal and interest, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

          FOURTH: To the Company.

     The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 4.10. At least 15 days before such record date, the Company shall mail to each Holder and the Trustee a notice that states the record date, the payment date and the amount to be paid.

     SECTION 4.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 4.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 4.7 or a suit by Holders of more than 10% in outstanding principal amount of the Securities.

                                    ARTICLE V

                             CONCERNING THE TRUSTEE

     SECTION 5.1 Duties and Responsibilities of the Trustee; During Default; Prior to Default. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred that has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. The Trustee shall not be charged with knowledge of the existence of an Event of Default, other than with respect to a payment default, unless and until the Trustee has actual knowledge of such Event of Default or the Trustee shall have received notice thereof in writing from the Company or from the holders of a majority in principal amount of the Securities.

     No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that

     (a) prior to the occurrence of an Event of Default and after the curing or waiving of all such Events of Default that may have occurred:

          (i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions that are specifically required by any proving hereof to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

     (b) the Trustee shall not be liable for any error of judgment made in good faith by a responsible officer or responsible officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

     (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of not less than a majority in principal amount of the Securities at the time outstanding relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

     None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

     This Section 5.1 is in furtherance of and subject to Sections 315 and 316 of the Trust Indenture Act.

     SECTION 5.2 Certain Rights of the Trustee. In furtherance of and subject to the Trust Indenture Act, and subject to Section 5.1:

     (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer's Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the secretary or an assistant secretary of the Company;

     (c) the Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in reliance on such advice or Opinion of Counsel;

     (d) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby;

     (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

     (f) prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing to do so by the holders of not less than a majority in aggregate principal amount of the Securities then outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such costs, expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by the Company or, if paid by the Trustee or any predecessor trustee, shall be repaid by the Company upon demand; and

     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.

     SECTION 5.3 Trustee Not Responsible for Recitals, Disposition of Securities or Application of Proceeds Thereof. The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of any of the Securities or of the proceeds thereof.

     SECTION 5.4 Trustee and Agents May Hold Securities, Collections, etc. The Trustee or any agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not the Trustee or such agent and may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee or such agent.

     SECTION 5.5 Moneys Held By Trustee. Subject to the provisions of Section 9.6, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Trustee nor any agent of the Company or the Trustee shall be under any liability for interest on any moneys received by it hereunder.

     SECTION 5.6 Compensation and Indemnification of Trustee and Its Prior Claim. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation as agreed to by the Company and the Trustee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and the Company covenants and agrees to pay or reimburse the Trustee and each predecessor trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Company also covenants to indemnify the Trustee and each predecessor trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including the costs and expenses of enforcing this Indenture against the Company (including this Section 5.6) and of defending itself against or investigating any claim (whether asserted by a Holder or the Company) of liability in the premises. The obligations of the Company under this Section to compensate and indemnify the Trustee and each predecessor trustee and to pay or reimburse the Trustee and each predecessor trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. Such additional indebtedness shall be a senior claim to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Securities, and the Securities are hereby subordinated to such senior claim.

     SECTION 5.7 Right of Trustee to Rely on Officer's Certificate, Etc. Subject to Sections 5.1 and 5.2, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officer's Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

     SECTION 5.8 Persons Eligible for Appointment as Trustee. The Trustee hereunder shall at all times be a corporation having a combined capital and surplus of at least $50,000,000, and which is eligible in accordance with the provisions of Section 310(a) of the Trust Indenture Act. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of a Federal, State or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

     SECTION 5.9 Resignation and Removal; Appointment of Successor Trustee. (a) The Trustee may at any time resign by giving written notice of resignation to the Company and by mailing notice thereof by first-class mail to holders of Securities at their last addresses as they shall appear on the Security register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument in duplicate, executed by authority of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder who has been a bona fide holder of a Security or Securities for at least six months may, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper, prescribe and appoint a successor trustee.

     (b) In case at any time any of the following shall occur:

          (i) the Trustee shall fail to comply with the provisions of Section 310(b) of the Trust Indenture Act, after written request therefor by the Company or by any Securityholder who has been a bona fide holder of a Security or Securities for at least six months; or

          (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 5.8 and shall fail to resign after written request therefor by the Company or by any such Securityholder; or

          (iii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to Section 315(e) of the Trust Indenture Act, any Securityholder who has been a bona fide holder of a Security or Securities for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

     (c) The holders of a majority in aggregate principal amount of the Securities at the time outstanding may at any time remove the Trustee and appoint a successor trustee by delivering to the Trustee so removed, to the successor trustee so appointed and to the Company the evidence provided for in Section 6.1 of the action in that regard taken by the Securityholder.

     (d) Any resignation or removal of the Trustee and any appointment of a successor trustee pursuant to any of the provisions of this Section 5.9 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 5.l0.

     SECTION 5.10 Acceptance of Appointment by Successor Trustee. Any successor trustee appointed as provided in Section 5.9 shall execute and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall, subject to Section 9.6, pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 5.6.

     Upon acceptance of appointment by a successor trustee as provided in this
Section 5.10, the Company shall mail notice thereof by first-class mail to the holders of Securities at their last addresses as they shall appear in the Security register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 5.9. If the Company fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

     SECTION 5.11 Merger, Conversion, Consolidation or Succession to Business of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 5.8, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Securities or in this Indenture; provided that the certificate of the Trustee shall have provided that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Securities in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

     SECTION 5.12 Notice of Defaults. If a Default or Event of Default occurs and is continuing and if a Trust Officer has actual knowledge thereof, the Trustee shall mail to each Holder notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, or interest on, any Security (including payments pursuant to the optional redemption or required repurchase provisions of such Security, if any), the Trustee may withhold the notice if and so long as its board of directors, the Executive Committee of its board of directors or a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

     SECTION 5.13 Reports by the Trustee. The Trustee shall transmit to the Holders all reports required under Section 313(a) of the Trust Indenture Act.

                                   ARTICLE VI

                         CONCERNING THE SECURITYHOLDERS

     SECTION 6.1 Evidence of Action Taken by Securityholders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Securityholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 5.1 and 5.2) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Article.

     SECTION 6.2 Proof of Execution of Instruments and of Holding of Securities; Record Date. Subject to Sections 5.1 and 5.2, the execution of any instrument by a Securityholder or his agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Securities shall be proved by the Security register or by a certificate of the registrar thereof. The Company may set a record date for purposes of determining the identity of holders of Securities entitled to vote or consent to any action referred to in
Section 6.1, which record date may be set at any time or from time to time by notice to the Trustee, for any date or dates (in the case of any adjournment or resolicitation) not more than 60 days nor less than five days prior to the proposed date of such vote or consent, and thereafter, notwithstanding any other provisions hereof, only holders of Securities of record on such record date shall be entitled to so vote or give such consent or to withdraw such vote or consent.

     SECTION 6.3 Holders to be Treated as Owners. The Company, the Trustee and any agents of the Company or the Trustee may deem and treat the person in whose name any Security shall be registered upon the Security register as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and, subject to the provisions of this Indenture, interest on such Security and for all other purposes; and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary; provided, however, that the Depository, or its nominee, shall be deemed the owner of the Restricted Global Security, and owners of beneficial interests in the Restricted Global Security will not be considered the owners of any Securities. All such payments so made to any such person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Security.

     SECTION 6.4 Securities Owned by Company Deemed Not Outstanding. In determining whether the holders of the requisite aggregate principal amount of Securities have concurred in any direction, consent or waiver under this Indenture, Securities which are owned by the Company or any other obligor on the Securities or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Securities shall be disregarded and deemed not to be outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver only Securities which the Trustee knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Securities. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer's Certificate listing and identifying all Securities, if any, known by the Company to be owned or held by or for the account of any of the above-described persons; and, subject to Sections 5.1 and 5.2, the Trustee shall be entitled to accept such Officer's Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are outstanding for the purpose of any such determination.

     SECTION 6.5 Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 6.1, of the taking of any action by the holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action, any holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Security. Except as aforesaid, any such action taken by the holder of any Security shall be conclusive and binding upon such holder and upon all future holders and owners of such Security and of any Securities issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon any such Security. Any action taken by the holders of the percentage in aggregate principal amount of the Securities specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the holders of all the Securities.

                                   ARTICLE VII

                                   AMENDMENTS

     SECTION 7.1 Without Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without notice to or consent of any
Holder:

     (a) to cure any ambiguity, omission, defect or inconsistency;

     (b) to comply with Article VIII;

     (c) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

     (d) to make any change in Article X that would limit or terminate the benefits available to any holder of Senior Indebtedness (or Representatives therefor) under Article X;

     (e) to add Guarantees with respect to the Securities or to secure the Securities;

     (f) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

     (g) to comply with any requirements of the Commission in connection with qualifying this Indenture under the Trust Indenture Act;

     (h) to make any change that does not adversely affect the rights of any Holder; or

     (i) to provide for the issuance of the Conversion Notes, which will have terms substantially identical in all material respects to the Initial Notes (except that the transfer restrictions contained in the Initial Notes will be modified or eliminated, as appropriate), and which will be treated, together with any outstanding Initial Notes, as a single issue of securities.

     An amendment under this Section 7.1 may not make any change that adversely affects the rights under Article X of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

     After an amendment under this Section 7.1 becomes effective, the Company shall mail to each Holder a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 7.1.

     SECTION 7.2 With Consent of Holders. The Company and the Trustee may amend this Indenture or the Securities without notice to any Holder but with the written consent of the Holders of at least a majority in principal amount of the Securities. However, without the consent of each Holder affected, an amendment may not:

     (a) reduce the amount of Securities whose Holders must consent to an amendment;

     (b) reduce the rate of or extend the time for payment of interest on any Security;

     (c) reduce the principal of or extend the Stated Maturity of any Security

     (d) reduce the premium payable upon the redemption or repurchase of any Security or change the time at which any Security may or shall be redeemed or repurchased in accordance with this Indenture;

     (e) make any Security payable in money other than that stated in the Security;

     (f) modify or affect in any manner adverse to the Holders, the terms and conditions of the obligation of the Company for the due and punctual payment of the principal of or interest on Securities; or

     (g) make any change in Section 4.4 or 4.7 or the second sentence of this
Section 7.2.

     It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

     An amendment under this Section 7.2 may not make any change that adversely affects the rights under Article X of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

     After an amendment under this Section 7.2 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 7.2.

     SECTION 7.3 Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities shall comply with the Trust Indenture Act as then in effect.

     SECTION 7.4 Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall become valid or effective more than 120 days after such record date.

     SECTION 7.5 Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

     SECTION 7.6 Trustee to Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article VII if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.1) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

                                  ARTICLE VIII

                            MERGER AND CONSOLIDATION

     SECTION 8.1 When Company May Merge, Etc. The Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless: (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental to this Indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture; (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been incurred by such Successor Company or such Restricted Subsidiary at the time of such transaction), no Event of Default shall have occurred and be continuing; (iii) immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period, the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Coverage Ratio test set forth in
Section 3.8(a); and (iv) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

     SECTION 8.2 Successor Corporation Substituted. The Successor Company shall be the successor of the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but the predecessor Company in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the principal of and interest on the Securities.

     Such Successor Company may cause to be signed, and may issue either in its own name or in the name of the Company prior to such succession any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Securities which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

     In case of any such consolidation, merger, sale, lease or conveyance such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

     In the event of any such sale or conveyance (other than a conveyance by way of lease) the Company or any Successor Company which shall theretofore have become such in the manner described in this Article shall be discharged from all obligations and covenants under this Indenture and the Securities and may be liquidated and dissolved.

                                   ARTICLE IX

                       DISCHARGE OF INDENTURE; DEFEASANCE

     SECTION 9.1 Discharge of Liability on Securities; Defeasance. (a) When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.6) for cancellation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article XIII and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities (other than Securities replaced pursuant to Section 2.6), including interest thereon to maturity or such redemption date, and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 9.1(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company (accompanied by an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with) and at the cost and expense of the Company.

     (b) Subject to Sections 9.1(c) and 9.2, the Company at any time may terminate (i) all its obligations under the Securities and this Indenture and all obligations of the Subsidiary Guarantors under the Subsidiary Guarantee and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 3.5, 3.7 through 3.18, 8.1(iii) and 8.1(iv) and the operation of Sections 4.1(d), 4.1(e), 4.1(f), 4.1(g) (but only with respect to a Material Subsidiary), 4.1(h) (but only with respect to a Material Subsidiary) and 4.1(i) ("covenant defeasance option"); provided, however, no deposit under this Article IX shall be effective to terminate the obligations of the Company under the Securities or this Indenture prior to 123 days following any such deposit. The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

     If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 4.1(d), (e),
(f), (g) (but only with respect to a Material Subsidiary), 4.1(h) (but only with respect to a Material Subsidiary) and 4.1(i) or because of the failure of the Company to comply with Section 8.1(iii) and Section 8.1 (iv).

     Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

     (c) Notwithstanding the provisions of Sections 9.1(a) and (b), the Company's obligations in Article II, Sections 5.6, 5.9, 9.4, 9.5 and 9.6 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 5.6, 9.4 and 9.5 shall survive.

     SECTION 9.2 Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

     (a) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to maturity or redemption, as the case may be;

     (b) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment of the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

     (c) no Event of Default shall have occurred or be continuing on the date of such deposit and 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 4.1(g) or 4.1(h) with respect to the Company occurs which is continuing at the end of such period;

     (d) the deposit does not constitute a default under any other agreement binding on the Company and is not prohibited by Article X;

     (e) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

     (f) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (B) since the date hereof there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax purposes on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

     (g) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

     (h) The Holders shall have a perfected security interest under applicable law in the cash or U.S. Government Obligations deposited pursuant to Section 9.2(a);

     (i) The Company shall have delivered to the Trustee an Opinion of Counsel, in form and substance reasonably satisfactory to the Trustee, to the effect that, after the passage of 123 days following the deposit, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar law affecting creditors' rights generally;

     (j) such defeasance shall not cause the Trustee to have a conflicting interest with respect to any securities of the Company; and

     (k) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities and this Indenture as contemplated by this
Article IX have been complied with.

     Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article III.

     SECTION 9.3 Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article
IX. It shall apply the deposited money and the money from U.S. Government Obligations through the paying agent and in accordance with this Indenture to the payment of principal of and interest on the Securities. Money and securities so held in trust are not subject to Article X.

     SECTION 9.4 Repayment to Company. The Trustee and the paying agent shall promptly turn over to the Company upon request any excess money or securities held by them upon payment of all the obligations under this Indenture.

     Subject to any applicable abandoned property law, the Trustee and the paying agent shall pay to the Company upon request any money held by them for the payment of principal of or interest on the Securities that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company for payment as general creditors.

     SECTION 9.5 Indemnity for U.S. Government Obligations. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

     SECTION 9.6 Reinstatement. If the Trustee or paying agent is unable to apply any money or U.S. Government Obligations in accordance with this Article IX by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company and the Subsidiary Guarantors under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article IX until such time as the Trustee or paying agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article IX; provided, however, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or paying agent.

                                    ARTICLE X

                                 SUBORDINATION.

     SECTION 10.1 Agreement to Subordinate. The Company agrees, and each Securityholder by accepting a Security agrees, that the payment of the principal of and interest on the Securities, the payment of all other obligations relating to the Securities (including prepayment premiums, liquidated damages, fees, costs, expenses, indemnities and rescission or damage claims) and the payment of any obligation in respect of any Guarantee of obligations relating to the Securities (all of the foregoing being collectively referred to as the "Note Obligations") are subordinate in right of payment, to the extent and in the manner provided in this Article X, to the prior payment in full of all Senior Indebtedness and that the subordination is for the benefit of and enforceable by the holders of Senior Indebtedness. The Securities shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company, and only Indebtedness of the Company that is Senior Indebtedness shall rank senior to the Securities in accordance with the provisions set forth herein. All provisions of this Article X shall be subject to Section 10.12. For purposes of this Article X, "payment in full" means payment in cash.

     SECTION 10.2 Liquidation, Dissolution, Bankruptcy. Upon any payment, distribution or other transfer of the assets of the Company or any Guarantor (or any other payment, distribution or other transfer on behalf of the Company or any Guarantor from any source) of any kind or character, whether direct or indirect, by set-off or otherwise, or whether in cash, property or securities (other than Reorganization Securities) upon any dissolution, winding up, total or partial liquidation or reorganization of the Company or any Guarantor (whether voluntary or involuntary, including in bankruptcy, insolvency or receivership proceedings or upon any assignment for the benefit of creditors or any other marshalling of the Company's or any Guarantor's assets and liabilities):

          (a) holders of Senior Indebtedness shall be entitled to receive payment in full of all Senior Indebtedness before Securityholders shall be entitled to receive any payment or any distribution of cash, securities or other property with respect to the Note Obligations (other than Reorganization Securities); and

          (b) until the Senior Indebtedness is paid in full, any payment, distribution or other transfer of assets of the Company or any Guarantor of any kind or character, whether direct or indirect, by set-off or otherwise, and whether in cash, securities or property (other than Reorganization Securities), to which Securityholders would be entitled but for this Article X shall be made to holders of Senior Indebtedness as their interests may appear.

     SECTION 10.3 Default on Senior Indebtedness. The Company may not, and will not permit any Guarantor to, make any payment, distribution or other transfer of the assets of the Company or such Guarantor (or any other payment, distribution or other transfer on behalf of the Company or any Guarantor from any source) of any kind, or character, whether direct or indirect, by set-off or otherwise, and whether in cash, property or securities (other than Reorganization Securities) in respect of the Note Obligations, or make any deposit pursuant to Section 9.1 and may not, directly or indirectly, repurchase, redeem or otherwise retire any Securities, whether pursuant to the terms of the Securities or upon acceleration or otherwise (collectively, "pay the Securities") if (i) all or any portion of the principal (including any reimbursement obligation) of, premium, if any, or interest, commitment fee or letter of credit fee on or relating to, any Designated Senior Indebtedness is not paid when due or (ii) any other default on Designated Senior Indebtedness occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case,
(x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Designated Senior Indebtedness has been paid in full; provided, however, that the Company may pay the Securities without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representatives of all Designated Senior Indebtedness with respect to which either of the events set forth in clause (i) or (ii) of the immediately preceding sentence has occurred and is continuing. During the continuance of any default (other than a default described in clause (i) or (ii) of the preceding sentence) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, neither the Company nor any other Person may pay the Securities for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of such default from the Representative of any Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (ii) because the default giving rise to such Blockage Notice is no longer continuing, or (iii) by repayment in full of such Designated Senior Indebtedness); provided' however, that so long as there shall remain outstanding any Senior Indebtedness under the Senior Credit Agreement, a Blockage Notice may be given only by the Credit Agent unless otherwise agreed to in writing by the lenders named therein. Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this section), the Company may resume payments on the Securities after such Payment Blockage Period. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period.

     SECTION 10.4 Acceleration of Payment of Securities. If payment of the Securities is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify the holders of the Designated Senior Indebtedness (or their Representatives) of the acceleration. If any Designated Senior Indebtedness is outstanding, neither the Company nor any other Person may pay the Securities until five Business Days after the Representatives of all Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Securities only if such payments are otherwise permitted pursuant to this Article X at such time.

     SECTION 10.5 When Distribution Must Be Paid Over. If a distribution is made to Securityholders that, because of this Article X, should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for holders of Senior Indebtedness and pay it over to them as their interests may appear.

     SECTION 10.6 Subrogation. After all Senior Indebtedness is paid in full and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness. A distribution made under this Article X to holders of Senior Indebtedness which otherwise would have been made to Securityholders is not, as between the Company and Securityholders, a payment by the Company on Senior Indebtedness.

     SECTION 10.7 Relative Rights. This Article X defines the relative rights of Securityholders and holders of Senior Indebtedness. Nothing in this Indenture shall:

          (1) impair, as between the Company and Securityholders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms; or

          (2) prevent the Trustee or any Securityholder from exercising its available remedies upon a Default, subject to the rights hereunder of holders of Senior Indebtedness to receive any payment, distribution or transfer otherwise payable to Securityholders.

     SECTION 10.8 Subordination May Not Be Impaired By Company. No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

     SECTION 10.9 Rights of Trustee and Paying Agent. Notwithstanding Section 10.3, the Trustee or paying agent may continue to make payments on the
Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice that payments may not be made under this Article X. The Company, the registrar, if any, the paying agent, a Representative or a holder of Designated Senior Indebtedness may give such notice; provided, however, that, if an issue
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                                                                              65


of Designated Senior Indebtedness has a Representative, only the Representative may give such notice.

     The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this
Article X with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness; and, nothing in Article V shall deprive the Trustee of any of its rights as such holder. Nothing in this Article X shall apply to claims of, or payments to, the Trustee under or pursuant to Section 5.6.

     SECTION 10.10 Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative (if any).

     SECTION 10.11 Article X Not To Prevent Events of Default or Limit Right to Accelerate. The failure to make a payment pursuant to the Securities by reason of any provision in this Article X shall not be construed as preventing the occurrence of a Default. Nothing in this Article X shall have any effect on the right of the Securityholders or the Trustee to accelerate the maturity of the Securities.

     SECTION 10.12 Trust Moneys Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust in accordance with Article IX by the Trustee for the payment of principal of and interest on the Securities shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article X, and none of the Securityholders shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness of the Company or any other creditor of the Company.

     SECTION 10.13 Trustee Entitled to Rely. Upon any payment or distribution pursuant to this Article X, the Trustee and the Securityholders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 10.2 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Securityholders or (iii) upon the Representatives for the holders of Senior Indebtedness for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company or any Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article X, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article X, and, if such evidence is not furnished, the

Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections
5.1 and 5.2 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article X.

     SECTION 10.14 Trustee to Effectuate Subordination. Each Securityholder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Indebtedness as provided in this Article X and appoints the Trustee as attorney-in-fact for any and all such purposes.

     SECTION 10.15 Trustee Not Fiduciary for Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly, in the absence of gross negligence or willful misconduct, pay over or distribute to Securityholders or the Company or any other Person, money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article X or otherwise.

     SECTION 10.16 Reliance by Holders of Senior Indebtedness on Subordination Provisions. Each Securityholder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

     SECTION 10.17 Miscellaneous Subordination Provisions. (a) The subordination provisions contained herein are solely for the benefit of the holders from time to time of Senior Indebtedness and their representatives, assignees and beneficiaries and may not be rescinded, cancelled, amended or modified in any way other than any amendment or modification that would not adversely affect the rights of any holder of Senior Indebtedness. No holder of Subordinated Indebtedness shall subordinate any Subordinated Indebtedness to any indebtedness or obligation of the Company or any Guarantor other than Senior Indebtedness.

     (b) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any Guarantor or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company or any Guarantor with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

     (c) Without in any way limiting the generality of Section 10.17(b), the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the holders of the Securities, without incurring responsibility to the holders of the Securities and without impairing or releasing the subordination provided in this Article X or the obligations hereunder of the holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

     (d) The subordination provisions of this Article X shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Senior Indebtedness is, pursuant to applicable law, avoided, recovered, or rescinded or must otherwise be restored or returned by any holder of Senior Indebtedness, whether as a "violable preference," "fraudulent conveyance, "fraudulent transfer," or otherwise, all as though such payment or performance had not been made.

     (e) If, upon any proceeding referred to in Section 10.2, the Trustee does not file a claim in such proceeding prior to ten Business Days before the expiration of the time to file such claim, the holders of the Senior Indebtedness or their agent may file such claim on behalf of the holders of the Securities.

                                   ARTICLE XI

                              SUBSIDIARY GUARANTEE

     SECTION 11.1 Subsidiary Guarantee. Each Guarantor hereby unconditionally and irrevocably guarantees (each a "Subsidiary Guarantee") on a senior subordinated basis to each Holder and to the Trustee and its successors and assigns all obligations of the Company under this Indenture and the Securities. The Guarantor further agrees that the obligations of the Company may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor, and that such Guarantor will remain bound under this Article XI notwithstanding any extension or renewal of any such obligation.

     Each Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Company's obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Securities or the Company's obligations. The obligations of any Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (d) the release of any security held by any Holder or the trustee for the obligations of the Company or any of them; (e) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the obligations of the Company; or (fl any change in the ownership of such Guarantor.

     Each Guarantor further agrees that its Subsidiary Guarantee constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the obligations of the Company.

     Each Guarantor's Subsidiary Guarantee is, to the extent and manner set forth in Article X, subordinated in right of payment to the prior payment in full of all Senior Indebtedness of such Guarantor and each such Guarantor's Subsidiary Guarantee is made subject to such provisions of this Indenture. For purposes of this Section 11.1, "payment in full," as used with respect to Senior Indebtedness means the receipt of cash.

     The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of set-off, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

     Each Guarantor further agrees that its Subsidiary Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

     In furtherance of the foregoing and not in limitation of any other right that any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any of the Securities when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other monetary obligation of the Company under this Indenture or the Securities, each Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, but subject to Article X forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of
(i) the unpaid principal amount of such obligations, (ii) accrued and unpaid interest on such obligations (but only to the extent not prohibited by law) and
(iii) all other monetary obligations of the Company to the Holders and the Trustee.

     Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all such obligations. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article IV for the purposes of such Guarantor's Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article IV, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of this Section.

     Each Guarantor also agrees to pay any and all costs and expenses (including reasonable counsels' fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this section with respect to such Guarantor.

     SECTION 11.2 Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum, aggregate amount of the obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can, after giving effect to all other contingent and fixed liabilities of such Guarantor be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

     SECTION 11.3 Successors and Assigns. This Article XI shall be binding upon each Guarantor and its respective successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

     SECTION 11.4 No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article XI shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article XI at law, in equity, by statute or otherwise.

     SECTION 11.5 Modification. No modification, amendment or waiver of any provision of this Article XI, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstance.

     SECTION 11.6 Release. If at any time shares of the Capital Stock of any Guarantor shall be sold in a transaction the Net Cash Proceeds of which are applied in accordance with the provisions of Section 3.12 which results in such Guarantor no longer constituting a Subsidiary, the Trustee is hereby authorized and directed to execute and deliver a release of such Guarantor from its obligations and liabilities under this
Article XI upon receipt by the Trustee of reasonable evidence of compliance with the requirements of this Section 11.6.

                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

     SECTION 12.1 Incorporators, Officers and Directors of Company Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the holders thereof and as part of the consideration for the issue of the Securities.

     SECTION 12.2 Provisions of Indenture for the Sole Benefit of Parties and Securityholders. Nothing in this Indenture or in the Securities, expressed or implied, shall give or be construed to give to any person, firm or corporation, other than the parties hereto and their successors and the holders of the Securities, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the holders of the Securities, except that the provisions of Article X hereof are included herein for the benefit of the holders of Senior Indebtedness.

     SECTION 12.3 Successors and Assigns of Company Bound by Indenture. All the covenants, stipulations, promises and agreements in this Indenture contained by or in behalf of the Company shall bind its successors and assigns, whether so expressed or not.

     SECTION 12.4 Notices and Demands on Company, Trustee and Securityholders. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the holders of Securities to or on the Company may be given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address of the Company is filed by the Company with the Trustee) to Schein Pharmaceutical, Inc., 100 Campus Drive, Florham Park, NJ 07932, Chief Financial Officer with a copy to the General Counsel. Any notice, direction, request or demand by the Company or any Securityholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made at the Corporate Trust Office.

     Where this Indenture provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder entitled thereto, at his last address as it appears in the Security register. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Company and Securityholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

     SECTION 12.5 Officers' Certificates and Opinions of Counsel; Statements to Be Contained Therein. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

     Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

     Any certificate, statement or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters and information in the possession of the Company, upon the certificate, statement or opinion of or representations by an officer or officers of the Company, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

     Any certificate, statement or opinion of an officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

     Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

     SECTION 12.6 Payments Due on Saturdays; Sundays and Holidays. If the date of maturity of interest on or principal of the Securities or the date fixed for redemption of any Security shall not be a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

     SECTION 12.7 Conflict of Any Provision of Indenture with Trust Indenture Act. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture by operation of Sections 310 to 317, inclusive, of the Trust Indenture Act (an "incorporated provisions), such incorporated provision shall control.

     SECTION 12.8 APPLICABLE LAW. THIS INDENTURE AND EACH SECURITY SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     SECTION 12.8 Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     SECTION 12.9 Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                                  ARTICLE XIII

                            REDEMPTION OF SECURITIES

     SECTION 13.1 Right of Optional Redemption; Prices. At any time or from time to time prior to the date which is two years after the Issue Date the Company may redeem Securities having a principal amount of up to 35% of the original aggregate principal amount of the Securities within 60 days following one or more Public Equity Offerings with the net proceeds of such offerings at a redemption price equal to 110.0% of the principal amount thereof, together with the accrued and unpaid interest, if any, to the date of redemption (subject to the right of holders of record on relevant record dates to receive interest due on relevant interest payment dates); provided that immediately after giving effect to each such redemption, at least 65% of the original aggregate principal amount of the Securities remains outstanding.

     SECTION 13.2 Applicability of Article. Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

     SECTION 13.3 Election to Redeem; Notice to Trustee. The election of the Company to redeem any Securities pursuant to Section 13.1 shall be evidenced by a resolution of the Board of Directors. In case of any redemption at the election of the Company, the Company shall, at least 60 days prior to the redemption date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such redemption date and of the principal amount of Securities to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to Section 13.4(e).

     SECTION 13.4 Notice of Redemption; Partial Redemptions. (a) Notice of redemption to the holders of Securities to be redeemed as a whole or in part shall be given by mailing notice of such redemption by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption to such holders of Securities at their last addresses as they shall appear upon the registry books. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder receives the notice. Failure to give notice by mail, or any defect in the notice to the holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

     (b) The notice of redemption to each such holder shall specify the principal amount of each Security held by such holder to be redeemed, the date fixed for redemption, the redemption price, the place or places of payment, that payment will be made upon presentation and surrender of such Securities, that such redemption is pursuant to the mandatory or optional sinking fund, or both if such be the case, that interest accrued to the date fixed for redemption will be paid as specified in said notice and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue. In case any Security is to be redeemed in part only the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion thereof will be issued.

     (c) The notice of redemption of Securities to be redeemed at the option of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

     (d) At least one business day prior to the redemption date specified in the notice of redemption given as provided in this Section, the Company will deposit with the Trustee or with one or more paying agents (or, if the Company is acting as its own paying agent, set aside, segregate and hold in trust as provided in
Section 3.4) an amount of money sufficient to redeem on the redemption date all the Securities so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption. If less than all the outstanding Securities are to be redeemed the Company will deliver to the Trustee at least 60 days prior to the date fixed for redemption an Officers' Certificate stating the aggregate principal amount of Securities to be redeemed.

     (e) The Trustee shall select the Securities or portions thereof, either pro rata or by such method as the Trustee shall deem fair and appropriate, securities to be redeemed in whole or in part. Securities may be redeemed in part in multiples of $1,000 only. The Trustee shall, upon the request of the Company, promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

     SECTION 13.5 Payment of Securities Called for Redemption. (a) If notice of redemption has been given as above provided, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after said date (unless the Company shall default in the payment of such Securities at the redemption price, together with interest accrued to said date) interest on the Securities or portions of Securities so called for redemption shall cease to accrue and, except as provided in Sections 5.5 and 9.6, such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Indenture, and the holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and unpaid interest to the date fixed for redemption. On presentation and surrender of such Securities at a place of payment specified in said notice, said Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; provided that any semi-annual payment of interest becoming due on the date fixed for redemption shall be payable to the holders of such Securities registered as such on the relevant record date subject to the terms and provisions of Section 2.4.

     (b) If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate borne by the Security.

     (c) Upon presentation of any Security redeemed in part only, the Company shall execute and the Trustee shall authenticate and deliver to or on the order of the holder thereof, at the expense of the Company, a new Security or Securities, of authorized denominations, in principal amount equal to the unredeemed portion of the Security so presented.

     SECTION 13.6 Exclusion of Certain Securities from Eligibility for Selection for Redemption. Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in a written statement signed by an authorized officer of the Company and delivered to the Trustee at least 40 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Company or (b) an entity specifically identified in such written statement directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date and year first above mentioned.

                                             SCHEIN PHARMACEUTICAL, INC.

                                             By:________________________
                                                Title:

                                             [list each Subsidiary]

                                             By:________________________

                                                Name:
                                                Title:

                                             ___________________________
                                                as Trustee

                                             By:________________________

                                                Name:
                                                Title:

 STATE OF___________)
                    ) :ss
 COUNTY OF__________)

     On the ____ day of January, 1998 before me personally came
_________________to me known, who, being by me duly sworn, did depose and say that he is Chief Financial Officer of Schein Pharmaceutical, Inc., a Delaware corporation; and that he signed his name thereto on behalf of such corporation.

                                             ___________________________________
                                             Notary Public in and for The
                                             State of New Jersey

                                             Name:______________________________

                                             My Commission Expires:

                                             ___________________________________

                                                                       EXHIBIT A

                         [FORM OF FACE OF INITIAL NOTE]

                           [Global Securities Legend]

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                         [Restricted Securities Legend]

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INSTITUTION") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION AND (2) AGREES THAT IT WILL NOT, WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO SCHEIN PHARMACEUTICAL, INC. (THE "COMPANY") OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) TO AN ACCREDITED INSTITUTION THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR

HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE HEREOF, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INSTITUTION, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.
                                                                     CUSIP NO.
No.                                                                      $

                          SCHEIN PHARMACEUTICAL, INC.
                  Senior Subordinated Conversion Notes due 20__

     Schein Pharmaceutical, Inc., a Delaware corporation (the "Company"), for value received hereby promises to pay to or registered assigns the principal sum of ___________ Dollars on [five years from the date of issue], in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest at a rate per annum equal to the greatest of (i) the Treasury Rate (as defined below) on the date of issuance of this Security plus 6.00% and (ii) the Bear Stearns High Yield Single B Index Rate on the date of issuance of this Security plus 1.75%; for purposes hereof, the "Treasury Rate" means (x) the rate borne by direct obligations of the United States maturing on the fifth anniversary of the date of issuance of this Security or (y) if there are no such obligations, the rate determined by linear interpolation between the rates borne by the two direct obligations of the United States maturing closest to, but straddling the fifth anniversary of the date of issuance of this Security, in each case as published by the Board of Governors.

     The Company shall pay interest semiannually on February 1 and August 1, of each year, commencing with August 1, 199_. Interest on the Securities will accrue from the most recent interest payment date to which interest on the Securities has been paid or duly provided for, or if no interest has been paid or duly provided for on the Securities, from [date of issue], until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after January 15 or July 15, as the case may be, and before the following February 1 or August 1, this Security shall bear interest from such February 1 or August 1; provided that if the Company shall default in the payment of interest due on such February 1 or August 1, then this Security shall bear interest from the next preceding February 1 or August 1 to which interest on the Securities has been paid or duly provided for, or, if no interest has been paid or duly provided for on the Securities since the original issue date of this Security. The interest so payable on any February 1 or August 1 will, except as otherwise provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Security is registered at the close of business on the January 15 or July 15 preceding such February 1 or August 1, whether or not such day is a business day; provided that interest may be paid, at the option of the Company, by mailing a check therefor payable to the registered holder entitled thereto at his last address as it appears on the Security register.

     Interest on this Security will be calculated on the basis of a 360-day year, consisting of twelve 30-day months.

     Reference is made to the further provisions set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Security shall not be valid or obligatory until the certificate of authentication hereon shall have been duly signed by the Trustee acting under the Indenture.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

                                             SCHEIN PHARMACEUTICAL, INC.

[Seal]

                                             By:________________________________

                                                ________________________________

                        [FORM OF REVERSE OF INITIAL NOTE]

                           SCHEIN PHARMACEUTICAL, INC.
                  Senior Subordinated Conversion Notes due 2003

     This Security is one of a duly authorized issue of debt securities of the Company, limited to the aggregate principal amount of $103,500,000 (except as otherwise provided in the Indenture mentioned below), issued or to be issued pursuant to an Indenture dated as of ________________ , 199_ (the "Indenture"), duly executed and delivered by the Company and the Guarantors to the Trustee (herein called the "Trustee"). The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the Indenture (the "Trust Indenture Act"). Capitalized terms used herein and not defined have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms and Securityholders are referred to the Indenture and the Trust Indenture Act for a statement of those terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Securities.

     This Security is one of the Initial Notes referred to in the Indenture. The Securities include the Initial Notes and the Conversion Notes issued in exchange for the Initial Notes pursuant to the Indenture and the Registration Rights Agreement. The Initial Notes and the Conversion Notes are treated as a single class of securities under the Indenture.

     Each Guarantor (on a senior subordinated basis) has jointly and severally guaranteed, pursuant to Article XI of the Indenture, the due and punctual payment of the principal of, premium (if any) and interest on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture.

     The Securities are subordinated to Senior Indebtedness. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. The Company, the Guarantors and each Securityholder by accepting a Security agree to the subordination provisions contained in Article X of the Indenture and authorize the Trustee to give them effect and appoint the Trustee as attorney-in-fact for such purpose.

     The Securities will bear interest at the rate per annum set forth on the face of this Security.

     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all the Securities may be declared due and payable, in the manner and with the effect, and subject to the conditions, provided in the Indenture. The Indenture provides that in certain events such declaration and its consequences may be waived by the holders of a majority in aggregate principal amount of the Securities then outstanding and that, prior to any such declaration, such holders may waive any past default under the Indenture and its consequences except a default in the payment of principal of or premium, if any, or interest on any of the Securities. Any such consent or waiver by the holder of this

Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Security and any Security which may be issued in exchange or substitution herefor, whether or not any notation thereof is made upon this Security or such other Securities.

     Subject to certain exceptions set forth in the Indenture, the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in outstanding principal amount of the Securities; provided that no such amendment shall (a) reduce the amount of Securities whose Holders must consent to an amendment; (b) reduce the rate of or extend the time for payment of interest on any Security; (c) reduce the principal of or extend the Stated Maturity of any Security; (d) reduce the premium payable upon the redemption or repurchase of any Security or change the time at which any Security may or shall be redeemed or repurchased in accordance with this Indenture; (e) make any Security payable in money other than that stated in the Security; (f) modify or affect in any manner adverse to the Holders the terms and conditions of the obligation of the Company for the due and punctual payment of the principal of or interest on Securities; or (g) make any change in Section
4.4 or 4.7 of the Indenture or the second sentence of Section 7.2 of the Indenture, without the consent of each holder of Securities affected by such amendment.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligations of the Company or the Guarantors, which are absolute and unconditional, to pay the principal of and premium, if any, and interest on this Security at the place, times, and rate, and in the currency, herein prescribed.

     The Securities are issuable only as registered Securities without coupons in denominations of $1,000 and any multiple of $1,000.

     The Securities may be exchanged for a like aggregate principal amount of Securities of other authorized denominations in accordance with and subject to the limitations provided in the Indenture.

     Upon due presentment for registration of transfer of this Security, a new Security or Securities of authorized denominations, for a like aggregate principal amount, will be issued to the transferee as provided in the Indenture. No service charge shall be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

     At any time or from time to time prior to the date which is two years after the Issue Date the Company may redeem Securities having a principal amount of up to 35% of the original aggregate principal amount of the Securities within 60 days following one or more Public Equity Offerings with the net proceeds of such offerings at a redemption price equal to 110.0% of the principal amount thereof, together with the accrued and unpaid interest, if any, to the date of redemption (subject to the right of Holders of record on relevant record dates to receive interest due on relevant interest payment dates); provided that immediately after giving effect to each such redemption, at least 65% of the original aggregate principal amount of the Securities remains outstanding.

     Subject to payment by the Company of a sum sufficient to pay the amount due on redemption, interest on this Security (or portion hereof if this Security is redeemed in part) shall cease to accrue upon the date duly fixed for redemption of this Security (or portion hereof if this Security is redeemed in part).

     The election of the Company to redeem any Securities pursuant to Section
13.1 of the Indenture shall be evidenced by a resolution of the Board of Directors. In case of any redemption at the election of the Company, the Company shall, at least 60 days prior to the redemption date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such redemption date and of the principal amount of Securities to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to
Section 13.4(e) of the Indenture.

     In the event of a Change of Control, the Company will make a Change of Control Offer to purchase all of the Securities outstanding at a price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest thereon to the date of purchase, pursuant to an offer made in conformity with the procedures set forth in Section 3.15 of the Indenture.

     In the event of certain Asset Dispositions, subject to certain conditions, the Company will make an Offer to purchase an aggregate principal amount of Securities outstanding equal to the amount of Net Available Cash at a price equal to 100% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest thereon to the date of purchase.

     The Company, the Trustee, and any authorized agent of the Company or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or the Trustee or any authorized agent of the Company or the Trustee), for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and, subject to the provisions on the face hereof, interest hereon and for all other purposes, and neither the Company nor the Trustee nor any authorized agent of the Company or the Trustee shall be affected by any notice to the contrary. So long as the Depository, or its nominee, is the registered holder of the Restricted Global Security for the Initial Notes, the Depository, or its nominee, will be considered the absolute owner of the Initial Notes represented by the Restricted Global Security for all purposes under the Indenture and this Security. Owners of beneficial interests in the Restricted Global Security will not be considered the owners or Holders of any Securities.

     The Securities are subject to defeasance as described in the Indenture.

     No recourse shall be had for the payment of the principal of and premium, if any, or the interest on this Security, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

              [FORM OF NOTATION ON SECURITY RELATING TO GUARANTEES]

     Each Guarantor has unconditionally and irrevocably guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, on a senior subordinated basis to each Holder and to the Trustee and its successors and assigns all obligations of the Company under this Indenture and the Securities. Each Guarantor has further agreed that the obligations of the Company may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor, and that such Guarantor will remain bound under Article XI of the Indenture notwithstanding any extension or renewal of any such obligation.

     The obligations of the Guarantors to the holders of Securities and to the Trustee pursuant to the Subsidiary Guarantees and the Indenture are expressly set forth in Article XI of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantees.

                                             [LIST OF SUBSIDIARIES]

                                             By:_______________________________

                                                Name:
                                                Title:

Attest:

By:________________________
   Name:
   Title:

               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

     This is one of the Securities described in the within-mentioned Indenture.

Dated:

                                             ___________________________________
                                                as Trustee

                                             By:________________________________
                                                Authorized Signatory

                                [ASSIGNMENT FORM]

For value received____________________________________________________

hereby sells, assigns and transfers unto

          ____________________________________________________________

          ____________________________________________________________
          Please insert social security or other identifying number of assignee

          Please print or typewrite name and address including zip code of assignee:


________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

the within Security and does hereby irrevocably constitute and appoint _____________________________________ Attorney to transfer the Security on the books of the Company with full power of substitution in the premises.

Date:____________           Your Signature:_____________________________________
                                           (Sign exactly as name appears
                                            on the other side of this Security)

                                                                       EXHIBIT B

                       [FORM OF FACE OF CONVERSION NOTE]

                                                                       CUSIP NO.
No.                                                                    $

                          SCHEIN PHARMACEUTICAL, INC.
                Senior Subordinated Conversion Notes due 20__

     Schein Pharmaceutical, Inc., a Delaware corporation (the "Company"), for value received hereby promises to pay to or registered assigns the principal sum
of                 Dollars on [five years from the date of issue], in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest at a rate per annum equal to the greatest of (i) the Treasury Rate (as defined below) on the date of issuance of this Security plus 6.00% and (ii) the Bear Stearns High Yield Single B Index Rate on the date of issuance of this Security plus 1.75%; for purposes hereof, the "Treasury Rate" means (x) the rate borne by direct obligations of the United States maturing on the fifth anniversary of the date of issuance of this Security or (y) if there are no such obligations, the rate determined by linear interpolation between the rates borne by the two direct obligations of the United States maturing closest to, but straddling the fifth anniversary of the date of issuance of this Security, in each case as published by the Board of Governors of the Federal Reserve System.

     The Company shall pay interest semiannually on February 1 and August 1, of each year, commencing with August 1, 199_. Interest on the Securities will accrue from the most recent interest payment date to which interest on the Securities has been paid or duly provided for, or if no interest has been paid or duly provided for on the Securities, from [date of issue], until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, if the date hereof is after January 15 or July 15, as the case may be, and before the following February 1 or August 1, this Security shall bear interest from such February 1 or August 1; provided that if the Company shall default in the payment of interest due on such February 1 or August 1, then this Security shall bear interest from the next preceding February l or August 1 to which interest on the Securities has been paid or duly provided for, or, if no interest has been paid or duly provided for on the Securities since the original issue date of this Security. The interest so payable on any February l or August 1 will, except as otherwise provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Security is registered at the close of business on the January 15 or July 15 preceding such February 1 or August 1, whether or not such day is a business day; provided that interest may be paid, at the option of the Company, by mailing a check therefor payable to the registered holder entitled thereto at his last address as it appears on the Security register.

     Interest on this Security will be calculated on the basis of a 360-day year, consisting of twelve 30-day months.

     Reference is made to the further provisions set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

     This Security shall not be valid or obligatory until the certificate of authentication hereon shall have been duly signed by the Trustee acting under the Indenture.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

                                             SCHEIN PHARMACEUTICAL, INC.

[Seal]

                                             By:________________________________

                                             ___________________________________

                      [FORM OF REVERSE OF CONVERSION NOTE]

                           SCHEIN PHARMACEUTICAL, INC.
               ___% Senior Subordinated Conversion Notes due 2003

     This Security is one of a duly authorized issue of debt securities of the Company, limited to the aggregate principal amount of $103,500,000 (except as otherwise provided in the Indenture mentioned below), issued or to be issued pursuant to an Indenture dated as of ______, 199_ (the "Indenture"), duly executed and delivered by the Company and the Guarantors to ____________, Trustee (herein called the "Trustee"). The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the Indenture (the "Trust Indenture Act"). Capitalized terms used herein and not defined have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms and Securityholders are referred to the Indenture and the Trust Indenture Act for a statement of those terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Securities.

     This Security is one of the Conversion Notes referred to in the Indenture.

     Each Guarantor (on a senior subordinated basis) has jointly and severally guaranteed, pursuant to Article XI of the Indenture, the due and punctual payment of the principal of, premium (if any) and interest on the Securities and all other amounts payable by the Company under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture.

     The Securities are subordinated to Senior Indebtedness. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. The Company, the Guarantors and each Securityholder by accepting a Security agree to the subordination provisions contained in Article X of the Indenture and authorize the Trustee to give them effect and appoint the Trustee as attorney-in-fact for such purpose.

     The Securities will bear interest at the rate per annum set forth on the face of this Security.

     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all the Securities may be declared due and payable, in the manner and with the effect, and subject to the conditions, provided in the Indenture. The Indenture provides that in certain events such declaration and its consequences may be waived by the holders of a majority in aggregate principal amount of the Securities then outstanding and that, prior to any such declaration, such holders may waive any past default under the Indenture and its consequences except a default in the payment of principal of or premium, if any, or interest on any of the Securities. Any such consent or waiver by the holder of this

Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Security and any Security which may be issued in exchange or substitution herefor, whether or not any notation thereof is made upon this Security or such other Securities.

     Subject to certain exceptions set forth in the Indenture, the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in outstanding principal amount of the Securities; provided that no such amendment shall (a) reduce the amount of Securities whose Holders must consent to an amendment; (b) reduce the rate of or extend the time for payment of interest on any Security; (c) reduce the principal of or extend the Stated Maturity of any Security; (d) reduce the premium payable upon the redemption or repurchase of any Security or change the time at which any Security may or shall be redeemed or repurchased in accordance with this Indenture; (e) make any Security payable in money other than that stated in the Security; (f) modify or affect in any manner adverse to the Holders the terms and conditions of the obligation of the Company for the due and punctual payment of the principal of or interest on Securities; or (g) make any change in Section
4.4 or 4.7 of the Indenture or the second sentence of Section 7.2 of the Indenture, without the consent of each holder of Securities affected by such amendment.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligations of the Company or the Guarantors, which are absolute and unconditional, to pay the principal of and premium, if any, and interest on this Security at the place, times, and rate, and in the currency, herein prescribed.

     The Securities are issuable only as registered Securities without coupons in denominations of $1,000 and any multiple of $1,000.

     The Securities may be exchanged for a like aggregate principal amount of Securities of other authorized denominations in accordance with and subject to the limitations provided in the Indenture.

     Upon due presentment for registration of transfer of this Security, a new Security or Securities of authorized denominations, for a like aggregate principal amount, will be issued to the transferee as provided in the Indenture. No service charge shall be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

     At any time or from time to time prior to the date which is two years from the Issue Date the Company may redeem Securities having a principal amount of up to 35% of the original aggregate principal amount of the Securities within 60 days following one or more Public Equity Offerings with the net proceeds of such offerings at a redemption price equal to 110.0% of the principal amount thereof, together with the accrued and unpaid interest, if any, to the date of redemption (subject to the right of holders of record on relevant record dates to receive interest due on relevant interest payment dates); provided that immediately after giving effect to each such redemption, at least 65% of the original aggregate principal amount of the Securities remains outstanding.

     Subject to payment by the Company of a sum sufficient to pay the amount due on redemption, interest on this Security (or portion hereof if this Security is redeemed in part) shall cease to accrue upon the date duly fixed for redemption of this Security (or portion hereof if this Security is redeemed in part).

     The election of the Company to redeem any Securities pursuant to Section
13.1 of the Indenture shall be evidenced by a resolution of the Board of Directors. In case of any redemption at the election of the Company, the Company shall, at least 60 days prior to the redemption date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such redemption date and of the principal amount of Securities to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to
Section 13.4(e) of the Indenture.

     In the event of a Change of Control, the Company will make a Change of Control Offer to purchase all of the Securities outstanding at a price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest thereon to the date of purchase, pursuant to an offer made in conformity with the procedures set forth in Section 3.15 of the Indenture.

     In the event of certain Asset Dispositions, subject to certain conditions, the Company will make an Offer to purchase an aggregate principal amount of Securities outstanding equal to the amount of Net Available Cash at a price equal to 100% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest thereon to the date of purchase.

     The Company, the Trustee, and any authorized agent of the Company or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Security (whether or not this Security shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or the Trustee or any authorized agent of the Company or the Trustee), for the purpose of receiving payment of, or on account of, the principal hereof and premium, if any, and, subject to the provisions on the face hereof, interest hereon and for all other purposes, and neither the Company nor the Trustee nor any authorized agent of the Company or the Trustee shall be affected by any notice to the contrary.

     The Securities are subject to defeasance as described in the Indenture.

     No recourse shall be had for the payment of the principal of and premium, if any, or the interest on this Security, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

             [FORM OF NOTATION ON SECURITY RELATING TO GUARANTEES]

     Each Guarantor has unconditionally and irrevocably guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, on a senior subordinated basis to each Holder and to the Trustee and its successors and assigns all obligations of the Company under this Indenture and the Securities. Each Guarantor has further agreed that the obligations of the Company may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor, and that such Guarantor will remain bound under Article XI of the Indenture notwithstanding any extension or renewal of any such obligation.

     The obligations of the Guarantors to the holders of Securities and to the Trustee pursuant to the Subsidiary Guarantees and the Indenture are expressly set forth in Article XI of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantees.

                                             [list of subsidiary guarantors]

                                             By:________________________________
                                                Name:
                                                Title:

Attest:

By:_________________________
   Name:
   Title:

               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

     This is one of the Securities described in the within-mentioned Indenture.

Dated:

                                             ___________________________________
                                                as Trustee

                                             By:________________________________
                                                Authorized Signatory

                                [ASSIGNMENT FORM]

For value received____________________________________________________

hereby sells, assigns and transfers unto

          ____________________________________________________________

          ____________________________________________________________
          Please insert social security or other identifying number of assignee

          Please print or typewrite name and address including zip code of assignee:


________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

the within Security and does hereby irrevocably constitute and appoint _____________________________________ Attorney to transfer the Security on the books of the Company with full power of substitution in the premises.

Date:____________           Your Signature:_____________________________________
                                           (Sign exactly as name appears
                                            on the other side of this Security)

                                                                       EXHIBIT C

                       FORM OF TRANSFEROR CERTIFICATE FOR
                   TRANSFER FROM RESTRICTED GLOBAL SECURITY OR
                   RESTRICTED SECURITY TO RESTRICTED SECURITY
                      (Transfers Pursuant to ss. 2.5(b)(ii)
                       or ss. 2.5(b)(iv) of the Indenture)

                                                                     _____,.199_

[Trustee]
[Address]

Re: Schein Pharmaceutical, Inc.
    Senior Subordinated Conversion
    Notes due 2003 (the "Securities")

     Reference is hereby made to the Indenture dated as of _________, 199_ (the "Indenture") among Schein Pharmaceutical, Inc., the Guarantors and ___________________, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

     This letter relates to $ ___________ aggregate principal amount of Securities which are held [in the form of the Restricted Global Security (CUSIP No.______) with the Depository]** in the name of [name of transferor] (the "Transferor") to effect the transfer of the Securities.

     In connection with such request, and in respect of such Securities, the Transferor does hereby certify that such Securities are being transferred in accordance with (i) the transfer restrictions set forth in the Securities, (ii) to a transferee that the Transferor reasonably believes (a) is an Institutional Accredited Investor and is acquiring Securities for

----------
**   Insert and modify, if appropriate.

its own account or for one or more accounts as to which the transferee exercises sole investment discretion and (b) is not a pharmaceutical company or an Affiliate of a pharmaceutical company, and (iii) and in accordance with applicable securities laws of any state of the United States or any other jurisdiction.

                                             [Name of Transferor]

                                             By:________________________________

                                             Name:______________________________

                                             Title:_____________________________

Dated:

cc: Schein Pharmaceutical, Inc.

                                                                       EXHIBIT D

               FORM OF ACCREDITED INVESTOR TRANSFEREE CERTIFICATE
                      (Transfers Pursuant to ss. 2.5(b)(ii)
                      and ss. 2.5(b)(iv) of the Indenture)

                                                                  _______,. 199_

[Trustee]
[Address]

Re: Schein Pharmaceutical, Inc.
    Senior Subordinated Conversion
    Notes due 2003 (the "Securities")

     Reference is hereby made to the Indenture dated as of ____________ __, 199_ (the "Indenture") among Schein Pharmaceutical, Inc., the Guarantors and ________________________, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

     This letter relates to $ ________ aggregate principal amount of Securities which are held [in the form of the Global Security (CUSIP No. ) with the Depository]* in the name of [name of transferor] (the "Transferor") to effect the transfer of the Securities to the undersigned.

     In connection with such request, and in respect of such Securities, we confirm that:

     1. We understand that the offer and sale of the Securities have not been registered under the Securities Act, and that the Securities may not be offered or sold within the United States or to or for the account or benefit of U.S. persons, except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Securities, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a domestic broker-dealer) to the Trustee (as defined in the Indenture relating to the Securities) a signed letter containing certain representations and agreements relating to

----------
* Insert and modify, if appropriate.

the restrictions on transfer of the Securities (the form of which letter can be obtained from the Trustee), (D) outside the United States in accordance with Regulation S under the Securities Act (if available), (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (F) pursuant to an effective registration statement under the Securities Act.

     2. We understand that, on any proposed resale of Securities, we will be required to furnish to the Trustee and the Company such certification, legal opinions and other information as the Trustee and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions.

     3. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

     4. We are a corporation, partnership or other entity or person having such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities, and we are (or any account for which we are purchasing is) an Institutional Accredited Investor, able to bear the economic risk of investment in the Securities.

     5. We are acquiring the Securities for our own account (or for accounts as to which we exercise sole investment discretion and have authority to make, and do make, the statements contained in this letter) and not with a view to any distribution of the Securities, subject, nevertheless, to the understanding that the disposition of our property shall at all times be and remain within our control.

     6. We understand that (a) the Securities will be delivered to us in registered form only and that the certificate delivered to us in respect of the Securities will bear a legend substantially to the following effect:

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), OR (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE

     501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INSTITUTION"), OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION AND (2) AGREES THAT IT WILL NOT, WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO SCHEIN PHARMACEUTICAL, INC. (THE "COMPANY") OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) TO AN ACCREDITED INSTITUTION THAT, PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE HEREOF, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INSTITUTION, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION", "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

     and (b) such certificates will be reissued without the foregoing legend only in the event of a disposition of the Securities in accordance with the provisions of Section 2.5 of the Indenture.

     7. We agree that we will give to each person to whom we transfer Securities notice of any restrictions on transfer of Securities.

     8. We acknowledge that the Trustee will not be required to accept for registration of transfer any Securities acquired by us, except upon presentation of evidence satisfactory to the Company and the Trustee that the restrictions set forth herein have been complied with.

     9. We acknowledge that the Company, the Trustee and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations or agreements and agree that if any of the acknowledgments, representations or agreements deemed to have been made by our purchase of Notes are no longer accurate, we shall promptly notify the Company and the Trustee.

     The Company and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                             Very truly yours,

                                             [Name of Purchaser]

                                             By:________________________________

                                             Name:______________________________

                                             Title:_____________________________

Dated:

cc: Schein Pharmaceutical, Inc.

                                                                       EXHIBIT E

                       FORM OF LEGAL OPINION ON TRANSFER

                                                               _________, 199[ ]

[Trustee]
[Address]

       Re: Schein Pharmaceutical, Inc.
           Senior Subordinated Conversion
           Notes due 2003

Ladies and Gentlemen:

     This opinion is being furnished to you in connection with the sale by __________ (the "Transferor") to __________ (the "Purchaser") of $___________
aggregate principal amount of __________ Senior Subordinated Conversion Notes due 2003 of Schein Pharmaceutical, Inc. (the "Securities").

     We have examined such documents and records as we have deemed appropriate. In our examination of the foregoing, we have assumed the authenticity of all documents, the genuineness of all signatures and the due authorization, execution and delivery of the aforementioned by each of the parties thereto. We have further assumed the accuracy of the representations contained in the documents set forth above made by the parties executing such documents. We have also assumed that the sale of the Securities to the Transferor was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act").

     Based on the foregoing, we are of the opinion that the sale to the Purchaser of the Securities does not require registration of such Securities under the Securities Act.

                                             Very truly yours,

                                                                       EXHIBIT F

                    FORM OF TRANSFER CERTIFICATE FOR TRANSFER
             FROM RESTRICTED SECURITY TO RESTRICTED GLOBAL SECURITY
            (Transfers Pursuant to ss. 2.5(b)(iii) of the Indenture)

[Trustee]
[Address]

        Re: Schein Pharmaceutical, Inc.
            Senior Subordinated Conversion
            Notes due 2003 (the "Securities")

     Reference is hereby made to the Indenture dated as of ___________ __, 199_ (the "Indenture") among Schein Pharmaceutical, Inc., the Guarantors and ___________________, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture.

     This letter relates to $ ____________ aggregate principal amount of Securities which are held in the name of [name of transferor] (the "Transferor") to effect the transfer of the Securities in exchange for an equivalent beneficial interest in the Restricted Global Security.

     In connection with such request, and in respect of such Securities, the Transferor does hereby certify that such Securities are being transferred in accordance with (i) the transfer restrictions set forth in the Securities and
(ii) Rule 144A under the Securities Act to a transferee that the Transferor reasonably believes is purchasing the Securities for its own account or an account with respect to which the transferee and any such account is a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities law of any state of the United States.

                                             [Name of Transferor]

                                             By:___________________________

                                             Name:_________________________

                                             Title:________________________

Dated:

cc: Schein Pharmaceutical, Inc.

                                                                       EXHIBIT G

                                [ASSIGNMENT FORM]

For value received____________________________________________________

hereby sells, assigns and transfers unto

          ____________________________________________________________

          ____________________________________________________________
          Please insert social security or other identifying number of assignee

          Please print or typewrite name and address including zip code of assignee:


________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

the within Security and does hereby irrevocably constitute and appoint _____________________________________ Attorney to transfer the Security on the books of the Company with full power of substitution in the premises.

Date:____________           Your Signature:_____________________________________
                                           (Sign exactly as name appears
                                            on the other side of this Security)

                                  SCHEDULE 1.1

                                PERMITTED HOLDERS

                                  SCHEDULE 1.2

                             CORPORATE TRUST OFFICE

                                  SCHEDULE 1.3

                            DESIGNATED SUBSIDIARIES

                                                                       Exhibit D
                                                           to the Loan Agreement

                 Conversion Notes Registration Rights Agreement

                           SCHEIN PHARMACEUTICAL, INC.

                                       and

                                SOCIETE GENERALE



                          Dated as of December 20, 1996

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
 1.    Securities Subject to This Agreement ................................  1
       (a) Definitions .....................................................  1
       (b) Registrable Securities ..........................................  2

 2.    Registration ........................................................  2
       (a) Conversion Notes Shelf Registration .............................  2
       (b) Registered Exchange Offer. ......................................  4

 3.    Alternative Conversion Notes Shelf Registration .....................  6

 4.    Holdback Agreements .................................................  8
       (a) Restrictions on Public Sale by Holder of Registrable Securities .  8
       (b) Restrictions on Public Sale by the Borrower and Others ..........  8

 5.    Registration Procedures .............................................  9

 6.    Registration Expenses ............................................... 14

 7.    Indemnification; Contribution ....................................... 15
       (a) Indemnification by the Borrower ................................. 15
       (b) Indemnification by Holder of Registrable Securities ............. 16
       (c) Conduct of Indemnification Proceedings .......................... 17
       (d) Contribution .................................................... 19

 8.    Additional Interest Under Certain Circumstances; Remedies. .......... 21

 9.    Participation in Underwritten Registrations ......................... 22

 10.   Rule 144 ............................................................ 23

 11.   Miscellaneous ....................................................... 23
       (a) No Inconsistent Agreements ...................................... 23
       (b) Remedies ........................................................ 23
       (c) Amendments and Waivers .......................................... 24
       (d) Notices ......................................................... 24
       (e) Successors and Assigns .......................................... 25
       (f) Headings ........................................................ 25
       (g) Governing Law ................................................... 25
       (h) Severability .................................................... 25
       (i) Entire Agreement ................................................ 25

                 CONVERSION NOTES REGISTRATION RIGHTS AGREEMENT

     This Conversion Notes Registration Rights Agreement (the "Agreement") dated as of December 20, 1996, is made and entered into by Schein Pharmaceutical, Inc., a Delaware corporation (together with its successors and assigns, the "Borrower"), for the benefit of the holders of up to $103,500,000 in principal amount of Senior Subordinated Conversion Notes (the "Conversion Notes") which may be issued in connection with certain loans (the "Loans"), which shall be made to the Borrower pursuant to the Senior Subordinated Loan Agreement (the "Loan Agreement"), dated as of the date hereof, by and among the Borrower, the financial institutions party thereto (the "Lenders") and Societe Generate, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"). Holders of the Loans and the Conversion Notes, once issued, whether they are original Lenders of the Loans or original holders of the Conversion Notes or transferees of such Lenders or original holders, are herein referred to collectively as the "Holders" and individually as a "Holder." To induce the Lenders to make the Loans, the Borrower has agreed to provide, as set forth in this Agreement, registration rights with respect to the Conversion Notes. Capitalized terms used herein without definition shall have the meanings set forth in the Loan Agreement.

     1. Securities Subject to This Agreement

     (a) Definitions.

     "Broker-Dealer" means a broker or dealer registered under the Exchange Act.

     "Conversion Date" means the date of issuance of the Conversion Notes.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute.

     "Holder" means a holder of a Loan or a Registrable Security.

     "Registrable Securities" means the Conversion Notes.

     "Securities Act" means the Securities Act of 1933, as amended, or any successor statute.

     "Selling Holder" means a Holder who is selling Registrable Securities pursuant to a registration statement.

     "Underwriter" means a securities dealer that purchases any Registrable Securities as principal and not as part of such dealer's market-making activities.

     (b) Registrable Securities. Any Registrable Security will cease to be a Registrable Security when (i) a registration statement covering such Registrable Security has been declared effective by the Securities and Exchange Commission (the "Commission") and it has been disposed of pursuant to such effective registration statement or (ii) it is sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met.

     2. Registration.

     (a) Conversion Notes Shelf Registration. (i) The Borrower shall, not later than December 1, 1997 (60 days prior to the issuance of the Conversion Notes), prepare and file with the Commission and thereafter shall use commercially reasonable efforts to cause to be declared effective no later than the Conversion Date a registration statement on an appropriate form under the Securities Act relating to the offer and sale of the Conversion Notes by the Holders thereof from time to time in accordance with the methods of distribution set forth in such registration statement and Rule 415 under the Securities Act ("Conversion Notes Shelf Registration").

     (ii) The Borrower agrees to use commercially reasonable efforts to keep the registration statement relating to the Conversion Notes Shelf Registration continuously effective in order to permit the prospectus included therein to be usable by the Holders of the Conversion Notes for a period of three years from the Conversion Date or such shorter period that will terminate when all the Conversion Notes covered by the registration statement have been sold pursuant to such registration statement; provided that the Borrower shall be deemed not to have used commercially reasonable efforts to keep the registration statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Conversion Notes covered thereby not being able to offer and sell such Conversion Notes during that period, unless (A) such action is required by applicable law, rule, regulation or policy, or (B) in the judgement of the Board of Directors of the Borrower, there is a reasonable likelihood that the failure to take such voluntary action would adversely affect any existing or prospective material business situation, transaction, or negotiation or otherwise materially and adversely affect the Borrower and the taking of such voluntary action does not cause any such registration statement not to be effective, or delay the filing of any registration statement, for more than 90 days. Any such period during which the Borrower fails to keep the registration statement effective and usable for offers and sales of Conversion Notes is referred to as a "Suspension Period." A Suspension Period shall commence on and include the date that the Borrower gives notice that the registration statement is no longer effective or the prospectus included therein is no longer usable for offers and sales of Conversion Notes and shall end on the date when each Selling Holder either receives the copies of the supplemented or amended prospectus contemplated by Section 5(b) hereof or is advised in writing by the Borrower that use of the prospectus may be resumed. If one or more

Suspension Periods occur, the three-year time period referenced above shall be extended by the number of days included in each such Suspension Period.

     (b) Registered Exchange Offer. (i) In the event that the Conversion Notes Shelf Registration is not declared effective pursuant to Section 2(a) above on or before the Conversion Date, the Borrower shall take such actions as are necessary or appropriate to permit the Holders of the Conversion Notes to effect a sale thereof in compliance with Rule 144A under the Securities Act as soon as practicable after the Conversion Date. In addition, the Borrower shall prepare and, within 45 days after the Conversion Date, file with the Commission a registration statement on an appropriate form under the Securities Act with respect to a proposed offer (the "Registered Exchange Offer") to the Holders of the Conversion Notes to issue and deliver to such Holders, in exchange for the Conversion Notes, a like principal amount of debt securities of the Borrower identical in all material respects to the Conversion Notes (the "Registered Conversion Notes"), shall use commercially reasonable efforts to cause such registration statement to become effective under the Securities Act as soon as practical after filing and in any event no later than 120 days after the Conversion Date and, upon the effectiveness of that registration statement, shall commence the Registered Exchange Offer and shall cause the same to remain open for such period of time (but no longer than 30 days after the commencement of the Registered Exchange Offer), and to be conducted in accordance with such procedures, as may be required by the applicable provisions of the Exchange Act, it being the objective of such Registered Exchange Offer to enable each Holder electing to exchange such Conversion Notes for Registered Conversion Notes (assuming that such Holder is not an Affiliate of the Borrower, acquires the Registered Conversion Notes in the ordinary course of such Holder's business and has no arrangements with any person to participate in the distribution of the Registered Conversion Notes) to trade such Registered Conversion Notes from and after their receipt without any limitations or restrictions under the Securities Act or the Exchange Act and without material restrictions under the securities laws of a substantial proportion of the several states of the United States.

     (ii) The Borrower shall indicate in a "Plan of Distribution" section contained in the final prospectus constituting a part of the registration statement relating to the Registered Exchange Offer that any Broker-Dealer who holds Conversion Notes that were acquired for its own account as a result of market-making activities or other trading activities (other than Conversion Notes acquired directly from the Borrower), may exchange such Conversion Notes for Registered Conversion Notes pursuant to the Registered Exchange Offer. However, such Broker-Dealer may be deemed an "underwriter" within the meaning of the Exchange Act and, therefore, must deliver a prospectus meeting the requirements of the Exchange Act in connection with any resales of the Registered Conversion Notes received by it in the Registered Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the final prospectus contained in the registration statement relating to the Registered Exchange Offer. Such "Plan of Distribution" section also shall state that the delivery by a Broker-Dealer of the final prospectus relating to the Registered Exchange Offer in connection with resales of Registered Conversion Notes shall not be deemed an admission by such Broker-Dealer that it is an "underwriter" within the meaning of the Exchange Act, and shall contain all other information with respect to the resales of the Registered Conversion Notes by Broker-Dealers that the Commission may require in connection therewith, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Registered Conversion Notes held by any such

Broker-Dealer except to the extent required by the Commission as a result of a change in law, rule, regulation or policy after the date of this Agreement.

     (iii) In connection with such Registered Exchange Offer and the offer and sale of Registered Conversion Notes by Broker-Dealers as contemplated above, the Borrower shall take such other and further action, including making appropriate filings under state securities laws and delivering such number of final prospectuses relating to the Registered Exchange Offer as any Broker-Dealer proposing to deliver the same in connection with its resales of Registered Conversion Notes may reasonably request, as may be necessary to realize the foregoing objectives. The Borrower shall cause the registration statement relating to the Registered Exchange Offer to remain continuously effective for a period of at least 20 Business Days (or longer if required by applicable law) from the date on which such registration statement is first declared effective, and shall supplement or amend the prospectus contained therein to the extent necessary to permit such prospectus (as supplemented or amended) to be delivered by Broker-Dealers in connection with their resales of Registered Conversion Notes as aforesaid.

     3. Alternative Conversion Notes Shelf Registration. If, because of any change in currently prevailing interpretations of the Commission's staff, the Borrower is not permitted to effect a Registered Exchange Offer, as contemplated by Section 2(b) hereof, the following provisions shall apply:

     (a) The Borrower shall promptly file with the Commission and thereafter shall use commercially reasonable efforts to cause to be declared effective no later than 120 days after the issuance of the Conversion Notes a registration statement on an appropriate form under the Securities Act relating to the offer and sale of the Conversion Notes by the

Holders thereof from time to time in accordance with the methods of distribution set forth in such registration statement and Rule 415 under the Securities Act ("Alternative Conversion Notes Shelf Registration"). The Borrower will use commercially reasonable efforts to cause the Alternative Conversion Notes Shelf Registration to become effective on or prior to the later of (x) the 120th day after the Conversion Date or (y) the 45th day after the publication of the change in law or interpretation.

     (b) The Borrower agrees to use commercially reasonable efforts to keep the registration statement relating to the Alternative Conversion Notes Shelf Registration continuously effective in order to permit the prospectus included therein to be usable by the Holders of the Conversion Notes for a period of three years from the Conversion Date or such shorter period that will terminate when all the Conversion Notes covered by the registration statement have been sold pursuant to such registration statement; provided that the Borrower shall be deemed not to have used commercially reasonable efforts to keep the registration statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Conversion Notes covered thereby not being able to offer and sell such Conversion Notes during that period, unless (A) such action is required by applicable law, rule, regulation or policy, or (B) in the judgement of the Board of Directors of the Borrower, there is a reasonable likelihood that the failure to take such voluntary action would adversely affect any existing or prospective material business situation, transaction, or negotiation or otherwise materially and adversely affect the Borrower and the taking of such voluntary action does not cause any such registration statement not to be effective, or delay the filing of any registration statement, for more than 90 days. A Suspension Period, as defined above, shall commence on and include the date that the Borrower gives notice that the registration statement is no longer effective or the prospectus included therein is no longer usable for offers and sales of Conversion Notes and shall end on the date when each Selling Holder either receives the copies of the supplemented or amended prospectus contemplated by Section 5(b) hereof or is advised in writing by the Borrower that use of the prospectus may be resumed. If one or more Suspension Periods occur, the three-year time period referenced above shall be extended by the number of days included in each such Suspension Period.

     4. Holdback Agreements.

     (a) Restrictions on Public Sale by Holder of Registrable Securities. Each Holder whose securities are included in a registration statement hereunder agrees not to effect any public sale or distribution of the issue being registered or a similar security of the Borrower or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Securities Act, during the 14 days prior to, and during the 90-day period beginning on, the effective date of such registration statement (except as part of such registration), if and to the extent requested by the Borrower in the case of a non-underwritten public offering or if and to the extent requested by the managing Underwriter or Underwriters in the case of an underwritten public offering.

     (b) Restrictions on Public Sale by the Borrower and Others. The Borrower and its Affiliates agree (i) not to effect any public sale or distribution of any securities similar to the Registrable Securities (except as part of such registration statement), during the 14 days prior to, and during the 90-day period beginning on, the effective date of any such registration statement filed pursuant to Section 2 or 3 hereof; and (ii) that any agreement entered into after the date of the Agreement pursuant to which the Borrower issues or agrees to issue any privately placed securities similar to the Registrable Securities shall contain a provision under which holders of such securities agree not to effect any public sale or distribution of any such securities during the periods described in (i) above, in each case including a sale pursuant to Rule 144 under the Securities Act (except as part of any such registration, if permitted).

     5. Registration Procedures.

     In connection with any Conversion Notes Shelf Registration or any Registered Exchange Offer or Alternative Conversion Notes Shelf Registration, the Borrower shall use commercially reasonable efforts to:

          (a) prepare and file with the Commission a registration statement on any form for which the Borrower then qualifies or which counsel for the Borrower shall deem appropriate and which form shall be available for the sale of the Registered Conversion Notes or Registrable Securities, as the case may be, to be registered thereunder in accordance with the intended method of distribution thereof, and use commercially reasonable efforts to cause such filed registration statement to become effective and qualify an indenture relating to the Conversion Notes or the Registered Conversion Notes, as the case may be, substantially in the form of Exhibit C to the Loan Agreement (with such appropriate modifications as may be necessary to reflect the registration of the Conversion Notes pursuant to Sections 2(a) or 2(b)) under the Trust Indenture Act of 1939, as amended; provided (i) that before filing a registration statement or prospectus or any amendments or supplements thereto, the Borrower will furnish to one counsel selected by the Holders who hold, or will hold, as the case may be, a majority in principal amount of the Registrable Securities to be covered by such registration statement or exchanged pursuant to the Registered Exchange Offer, as the case may be, copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel, and (ii) that after the filing of the registration statement, the Borrower will promptly notify each Holder of any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

          (b) furnish to each Holder, prior to filing the registration statement, if requested, copies of such registration statement as proposed to be filed, and thereafter furnish to such Holder such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such Holder may reasonably request in connection with the Registered Exchange Offer or in order to facilitate the disposition of the Registrable Securities owned by such Holder, as the case may be;

          (c) use commercially reasonable efforts to register or qualify such Registered Conversion Notes or Registrable Securities, as the case may be, under such other securities or blue sky laws of such jurisdictions in the United States as may be required in connection with the Registered Exchange Offer or as any Selling Holder or managing Underwriter reasonably (in light of the intended plan of distribution) requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Selling Holder or managing Underwriter to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Selling Holder; provided that the Borrower will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (c), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

          (d) use commercially reasonable efforts to cause such Registered Conversion Notes or Registrable Securities, as the case may be, to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Borrower or its Subsidiaries in connection with the Registered Exchange Offer or to enable the Selling Holder or Selling Holders thereof to consummate the disposition of such Registrable Securities;

          (e) notify each Holder of such Registrable Securities that is named as a Selling Holder in any registration statement filed pursuant to this Agreement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading and promptly make available to each such Holder any such supplement or amendment;

          (f) enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

          (g) make available for inspection, during normal business hours and on reasonable prior notice, by any Selling Holder of such Registrable Securities, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any such Selling Holder or Underwriter (collectively, the "Inspectors") all financial and other records, pertinent corporate documents and properties of the Borrower and its Subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Borrower's and the Subsidiaries' officers, directors and employees to supply all information reasonably requested to any such Inspectors in connection with such due diligence. The Borrower may require the Inspector to agree that Records which the Borrower determines, in good faith, to be confidential and any Records which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission of a material fact in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each Selling Holder of such Registrable Securities agrees, and shall cause the Inspectors to agree, that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it for any purpose whatsoever, other than the exercise of its due diligence responsibility. Without limiting generality of the preceding sentence, each Selling Holder of such Registrable Securities agrees, and shall cause the Inspectors to agree, that information obtained by it as a result of such inspections shall not be used by it as the basis for any market transactions in the securities of the Borrower or its Affiliates unless and until such information is made generally available to the public. Each Selling Holder of such Registrable Securities further agrees, and shall cause the Inspectors to agree, that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Borrower and allow the Borrower, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential;

          (h) in the event such sale is pursuant to an underwritten offering, use commercially reasonable efforts to obtain a comfort letter or comfort letters from the Borrower's independent public accountants in customary form and covering matters of the type customarily covered by comfort letters as the managing Underwriter reasonably requests;

          (i) use commercially reasonable efforts to obtain an opinion or opinions from counsel for the Borrower in customary form; and

          j) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission.

     Notwithstanding any other provision of this Agreement, the Borrower may delay the filing of any registration statement for up to 90 days if (i) the Borrower would, in the opinion of its counsel, be required to disclose in such registration statement information not otherwise then required by law to be publicly disclosed and (ii) in the judgment of the Board of Directors of the Borrower, there is a reasonable likelihood that such disclosure, or any other action to be taken in connection with any registration statement, would adversely affect any existing or prospective material business situation, transaction, or negotiation or otherwise materially and adversely affect the Borrower.

     The Borrower may require each Selling Holder of Registrable Securities to promptly furnish in writing to the Borrower such information regarding the distribution of the Registrable Securities as it may from time to time reasonably request and such other information as may be legally required or reasonably requested in connection with such registration.

     Each Selling Holder agrees that, upon receipt of any notice from the Borrower of the happening of any event of the kind described in Section 5(e) hereof, such Selling

Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Selling Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5(e) hereof, and, if so directed by the Borrower such Selling Holder will deliver to the Borrower all copies, other than permanent file copies then in such Selling Holder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

     6. Registration Expenses.

     In connection with any registration statement required to be filed pursuant to Section 2 or 3 hereunder, the Borrower shall pay the following registration expenses (the "Registration Expenses"): (i) all registration and filing fees,
(ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registered Conversion Notes or Registrable Securities, as the case may be), (iii) printing expenses, (iv) internal Borrower expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) the fees and expenses incurred in connection with any listing of the Registered Conversion Notes or Registrable Securities, as the case may be, (vi) fees and disbursements of counsel for the Borrower and customary fees and expenses for independent certified public accountants retained by the Borrower (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to Section 5(h) hereof), (vii) the fees and expenses of any special experts retained by the Borrower in connection with such registration, and
(viii) reasonable fees and expenses of one counsel (who shall be selected by Holders of a majority of the Registrable Securities and who shall be reasonably acceptable to the Borrower) for the Holders incurred in connection with the registration hereunder. The Borrower shall not have any obligation to pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities (including, without limitation, fees and expenses of any qualified independent Underwriter that may be required under the rules of the National Association of Securities Dealers), or, except as otherwise provided in clause (viii) above, any out-of-pocket expenses of the Holders (or any agents who manage their accounts) or fees and disbursements of any counsel for any Underwriter in any underwritten offering.

     7. Indemnification; Contribution.

     (a) Indemnification by the Borrower. The Borrower agrees to indemnify and hold harmless each Selling Holder of Registrable Securities, its officers, directors, representatives and agents and each person, if any, who controls such Selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon, any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Borrower by such Selling Holder or on such Selling

Holder's behalf expressly for use therein; and provided that with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, the indemnity agreement contained in this paragraph shall not apply to the extent that any such loss, claim, damage, liability or expense results from the fact that a current copy of the prospectus was not sent or given to the person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registrable Securities concerned to such person if it is determined that the provision of such person with a current copy of the prospectus would have cured the defect giving rise to such loss, claim, damage, liability or expense. The Borrower also agrees to indemnify, as applicable, (i) the Broker-Dealers who hold Registrable Securities acquired for their own accounts pursuant to the Registered Exchange Offer and their officers, directors and each person who controls such Broker-Dealers, and (ii) the Underwriters of the Registrable Securities and their officers, directors and each person who controls such Underwriters, on substantially the same basis as that of the indemnification of the Selling Holders provided in this Section 7 if such Broker-Dealers and Underwriters agree in writing to indemnify and contribute to the Borrower on substantially the same basis as the Selling Holders indemnify and contribute to the Borrower pursuant to this Section 7.

     (b) Indemnification by Holder of Registrable Securities. Each Selling Holder whose Registrable Securities are included in a registration pursuant hereto, shall be deemed to have agreed to indemnify and hold harmless the Borrower, its directors and officers and each person, if any, who controls the Borrower within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that the provisions of this paragraph shall apply only insofar as losses, claims, damages, liabilities or expenses arise out of, or are based upon, any such untrue statement or omission or allegation thereof based upon information furnished in writing by such Selling Holder or on such Selling Holder's behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. In case any action or proceeding shall be brought against the Borrower, or its directors or officers, or any such controlling person, in respect of which indemnity may be sought against such Selling Holder, such Selling Holder shall have the rights and duties given to the Borrower, and the Borrower or its directors or officers or such controlling person shall have the rights and duties given to such Selling Holder, by the preceding paragraph.

     (c) Conduct of Indemnification Proceedings. Promptly after receipt of notice of the commencement of any action or proceeding (including any governmental investigation) brought or asserted against any person entitled to indemnification under clause (a) or (b) above (an "Indemnified Party") in respect of which indemnity may be sought from any party who has agreed to provide such indemnification (an "Indemnifying Party"), if a claim in respect thereof is to be made against an Indemnifying Party under such clause, the Indemnified Party shall notify the Indemnifying Party in writing of the commencement thereof; provided, that the omission so to notify the Indemnifying Party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such omission; provided, further, that the omission so to notify the Indemnifying Party shall not relieve it from any liability which it may have to an Indemnified Party otherwise than under this Section 7. The Indemnifying Party shall be entitled to assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all expenses indemnified hereunder. Such Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such separate counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party has agreed to pay such fees and expenses or (ii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that there is a conflict of interest on the part of counsel employed by the Indemnifying Party to represent such Indemnified Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party; it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations of circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such Indemnified Parties, which firm shall be designated in writing by such Indemnified Parties). The Indemnifying Party shall not be liable for any settlement of any such action or proceeding effected without its written consent, which shall not be unreasonably withheld, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.

     (d) Contribution. If the indemnification provided for in this Section 7 is due in accordance with the terms hereof but is held to be unavailable to the Indemnified Parties in respect of any losses, claims, damages, liabilities or judgments referred to herein (collectively, "losses"), then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses (i) as between the Borrower and the Selling Holders on the one hand and the Underwriters or Broker-Dealers, as the case may be, on the other, in such proportion as is appropriate to reflect the relative benefits received by the Borrower and the Selling Holders on the one hand and the Underwriters or Broker Dealers, as the case may be on the other from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Borrower and the Selling Holders on the one hand and of the Underwriters or Broker Dealers, as the case may be, on the other in connection with the statements or omissions which resulted in such losses, as well as any other relevant equitable considerations and (ii) as between the Borrower on the one hand and each Selling Holder on the other, in such proportion as is appropriate to reflect the relative fault of the Borrower and of each Selling Holder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Borrower and the Selling Holders on the one hand and the Underwriters or Broker-Dealers, as the case may be, on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Borrower and the Selling Holders bear to the total underwriting discounts and commissions received by the Underwriters or Broker-Dealers, as the case may be, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Borrower and the Selling Holders on the one hand and of the Underwriters or Broker-Dealers, as the case may be, on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Borrower and the Selling Holders or by the Underwriters or Broker-Dealers, as the case may be. The relative fault of the Borrower on the one hand and of each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Borrower and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters or Broker-Dealers, as the case may be, were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim and for which it is entitled to be indemnified hereunder. Notwithstanding the provisions of this Section 7(d), no Underwriter or Broker-Dealer, as the case may be, shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter or Broker-Dealer, as the case may be, has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Selling Holder were offered to the public exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 31(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     8. Additional Interest Under Certain Circumstances; Remedies.

     (a) In the event that the Conversion Notes Shelf Registration is not declared effective pursuant to Section 2(a) above on or before the Conversion Date, and (i) (A) the Registered Exchange Offer registration statement is not filed on or prior to the 45th day following the Conversion Date, (B) the Registered Exchange Offer registration statement is not declared effective on or prior to the 120th day following the Conversion Date or (C) the

Registered Exchange Offer is not consummated on or prior to the 150th day following the Conversion Date or (ii) changes in law or the applicable interpretation of the Commission staff do not permit the Issuers to effect the Registered Exchange Offer and (A) an Alternative Conversion Notes Shelf Registration with respect to the Securities is not promptly filed pursuant to
Section 3(a) hereof, or (B) is not declared effective under the Securities Act on or prior to the later of (x) the 120th day after the Conversion Date and (y) the 45th day after the publication of the change in law or interpretation, the interest rate borne by the Conversion Notes shall be increased by one-half of one percent per annum following, in the case of clause (i) (A) such 45 day period, or in the case of clauses (i)(B) or (i)(C), such 120- or 150-day period, as the case may be or, in the case of clause (ii), such 45- or 120-day period, as applicable. The aggregate amount of such increase from the original interest rate pursuant to these provisions will in no event exceed one-half of one percent per annum. Such increase will cease to be effective on the date of filing of the Registered Exchange Offer registration statement, effectiveness of the Registered Exchange Offer registration statement, consummation of the Registered Exchange Offer or the effectiveness of an Alternative Conversion Notes Shelf Registration, as the case may be.

     (b) Any amounts of additional interest due pursuant to the paragraph above will be payable in cash, on the same original interest payment dates as the Securities. The amount of additional interest will be determined by multiplying the applicable additional interest rate by the principal amount of the affected Securities of such Holders, multiplied by a fraction, the numerator of which is the number of days such additional interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve

30-day month and, in the case of a partial month, the actual number of days elapsed), and the denominator of which is 360.

     9. Participation in Underwritten Registrations.

     No person may participate in any underwritten registration hereunder unless such person (a) agrees to sell such person's securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement.

     10. Rule 144.

     To the extent it is otherwise required to do so, the Borrower covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act so as to enable Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Borrower will deliver to such Holder a written statement as to whether it has complied with such requirements.

     11. Miscellaneous.

     (a) No Inconsistent Agreements. The Borrower will not hereafter enter into and is not presently a party to any agreement with respect to its securities which conflicts with the rights granted to the Holders of Registrable Securities in this Agreement.

     (b) Remedies. Each Holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Borrower agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. Any breach of this Agreement shall not cause a Default or Event of Default under the Notes.

     (c) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Borrower has obtained the written consent of Holders holding a majority in principal amount of the Registrable Securities then outstanding affected by such amendment, modification, supplement, waiver or departure, which pursuant to the terms of the Loan Agreement may vote on waivers or amendments.

     (d) Notices. All notices and other communications provided for or permitted hereunder shall be in writing and personally delivered or sent by registered or certified first-class mail or by telecopy:

          (i) if to a Holder at its last registered address, and with a copy to be sent to each additional address, given by such Holder to the Borrower or the trustee under the Indenture, as the case may be, in writing; and

          (ii) if to Borrower at:

               Schein Pharmaceutical, Inc.
               100 Campus Drive
               Florham Park, NJ 07932

               Attention:       Chief Financial Officer
               Telecopy No.:    (201) 593-5580
               with a copy to:  General Counsel
               Telecopy No.:    (201) 593-5820

or to such other address as any Holder or the Borrower may give notice of pursuant hereto.

     All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; or three Business Days after being deposited in the mail, postage prepaid, if mailed; or when received, if telecopied.

     (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including any person to whom Registrable Securities are transferred.

     (f) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (g) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to contracts made and to be performed wholly within that State without regard to the principles thereof regarding conflict of laws.

     (h) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Holders shall be enforceable to the fullest extent permitted by law.

     (i) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein with respect to such subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     IN WITNESS WHEREOF, the undersigned has duly executed this Agreement for the benefit of the Lenders and Holders, as of the date first above written.

                                        SCHEIN PHARMACEUTICAL, INC.

                                        By: _______________________
                                            Name:
                                            Title:


Acknowledged:

SOCIETE GENERALE, as administrative agent

By: _____________________________________
    Name:
    Title:

                                                                       EXHIBIT E
                                                           to the Loan Agreement

                         SUBORDINATED GUARANTEE AGREEMENT dated as of December
                    20, 1996, between each Subsidiary from time to time party hereto (each such Subsidiary individually, a "Guarantor" and collectively, the "Guarantors"), and SOCIETE GENERALE, as administrative agent (in such capacity, the "Administrative Agent") for the Lenders (as defined in the Loan Agreement referred to below).

     Reference is made to the Senior Subordinated Loan Agreement dated as of December 20, 1996 (as amended, restated, supplemented, modified or waived from time to time, the "Loan Agreement"), among Schein Pharmaceutical, Inc., a Delaware corporation (the "Borrower"), the financial institutions party thereto as lenders (the "Lenders"), and Societe Generate, as administrative agent (in such capacity, the "Administrative Agent").

     The Lenders have agreed to make Loans to the Borrower pursuant to, and upon the terms and subject to the conditions specified in, the Loan Agreement. The obligations of the Lenders to make Loans are conditioned on, among other things, the execution and delivery by the Subsidiary Guarantors of a guarantee agreement in the form hereof. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Loan Agreement.

     Accordingly, the parties hereto agree as follows:

     SECTION 1. Guarantee. Subject to Section 6(b) hereof, each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment of the Obligations. Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation.

     SECTION 2. Obligations Not Waived. To the fullest extent permitted by applicable law, each Guarantor waives presentment to, demand of payment from and protest to the Borrower or any other guarantor of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment. To the fullest extent permitted by applicable law, the obligations of each Guarantor hereunder shall not be affected by (a) the failure of the Administrative Agent or any other Lender to assert any claim or demand or to exercise or enforce any right or remedy against the Borrower or any other guarantor under the provisions of this Agreement, any Loan Document or otherwise; (b) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of this

Agreement, any other Loan Document, any guarantee or any other agreement, including with respect to any other Subsidiary Guarantor under this Agreement;
(c) the release of any security held by the Administrative Agent or any other Lender for the Obligations; or (d) the failure to perfect any security interest in, or the release of, any of the security held by or on behalf of the Administrative Agent.

     SECTION 3. Guarantee of Payment. Each Guarantor agrees that its guarantee constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Lender to collateral security, if any, held for payment of the Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Lender in favor of the Borrower or any other Person.

     SECTION 4. No Discharge or Diminishment of Guarantee. Except as provided in
Section 6(b) hereof, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or any other Lender to assert any claim or demand or to enforce any remedy under the Loan Agreement, any other Loan Document, any other guarantee or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or that would otherwise operate as a discharge of any Subsidiary Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations).

     SECTION 5. Defenses of Borrower Waived. To the extent permitted by applicable law, each of the Guarantors waives any defense based on or arising out of any defense of the Borrower or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower, other than final and indefeasible payment in full in cash of the Obligations.

     SECTION 6. Subordination. (a) In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Lender has at law or in equity against any Guarantor by virtue hereof, and subject to
Section 6(b) hereof, upon the failure of the Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will, upon receipt of written demand by the Administrative Agent, forthwith pay, or cause to be paid, to the

Administrative Agent or such other Lender as is designated thereby in cash the amount of such unpaid Obligations. Upon payment by any Guarantor of any sums to the Administrative Agent or any Lender as provided above, all rights of such Guarantor against the Borrower arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise, shall in all respects be subordinate and junior in right of payments to the prior indefeasible payment in full in cash of the Obligations. In addition, any indebtedness of the Borrower now or hereafter held by any Guarantor is hereby subordinated in right of payment to the Obligations (it being agreed that this Section 6 shall not prohibit the repayment of such indebtedness so long as no Default or Event of Default shall have occurred and be continuing, or result therefrom). If any amount shall be paid to any Guarantor on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of the Borrower, such amount shall be held in trust for the benefit of the Lenders and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents.

     (b) Anything to the contrary herein notwithstanding, this Agreement is subject to the subordination provisions of Article VIII of the Loan Agreement which are incorporated herein by reference as if fully set forth herein, treating the obligations of the Guarantors hereunder and the Obligations guaranteed hereby, for all purposes, as Subordinated Indebtedness which is subordinated to the Senior Indebtedness as provided in such Article.

     SECTION 7. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Administrative Agent or the other Lenders will have any duty to advise any Guarantor of information known to it or any of them regarding such circumstances or risks.

     SECTION 8. Representations and Warranties. Each Guarantor represents and warrants as to itself that all representations and warranties relating to it contained in the Loan Agreement are true and correct.

     SECTION 9. Termination. (a) The guarantees made hereunder shall terminate when all the Obligations have been indefeasibly paid in full and shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Lender or any Guarantor upon the bankruptcy or reorganization of the Borrower, any Guarantor or otherwise.

     (b) If at any time shares of the capital stock of any Guarantor shall be sold in a transaction the Net Cash Proceeds of which are applied in accordance with the provisions of Section 2.11 of the Loan Agreement which results in such Guarantor no longer constituting a Subsidiary, the Agent is hereby authorized and directed to execute and deliver a release of such Guarantor from its obligations and liabilities under this Guarantee upon receipt by the Agent of reasonable evidence of compliance with the requirements of this paragraph.

     SECTION 10. Binding Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Guarantors that are contained in this Agreement shall bind and inure to the benefit of each party hereto and their respective successors and assigns. This Agreement shall become effective as to any Guarantor when a counterpart hereof executed on behalf of such Guarantor shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Guarantor and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of such Guarantor, the Administrative Agent and the other Lenders, and their respective successors and assigns, except that no Guarantor shall have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void), except as expressly contemplated by this Agreement or the other Loan Documents.

     SECTION 11. Waivers: Amendment. (a) No failure or delay of the Administrative Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent hereunder and of the other Lenders under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in similar or other circumstances.

     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Guarantors and the Administrative Agent, with the prior written consent of the Required Lenders (except as otherwise provided in the Loan Agreement).

     SECTION 12. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     SECTION 13. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 10.1 of the Loan Agreement. All communications and notices hereunder to each Guarantor shall be given to it at its address set forth below, or on Annex I hereto, with a copy to the Borrower.

     SECTION 14. Survival of Agreement; Severability. (a) All covenants, agreements, representations and warranties made by the Guarantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Administrative Agent and the other Lenders and shall survive the making by the Lenders of the Loans, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or other amount payable under the Loan Agreement or any other Loan Document is outstanding and unpaid and as long as the Commitments have not been terminated.

     (b) In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 15. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one contract, and shall become effective as provided in Section 11.

     SECTION 16. Rules of Interpretation. The rules of interpretation specified in Section 1.2 of the Loan Agreement shall be applicable to this Agreement.

     SECTION 17. Jurisdiction; Consent to Service of Process. (a) The Administrative Agent and each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any other Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Guarantor or its properties in the courts of any jurisdiction.

     (b) The Administrative Agent and each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 13. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     SECTION 18. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

     SECTION 19. Additional Guarantors. Subject to Section 5.10 of the Loan Agreement, each Subsidiary (other than Foreign Subsidiaries) that was not in existence or not such a Subsidiary, on the date of the Loan Agreement is required to enter into this Guarantee Agreement as a Guarantor upon becoming a Subsidiary. Upon execution and delivery, after the date hereof, by the Administrative Agent and such a Subsidiary of an instrument in the form of Annex 1, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any instrument adding an additional Guarantor as a party to this Agreement shall not require the consent of any Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

     SECTION 20. Right of Setoff. If an Event of Default shall have occurred and be continuing and the Administrative Agent shall have declared, or the Required Lenders shall have requested the Administrative Agent to declare, the Loans immediately due and payable pursuant to Article VII of the Loan Agreement, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law but in all cases, subject to the subordination provisions of Article VIII of the Loan Agreement and Section 6(b) hereof, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Lender or any Affiliate thereof to or for the credit or the account of any Guarantor against any of and all the obligations of any Guarantor now or hereafter existing under this Agreement and any other Loan Documents to which such Guarantor is a party, held by such Lender, irrespective of whether or not such Lender shall have made any demand under the Loan Agreement or any such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender may have.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                       SCHEIN PHARMACEUTICAL,
                                       INTERNATIONAL, INC.,

                                        by
                                            _______________________
                                            Name:
                                            Title:


                                       SCHEIN PHARMACEUTICAL PA, INC.,

                                        by
                                            _______________________
                                            Name:
                                            Title:


                                       SCHEIN PHARMACEUTICAL SERVICE
                                       COMPANY, INC.,

                                        by
                                            _______________________
                                            Name:
                                            Title:


                                       STERIS LABORATORIES, INC.,

                                        by
                                            _______________________
                                            Name:
                                            Title:

                                       MARSAM PHARMACEUTICALS INC.,

                                        by
                                            _______________________
                                            Name:
                                            Title:


                                       DANBURY PHARMACAL, INC.,

                                        by
                                            _______________________
                                            Name:
                                            Title:


                                       DANBURY PHARMACAL PUERTO
                                       RICO, INC.,

                                        by
                                            _______________________
                                            Name:
                                            Title:


                                       SOCIETE GENERALE, as Administrative
                                       Agent,

                                        by
                                            _______________________
                                            Name:
                                            Title:

                                                                      Annex 1 to
                                                         the Guarantor Agreement

                    SUPPLEMENT NO. ____ dated as of _______ to the Subordinated Guarantee Agreement dated as of December 20, 1996, (as the same may be amended, restated, supplemented, modified or waived from time to time, the "Guarantee Agreement"), between each Subsidiary listed on the signature pages thereof (individually, a "Guarantor" and collectively, the "Guarantors"); and SOCIETE GENERALE, as administrative agent (the Administrative Agent") for the Lenders (as defined in the Loan Agreement referred to below).

     A. Reference is made to the Senior Subordinated Loan Agreement dated as of December 20, 1996 (as amended, restated, supplemented, modified or waived from time to time, the "Loan Agreement"), among the Borrower, the financial institutions party thereto (the "Lenders") and Societe Generale, as administrative agent (in such capacity, the "Administrative Agent").

     B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Guarantee Agreement and the Loan Agreement.

     C. The Subsidiaries have entered into the Guarantee Agreement in order to induce the Lenders to make Loans. Pursuant to Section 5.10 of the Loan Agreement, each Subsidiary (other than any Foreign Subsidiary) that was not in existence or not such a Subsidiary or was a subsidiary of the Company on the date of the Loan Agreement is required to enter into the Guarantee Agreement as a Guarantor upon becoming a Subsidiary. Section 19 of the Guarantee Agreement provides that additional Subsidiaries may become Guarantors under the Guarantee Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the "New Guarantor") is executing this Supplement in accordance with the requirements of the Loan Agreement to become a Guarantor under the Guarantee Agreement as consideration for Loans previously made.

     Accordingly, the Administrative Agent and the New Guarantor agree as follows:

     SECTION 1. In accordance with Section 19 of the Guarantee Agreement, the New Guarantor by its signature below becomes a Guarantor under the Guarantee Agreement with the same force and effect as if originally named therein as a Guarantor and the New Guarantor hereby agrees (a) to all the terms and provisions of the Guarantor Agreement applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof, except to the extent such representations and warranties speak as of an earlier date. Each reference to a "Guarantor" in the Guarantee Agreement shall be deemed to include the New Guarantor. The Guarantee Agreement, as supplemented hereby, is hereby incorporated herein by reference.

     SECTION 2. The New Guarantor represents and warrants to the Administrative Agent and the other Lenders that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

     SECTION 3. This Supplement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Administrative Agent.

     SECTION 4. The New Guarantor hereby represents and warrants that set forth under its signature hereto is the true and correct location of the chief executive office of the New Guarantor.

     SECTION 5. Except as expressly supplemented hereby, the Guarantee Agreement shall remain in full force and effect.

     SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, neither party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 13 of the Guarantee Agreement. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature hereto, with a copy to the Borrower.

     SECTION 9. The New Guarantor agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Administrative Agent.

     SECTION 10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

     IN WITNESS WHEREOF, the New Guarantor and the Administrative Agent have duly executed this Supplement to the Guarantee Agreement as of the day and year first above written.

                                       [NAME OF NEW GUARANTOR],

                                        by
                                            ______________________________
                                            Name:
                                            Title:
                                            Address: _____________________
                                                     _____________________
                                                     _____________________


                                       SOCIETE GENERALE, as
                                       Administrative Agent,

                                        by
                                            ______________________________
                                            Name:
                                            Title:

                                                                       EXHIBIT F
                                                           to the Loan Agreement

                         INDEMNITY, SUBROGATION AND CONTRIBUTION AGREEMENT dated
                    as of December 20, 1996, among SCHEIN PHARMACEUTICAL, INC., a Delaware corporation (the "Borrower"), each Subsidiary from time to time party hereto (individually, a "Guarantor" and collectively the "Guarantors"), and SOCIETE GENERALE, as administrative agent (in such capacity, the "Administrative Agent") for the Lenders (as defined in the Loan Agreement referred to below).

     Reference is made to (a) the Loan Agreement dated as of December 20, 1996 (as amended, restated, supplemented, modified or waived from time to time, the "Loan Agreement"), among the Borrower, the financial institutions party thereto as lenders (the "Lenders") and Societe Generale, as administrative agent (in such capacity, the "Administrative Agent") and (b) the Subordinated Guarantee Agreement dated as of December 20, 1996 (as amended, restated, supplemented, modified or waived from time to time, the "Guarantee Agreement") among the Guarantors and the Administrative Agent.

     The Lenders have agreed to make Loans to the Borrower, pursuant to, and upon the terms and subject to the conditions specified in, the Loan Agreement. The Guarantors have guaranteed such Loans and the other Obligations pursuant to the Guarantee Agreement (for purposes of this Agreement, the "Guarantees"). The obligations of the Lenders to make Loans are conditioned on, among other things, the execution and delivery by the Borrower and the Guarantors of an agreement in the form hereof. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Loan Agreement.

     Accordingly, the Borrower, each Guarantor and the Administrative Agent agree as follows:

     SECTION 1. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation that the Guarantors may have under applicable law (but subject to Section 3), the Borrower agrees that in the event a payment shall be made by any Guarantor under the Guarantee Agreement, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment.

     SECTION 2. Contribution and Subrogation. Each Guarantor (a "Contributing Guarantor") agrees (subject to Section 3) that, in the event a payment shall be made by any other Guarantor under the Guarantee Agreement and such other Guarantor (the "Claiming Guarantor") shall not have been indemnified by the Borrower as provided in Section 1, the Contributing Guarantor shall indemnify the

Claiming Guarantor in an amount equal to the amount of such payment multiplied by a fraction of which the numerator shall be the net worth (without taking into account any Obligations) of the Contributing Guarantor on the date hereof (or, if later, the date such Contributing Guarantor became a party hereto) and the denominator shall be the aggregate net worth (without taking into account any Obligations) of all the Guarantors on the date hereof plus the net worth of any Guarantor becoming a party hereto pursuant to Section 14 on the date such Guarantor so became a party hereto. Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 2 shall be subrogated to the rights of such Claiming Guarantor under Section 1 to the extent of such payment.

     SECTION 3. Subordination. Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 1 and 2 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to and shall not be exercised prior to the indefeasible payment in full of the Obligations. No failure on the part of the Borrower or any Guarantor to make the payments required by Sections 1 and 2 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to any Guarantee, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor under each such Guarantee.

     SECTION 4. Termination. This Agreement shall survive and be in full force and effect so long as any Obligation is outstanding and has not been indefeasibly paid in full in cash and shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Lender or any Guarantor upon the bankruptcy or reorganization of the Borrower, any Guarantor or otherwise.

     SECTION 5. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     SECTION 6. No Waiver. No failure on the part of the Administrative Agent or any Guarantor to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by the Administrative Agent or any Guarantor preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. None of the Administrative Agent and the Guarantors shall be deemed to have waived any rights hereunder unless such waiver shall be in writing and signed by such parties.

     SECTION 7. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 13 of the Guarantee Agreement and addressed as specified in such Section 13.

     SECTION 8. Binding Agreement; Assignments etc. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the parties that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. Neither the Borrower nor any of the Guarantors may assign or transfer any of its rights or obligations hereunder (and any such attempted assignment or transfer shall be void) without the prior written consent of the Required Lenders.

     SECTION 9. Survival of Agreement; Severability. (a) All covenants and agreements made by the Borrower and each Guarantor herein and in the certificates or other instruments prepared or delivered in connection with this Agreement or the other Loan Documents shall be considered to have been relied upon by the Administrative Agent, the other Lenders and each Guarantor and shall survive the making by the Lenders of the Loans and shall continue in full force and effect as long as the principal of or any accrued interest on any Loans or any other fee or amount payable under the Loan Agreement or this Agreement or, without duplication of the foregoing, under any of the other Loan Documents is outstanding and unpaid and as long as the Commitments have not been terminated.

     (b) In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument. This Agreement shall be effective with respect to any Guarantor when a counterpart bearing the signature of such Guarantor shall have been delivered to and executed by the Administrative Agent.

     SECTION 11. Rules of Interpretation. The rules of interpretation specified in Section 1.2 of the Loan Agreement shall be applicable to this Agreement.

     SECTION 12. Jurisdiction; Consent to Service of Process. (a) The Administrative Agent, the Borrower and each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto agrees that it will not institute or seek to institute any action or proceeding arising out of or relating to this Agreement (other than an action or proceeding seeking enforcement of a judgment) in any forum other than a New York State court or Federal court of the United States of America sitting in New York City.

     (b) The Administrative Agent, the Borrower and each Guarantor hereby irrevocably and unconditionally waive, to the fullest extent it may legally and effectively do so, any objection it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court of the United States of America sitting in New York. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     SECTION 13. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

     SECTION 14. Additional Guarantors. Pursuant to Section 5.10 of the Loan Agreement each Subsidiary (other than Foreign Subsidiaries) that was not in existence or not such a Subsidiary on the date of the Loan Agreement is required to enter into the Guarantee Agreement as a Guarantor upon becoming a Subsidiary. Upon execution and delivery, after the date hereof, by the Administrative Agent and such a Subsidiary of an instrument in the form of Annex 1, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor hereunder. The execution and delivery of any instrument adding an additional Guarantor as a party to this Agreement shall not require the consent of any Guarantor hereunder or the Borrower. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

     SECTION 15. Amendment. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Guarantor and the Administrative Agent, with the prior written consent of the Required Lenders (except as otherwise provided in the Loan Agreement).

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first appearing above.


                                       SCHEIN PHARMACEUTICAL, INC.,

                                        by
                                            _______________________
                                            Name:
                                            Title:


                                       SCHEIN PHARMACEUTICAL
                                       INTERNATIONAL, INC.,

                                        by
                                            _______________________
                                            Name:
                                            Title:


                                       SCHEIN PHARMACEUTICAL PA, INC.,

                                        by
                                            _______________________
                                            Name:
                                            Title:


                                       SCHEIN PHARMACEUTICAL SERVICE
                                       COMPANY, INC.,

                                        by
                                            _______________________
                                            Name:
                                            Title:

                                       STERIS LABORATORIES, INC.,

                                        by
                                            _______________________
                                            Name:
                                            Title:

                                       MARSAM PHARMACEUTICALS INC.,

                                        by
                                            _______________________
                                            Name:
                                            Title:


                                       DANBURY PHARMACAL, INC.,

                                        by
                                            _______________________
                                            Name:
                                            Title:


                                       DANBURY PHARMACAL PUERTO
                                       RICO, INC.,

                                        by
                                            _______________________
                                            Name:
                                            Title:


                                       SOCIETE GENERALE, as Administrative
                                       Agent,

                                        by
                                            _______________________
                                            Name:
                                            Title:

                                                                      Annex 1 to
                                                      the Indemnity, Subrogation
                                                      and Contribution Agreement

                         SUPPLEMENT NO. ____ dated as of __________ to the
                    Indemnity, Subrogation and Contribution Agreement dated as of December 20, 1996, (as the same may be amended, restated, supplemented, modified or waived from time to time, the "Indemnity, Subrogation and Contribution Agreement"), among SCHEIN PHARMACEUTICAL, a Delaware corporation (the "Borrower"); each Subsidiary listed on the signature pages thereof (the "Guarantors"); and SOCIETE GENERALE, as administrative agent (in such capacity, the "Administrative Agent") for the Lenders (as defined in the Loan Agreement).

     A. Reference is made to the Senior Subordinated Loan Agreement dated as of December 20, 1996 (as amended, restated, supplemented, modified or waived from time to time, the "Loan Agreement"), among the Borrower, the financial institutions party thereto (the "Lenders") and Societe Generale, as administrative agent (in such capacity, the "Administrative Agent").

     B. Capitalized terms used herein and not otherwise defined herein shall heave the meanings assigned to such terms in the Indemnity, Subrogation and Contribution Agreement and the Loan Agreement.

     C. The Borrower and the Subsidiaries have entered into the Indemnity, Subrogation and Contribution Agreement in order to induce the Lenders to make Loans. Pursuant to Section 5.10 of the Loan Agreement, each Subsidiary (other than any Foreign Subsidiary) that was not in existence or not such a Subsidiary or was a subsidiary of the Company on the date of the Loan Agreement is required to enter into the Indemnity, Subrogation and Contribution Agreement as a Guarantor upon becoming a Subsidiary. Section 14 of the Indemnity, Subrogation and Contribution Agreement provides that additional Subsidiaries may become Guarantors under the Indemnity, Subrogation and Contribution Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the "New Guarantor") is executing this Supplement in accordance with the requirements of the Loan Agreement to become a Guarantor under the Indemnity, Subrogation and Contribution Agreement as consideration for Loans previously made.

     Accordingly, the Administrative Agent and the New Guarantor agree as follows:

     SECTION 1. In accordance with Section 14 of the Indemnity, Subrogation and Contribution Agreement, the New Guarantor by its signature below becomes a Guarantor under the Indemnity, Subrogation and Contribution Agreement with the same force and effect as if originally named therein as a Guarantor and the

New Guarantor hereby agrees (a) to all the terms and provisions of the Indemnity, Subrogation and Contribution Agreement applicable to it as a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof, except to the extent such representations and warranties speak as of an earlier date. Each reference to a "Guarantor" in the Indemnity, Subrogation and Contribution Agreement shall be deemed to include the New Guarantor. The Indemnity, Subrogation and Contribution Agreement, as supplemented hereby, is hereby incorporated herein by reference.

     SECTION 2. The New Guarantor represents and warrants to the Administrative Agent and the other Lenders that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

     SECTION 3. This Supplement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Guarantor and the Administrative Agent.

     SECTION 4. The New Guarantor hereby represents and warrants that set forth under its signature hereto is the true and correct location of the chief executive office of the New Guarantor.

     SECTION 5. Except as expressly supplemented hereby, the Indemnity, Subrogation and Contribution Agreement shall remain in full force and effect.

     SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, neither party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Indemnity, Subrogation and Contribution Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 7 of the Indemnity, Subrogation and Contribution Agreement. All communications and notices hereunder to the New Guarantor shall be given to it at the address set forth under its signature hereto, with a copy to the Borrower.

     SECTION 9. The New Guarantor agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Administrative Agent.

     SECTION 10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

     IN WITNESS WHEREOF, the New Guarantor and the Administrative Agent have duly executed this Supplement to the Indemnity, Subrogation and Contribution Agreement as of the day and year first above written.


                                       [NAME OF NEW GUARANTOR],

                                        by
                                            ______________________________
                                            Name:
                                            Title:
                                            Address: _____________________
                                                     _____________________
                                                     _____________________


                                       SOCIETE GENERALE, as
                                       Administrative Agent,

                                        by
                                            ______________________________
                                            Name:
                                            Title:

DRAFT - 12/20/96

                                                                       EXHIBIT G
                                                           to the Loan Agreement

                                                  December __, 1996

To Societe Generale, as Administrative Agent

To the Lenders under the Loan Agreement
referred to below

Ladies and Gentlemen:

     We have acted as special New York counsel to Schein Pharmaceutical, Inc., a Delaware corporation (the "Borrower"), and the subsidiaries of the Borrower listed on Annex 1 attached hereto (the "Subsidiaries" and, together with the Borrower, the "Obligors") in connection with the preparation, execution and delivery of the Senior Subordinated Loan Agreement dated as of December ___, 1996 (the "Loan Agreement") among the Borrower, the Lenders from time to time party thereto, and Societe Generale as administrative agent (in such capacity, the "Administrative Agent"), providing for, among other things, the making of loans by the Lenders in an aggregate principal amount of $100,000,000. This opinion is being delivered to you at the request of the Obligors pursuant to
Section 4.2 of the Loan Agreement. All capitalized terms used but not defined in this opinion have the respective meanings given them in the Loan Agreement.

     For purposes of this opinion, we have examined the following documents each dated the date hereof (collectively the "Loan Documents"):

     (a)  the Loan Agreement;

     (b)  the Guarantee Agreement;

     (c)  the Conversion Note Registration Rights Agreement; and

     (d)  the Indemnity, Subrogation and Contribution Agreement.

     In giving this opinion, we have assumed, with your permission, the genuineness of all signatures, the legal capacity of natural persons and the authenticity of all documents we have examined. As to questions of fact relevant to this opinion, with your permission and without any independent investigation or verification, we have relied upon, and assumed the accuracy of, the representations and warranties of each party in the Loan Documents and have relied upon certificates of officers of the Obligors (each a "Fact Certificate") and written statements of certain public officials. We also have assumed, with your permission and without any independent verification, compliance by each party to the Loan Documents with its agreements in the respective Loan Documents, and that each Loan Document constitutes the legal, valid and binding obligation of each party to it (other than the Obligors) and is enforceable against each such party in accordance with its terms. In addition, we have assumed, with your permission and without any independent verification, that:

          (i) the execution, delivery and performance of each of its obligations under the Loan Documents does not and will not conflict with, violate, breach or constitute a default under, or require any consent under, (A) any law, rule or regulation to which the Obligors are subject (other than those as to which we express our opinion in paragraph 6(a) below), (B) any order, writ, injunction or decree of any court or governmental authority or any arbitral award (other than those as to which we express our opinion in paragraph 6(b) below) or (C) any agreement or instrument to which the Obligors or their properties are subject (other than those as to which we express our opinion in paragraph 6(c) below); and

          (ii) no approval, authorization or other action by, or filing with, any court or governmental authority (other than those as to which we express our opinion in paragraph 7 below) is required to authorize or is required in connection with the execution, delivery or performance by the Obligors of the Loan Documents or the transactions contemplated by the Loan Documents.

     Based upon and subject to the foregoing and the comments and qualifications set forth below, we are of the opinion that:

actual knowledge of any actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or threatened against or affecting any of the Obligors or any business, property or rights of any such person (a) that involve any Loan Documents or (b) as to which there is a likelihood of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

     9. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     10. Neither the Borrower nor any Subsidiary is a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     The opinions expressed herein are subject to the following qualifications and comments:

     (a) The enforceability of each Loan Document against each Obligor that is a party to it may be limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether enforcement is sought in equity or at law), including, without limitation, principles regarding good faith and fair dealing. In addition, we express no opinion as to the enforceability of (i) provisions that purport to establish evidentiary standards, (ii) provisions exculpating a party from, or indemnifying a party for (or entitling a party to contribution in a case involving), its own gross negligence, willful misconduct or violation of securities or other laws, (iii) provisions relating to the availability of specific remedies or relief, or the release or waiver of any remedies or rights or time periods in which claims are required to be asserted, (iv) provisions that allow cumulative remedies or (v) provisions relating to the discharge of defenses or disclaimers, liability limitations or limitations of the obligations of any Lender or the Administrative Agent or an Obligor under any of the Loan Documents.

     (b) Insofar as the opinion in paragraph 5 relates to the Guarantee Agreement, we have with your permission assumed the adequacy of the consideration that supports the Guarantee Agreement and the solvency and adequacy of capital of each of the Subsidiaries.

     (c) We express no opinion as to (i) the effect of the law of any jurisdiction in which the Administrative

Agent or any Lender is located (other than the State of New York) that limits the interest, fees or other charges that may be imposed under the Loan Documents, (ii) section 10.6 of the Loan Agreement, and any similar provisions in the other Loan Documents, insofar as such provision authorizes the set-off and application of any deposits or other funds at any time held, and any other indebtedness at any time owing, by a party to and for the account of any of the other parties, (iii) any provision that any Lender purchasing a participation from another Lender may exercise set-off or similar rights with respect to that participation, (iv) section 10.15 of the Loan Agreement and any similar provisions in the other Loan Documents, insofar as such provisions relate to the subject matter jurisdiction of any State or Federal court in New York, New York to adjudicate any controversy relating to the Loan Documents and (v) any laws or other matters administered by or subject to the jurisdiction of the United States Food and Drug Administration or similar state or foreign Governmental Authorities.

     This opinion is addressed to you and is solely for your benefit and only in connection with the transactions contemplated by the Loan Documents. This opinion is limited to the federal law of the United States, the Delaware General Corporation Law and the law of the State of New York, and we express no opinion as to the law of any other jurisdiction.

     This opinion may not be relied upon by any person for any purpose other than in connection with the transactions contemplated by the Loan Agreement without, in each instance, our prior written consent.


                                   Very truly yours,

                                     ANNEX 1

                                  SUBSIDIARIES


Schein Pharmaceutical International, Inc.

Schein Pharmaceutical PA, Inc.

Schein Pharmaceutical Service Company

Steris Laboratories, Inc.

Danbury Pharmacal, Inc.

Danbury Pharmacal Puerto Rico, Inc.*

Marsam Pharmaceuticals, Inc.



* - Shares held by Danbury Pharmacal, Inc.